Articles of Association and Special and other resolutions of UNILEVER PLC Incorporated 21 June 1894 Company No. 41424 5 May 2021 Contents Table of Contents of Articles of Association and Special and other Resolutions Certificate of Incorporation of Lever Brothers, Limited ...6 Certificate of change of name to Lever Brothers & Unilever Limited ......................................................................................7 Certificate of change of name to Unilever limited ..............8 Certificate of Incorporation as a public company 9 Articles of Association...........................................................................10 Article Interpretation 1 Exclusion of Model Articles ....................................................10 2 Definitions .........................................................................................10 Limited Liability 3 Limited Liability..............................................................................11 Share Capital 4 Rights attached to shares ......................................................11 5 Redemption of shares ..............................................................11 6 Trusts not recognised.................................................................11 7 Allotment of shares.....................................................................11 8 Payment of commission...........................................................11 9 Modification of rights ................................................................11 Evidence of Title to Shares 10 Uncertificated shares.................................................................11 11 Certificated shares ......................................................................12 12 Replacement of certificates...................................................12 13 Execution of share certificates.............................................12 Lien 14 Company’s lien on shares not fully paid ......................12 15 Enforcing lien by sale.................................................................12 16 Validity of sales ..............................................................................13 17 Application of proceeds of sale..........................................13 Calls on Shares 18 Calls.......................................................................................................13 19 Payment on calls...........................................................................13 20 Liability of joint holders............................................................13 21 Interest due on non-payment..............................................13 22 Sums due on allotment to be treated as calls..........13 23 Power to differentiate................................................................13 24 Payment of calls in advance .................................................13 Forfeiture of Shares 25 Notice may be given if call or instalment not paid...............................................................................................13 26 Form of notice.................................................................................13 27 Forfeiture of shares if non-compliance with notice.........................................................................................13 28 Notice after forfeiture ................................................................13 29 Sale of forfeited shares.............................................................14 30 Arrears to be paid notwithstanding forfeiture..........14 31 Effect of forfeiture.........................................................................14 32 Statutory declaration as to forfeiture.............................14 Transfer of Shares 33 Transfer................................................................................................14 34 Execution of transfer ..................................................................14 Right to decline to register transfer of partly paid shares ..................................................................14 36 Further rights to decline to register transfer...............14 37 Notice of refusal ............................................................................14 38 No fee payable on registration...........................................15 Transmission of Shares 39 Transmission of registered shares on death..............15 Entry of transmission in register .........................................15 41 Election of person entitled by transmission ...............15 42 Rights of person entitled by transmission ...................15 Conversion of Shares into Stock 43 Conversion of shares into stock..........................................15 44 Rights of stockholders...............................................................15 Share Warrants to Bearer Issue of share warrants ............................................................15 46 Bearer of warrants deemed a member of the Company.............................................................................16 47 Restrictions on attending and voting at meetings ......................................................................................16 48 One name only to be received as holder of share warrant............................................................................16 51 Issue of deposit certificate in respect of share warrants .........................................................................16 Surrender of deposit certificate ..........................................16 51 Restriction on exercise of rights of membership .....16 52 Issue of new share warrants .................................................16 53 Transfer of share warrants......................................................16 54 Issue of shares on surrender of share warrants.......16 Untraced Shareholders Sale of shares of untraced shareholders......................16 56 Cessation of sending dividend payments...................17 Alteration of Capital 57 Sub-division......................................................................................17 58 Fractions.............................................................................................17 General Meetings 59 Notice of General Meetings - Omission or non- receipt of notice.............................................................................17 Proceedings at General Meetings Quorum...............................................................................................17 61 Dissolution and adjournment of meeting if quorum not present................................................................17 62 Chair of general meeting........................................................17 63 Attendance of Directors ...........................................................18 64 Postponement of general meetings................................18 Adjournments and notice of adjournment.................18 66 Amendments to resolutions..................................................18 67 Arrangements for participation in general meetings....................................................................18 68 Security, health and safety and other arrangements at general meetings................................19 Unilever Articles of Association 35 40 45 50 55 60 65 2 Contents Unilever Articles of Association 70 75 80 85 90 95 100 105 110 Table of Contents of Articles of Association and Special and other Resolutions continued Voting 69 Method of voting ..................................................................................19 Effect of properly demanded poll .............................................20 71 When poll to be taken.......................................................................20 72 Continuance of business after demand for poll..............20 73 Voting rights.............................................................................................20 74 Voting rights of joint holders.........................................................20 Exercise of voting rights for incapable member..............20 76 No right to vote where sums still payable ...........................20 77 Suspension of rights where non-disclosure of interest ..........................................................................................................................20 78 Objections.................................................................................................21 Proxies 79 Appointment of proxies ...................................................................22 Receipt of proxies .................................................................................22 81 Maximum validity of proxy.............................................................22 82 Form of proxy...........................................................................................22 83 Determination of authority............................................................22 Appointment, Retirement and Removal of Directors 84 Number of Directors ...........................................................................22 Shareholding qualification............................................................22 86 Power for Directors to fill casual vacancies or appoint additional Directors........................................................23 87 Retirement of Directors.....................................................................23 88 Meeting to fill up vacancies ..........................................................23 89 Persons eligible as Directors.........................................................23 Provisions if no eligible persons available ..........................23 91 Provisions if insufficient eligible persons elected...........23 92 Power to remove Director by special resolution..............23 93 Disqualification of Directors .........................................................23 94 Alternate Directors ..............................................................................23 Executive Directors ..............................................................................24 96 Non-Executive Directors...................................................................24 Remuneration and Expenses of Directors 97 Directors’ remuneration...................................................................24 98 Extra remuneration.............................................................................24 99 Expenses ....................................................................................................24 Directors’ Interests Conflicts of interest requiring board authorisation ......24 101 Other conflicts of interest................................................................25 102 Benefits........................................................................................................25 103 Quorum and voting requirements............................................25 104 General........................................................................................................26 Powers and Duties of the Directors General powers of Company vested in Directors ...........26 106 Establishment of local boards ....................................................26 107 Powers of attorney...............................................................................26 108 Delegation to individual Directors............................................27 109 Registers.....................................................................................................27 Power to borrow money and give security ..........................27 111 Pensions......................................................................................................27 112 Provision for employees...................................................................28 Proceedings of the Directors 113 Meetings of Directors..................................................................................28 114 Notice of meetings ......................................................................................28 115 Quorum..........................................................................................................28 116 Effect of vacancies in number of Directors...........................................28 117 Power to appoint chair...............................................................................28 118 Competence of meetings..........................................................................28 119 Voting..............................................................................................................28 120 Delegation to committees........................................................................28 121 Delegation to Chief Executive Officer....................................................29 122 Participation in meetings by telephone................................................29 123 Resolution in writing ...................................................................................29 124 Validity of acts of Directors or committee.............................................29 125 Minutes to be made....................................................................................29 Seals 126 Use of seals....................................................................................................29 Dividends and Other Payments 127 Application of profits..................................................................................29 128 Declaration of dividends ...........................................................................29 129 Interim dividends.........................................................................................29 130 Dividends to be paid according to amounts paid up on shares..................................................................................................30 131 Debts may be deducted ............................................................................30 132 Dividend not to bear interest against the Company.........................30 133 Payment procedures...................................................................................30 134 Unclaimed dividends..................................................................................30 135 Dividends in specie......................................................................................30 Capitalisation of Profits 136 Power to capitalise profits.........................................................................31 137 Scrip Dividends.............................................................................................31 138 Settlement of difficulties in distribution on capitalisation of profits..............................................................................31 Record Dates and Accounting Records 139 Record dates .................................................................................................32 140 Inspection of records ..................................................................................32 Service of Notices and Other Documents 141 Service of notices .........................................................................................32 142 Members resident abroad........................................................................32 143 When notice deemed served ...................................................................32 144 Service of notice to person entitled by transmission.........................33 145 Notice when post not available and notice given by advertisement............................................................................................... 33 Destruction of Documents 146 Consequences of destruction of documents.......................................33 Winding-Up 147 Order of priority in winding-up ................................................................33 Indemnity 148 Indemnification of Directors.....................................................................34 149 Indemnification of Directors.....................................................................34 3 Contents Capital Alterations 12th October, 1937........................................................................................... 35 Special Resolution for Reduction of Capital to £117,000,000; conversion of 4,015,310 7 per cent. Cumulative Preference Shares of £1 each into 4,015,310 5 per cent. Cumulative Preference Shares of £1 each; consolidation of 24,850,752 20 per cent. Cumulative Preferred Ordinary Shares of 5s. each and conversion into 6,212,688 Ordinary Shares of £1 each; conversion of 7,000,000 20 per cent. Cumulative A Preferred Ordinary Shares of £1 each into 7,000,000 Ordinary Shares of £1 each; subdivision of 2,150,000 Ordinary Shares of £10 each into 21,500,000 Ordinary Shares of £1 each; increase of capital to £141,418,750; conversion of unissued shares into stock when issued and fully paid; and change of name of Company to Lever Brothers & Unilever Limited 15th November, 1937...................................................................................... 36 Order of the High Court sanctioning the Scheme of Arrangement and Amalgamation between Unilever Limited and its Stockholders and Lever Brothers, Limited and confirming the reduction of the capital to £117,000,000 15th November, 1937...................................................................................... 37 Minute approved by the Court on reduction of capital 30th November, 1937...................................................................................... 38 Certificate of registration of the above mentioned Order of the High Court and Minute on reduction of capital 27th February, 1952 ......................................................................................... 39 Special Resolution to change name of Company to Unilever Limited 20th September, 1966 .................................................................................... 39 Special Resolutions for Reduction of Capital by the cancellation of assented Preferential Stock (as defined in the Scheme of Arrangement dated 25th August, 1966 between Unilever Limited and its six classes of members) and of the 1,655,310 unissued 5 per cent. Cumulative Preference Shares of £1 each and the 24,338,251 unissued 8 per cent. Cumulative A Preference Shares of £1 each; increase of capital to £141,418,750; redesignation of Preference and Preferred Ordinary Stock and Shares 24th October, 1966........................................................................................... 40 Order of the High Court sanctioning (with modifications) Scheme of Arrangement dated 25th August, 1966, between Unilever Limited an reduction of the capital to £64,274,506; approving Minute (on reduction of capital) as set forth in the Second Schedule to the Order 5th December, 1966......................................................................................... 48 Certificate of registration on 2nd December, 1966 of the above mentioned Order of the High Court dated 24th October, 1966 and relative Minute on reduction of capital 12th December, 1983...................................................................................... 49 Special Resolution for the Reduction of Capital by the cancellation of 24,993,904 Ordinary Shares and the increase of the authorised Capital to £141,418,750 24th January, 1984............................................................................................ 50 Order of the High Court confirming the reduction of capital from £141,418,750 to £135,170,274 and Minute approved by the Court 14th February, 1984 ......................................................................................... 52 Certificate of registration on 27th January, 1984 of the above mentioned Order of the High Court dated 24th January, 1984 and relative Minute on reduction of capital 23rd January, 1989............................................................................................ 53 Special Resolution for the Reduction of Capital by the repayment of the 7 per cent. and 5 per cent. First Cumulative Preference Stocks, the 8 per cent. Second Cumulative Preference Stock and the 20 per cent. Third Cumulative Preferred Ordinary Shares 23rd January, 1989............................................................................................ 53 Extraordinary Resolution at Class Meeting of the holders of the 7 per cent. First Cumulative Preference relating to the Reduction of Capital referred to above 23rd January, 1989............................................................................................ 54 Extraordinary Resolutions at Class Meetings of the holders of 5 per cent. First Cumulative Preference Stocks and the 8 per cent. Second Cumulative Preference Stock relating to the Reduction of Capital referred to above 23rd January, 1989............................................................................................ 55 Extraordinary Resolutions at Class Meeting of the holders of the 20 per cent. Third Cumulative Preferred Ordinary Shares relating to the Reduction of Capital referred to above 27th February, 1989 ......................................................................................... 56 Order of the High Court confirming the Reduction of Capital from £141,418,750 to £136,275,682 and Minute approved by the Court 13th March, 1989 ............................................................................................... 58 Certificate of registration on 2nd March, 1989 of the above mentioned Order of the High Court dated 27th Table of Contents of Articles of Association and Special and other Resolutions continued Unilever Articles of Association 4

Contents

Table of Contents of Articles of Association and Special and other Resolutions continued

Special and other Resolutions

18th June, 1931 59
Resolution for Conversion of Shares into Stock

12th July, 1951 59
Resolution of Ordinary Stockholders sanctioning modification of the terms of the Agreement dated 28th June, 1946 between Lever Brothers & Unilever N.V. and the Company referred to in Article 3 of the Company's Articles of Association

27th October, 1961 60
Resolution re-converting the issued Ordinary Stock into Ordinary Shares of 5s. 0d. each and sub-dividing the unissued Ordinary Shares of £1 each into Ordinary Shares of 5s. 0d. each Special Resolution relating to resolutions for conversion of Shares into Stock ceasing to apply to the Ordinary Share capital

17th May, 1978 60
Resolution re-converting 20 per cent. Third Cumulative Preferred Ordinary Stock into Shares

9th April, 1981 61
Resolution of the Directors to re-register as a public company and to amend the Memorandum of Association

18th May, 1983 61
Special Resolution adopting new Clause 3 of the Memorandum of Association

20th May, 1987 62
Resolution sub-dividing the Ordinary Shares of 25p each into Ordinary Shares of 5p each

Special Resolution adopting new Articles of Association

3rd May, 1989 62
Special Resolution amending the Articles of Association on repayment of Preference Stocks and Preferred Ordinary Shares

Special Resolution amending Article 145(a) of the Articles of Association 63

Special Resolution adopting new Article 117 of the Articles of Association 63

4th May, 1994 65
Special Resolution amending Article 110 and adopting new Article 158 of the Articles of Association

Special Resolution adopting new Article 127 of the Articles of Association 65

3rd May, 1995 66
Special Resolution adopting new Articles 14, 128 and 141 of the Articles of Association

Special Resolution adopting new Articles 57 and 134 of the Articles of Association 66

Special Resolution adopting new Articles 75 and 76 of the Articles of Association 67

6th May, 1997 68
Special Resolution amending Articles 2, 35, 38, 39, 56, 57, 141, 145, 147, 150, 152 and 153 and adopting new Articles 12.1, 12.2, 34, 37, 42 and 70 of the Articles of Association

22nd September, 1997 71
Special Resolution adopting new Article 9 and amending Article 83

4th May, ... 72
Special Resolution adopting new Article 9 and amending Article 83

9th May, 2001 73
Special Resolution amending Articles 2, 69, 72, 85, 92, 93, 104, 105, 121, 126, 129, 150, 151 and 152 and adopting new Articles 89, 90, 91 and 95

12th May, 2004 75
Special Resolution amending Articles 2, 77, 118 and 134, adopting new Articles 74, 97, 101, 103, 108, 109 and 130, and deleting Articles 107, 127, 132 and 133

Special Resolution amending Articles 3, 11, 44, 56, 72, 77 75, 110, 144, 145, 156 and 158 77

11th May, 2005 78
Special Resolution amending Articles 107 and 108 and substituting Articles 130 and 159

9th May, 2006 79
Special resolution substituting Articles 9, 11(C), 99, 101, 102 and 103 and amending Article 109

16th May, 2007 81
Special resolutions amending Articles 2, 9, 83, 90(C), 109, 151 and 154 and substituting Article 155(A)

14th May, 2008 82
Special resolution adopting new Articles of Association of the Company

12th May, 2010 82
Special resolution adopting new Articles of Association of the Company

11th May, 2011 83
Special resolution amending Article 111

9th May, 2012 84
Special resolution adopting new Article 69

Special resolution amending Articles 65, 67(A), 70, 88, 90

5th May, 2021 85

Special resolution amending (as renumbered) Articles 2, 9, 11,16,18, 24, 30, 32, 33, 36(B), 39, 41, 42, 46, 47, 49, 51, 54, 55, 58, 59, 60, 61, 62, 63, 65(A), 66, 67, 68, 69, 70, 71, 72, 73, 75, 76, 77(C), 78, 79, 80(A), 81, 86, 89, 90, 91, 92, 93, 94, 95, 96, 97, 99, 100, 101, 102, 103, 104, 110(C), 111, 114,116, 117, 119, 122, 126, 127, 128, 129, 131, 133, 134, 137(G), 140, 141,142, 144 and 148, adopting (as renumbered) new Articles 64 and 149 and deleting (as previously numbered) Article 61, 151 and 152

Unilever Articles of Association 5

Certificates

Certificate of Incorporation of Lever Brothers, Limited

No. 41424 C N.L. 40439

I hereby Certify

that LEVER BROTHERS, LIMITED is this day Incorporated under the Companies Acts, 1862 to 1890, and that the Company is Limited.

Given under my hand at London this Twenty-first day of June, One thousand eight hundred and ninety-four. Fees and Deed Stamps: £51 5s. 0d. Stamp Duty on Capital: £1,500.

J. S. PURCELL,
Registrar of Joint Stock Companies.

6 **Unilever** Articles of Association

Certificates

Certificate of change of name to Lever Brothers & Unilever Limited No. 41424

I hereby Certify

that LEVER BROTHERS, LIMITED having, with the sanction of a Special Resolution of the said Company and with the approval of the BOARD OF TRADE, changed its name, is now called LEVER BROTHERS & UNILEVER LIMITED, and I have entered such new name on the Register accordingly.

Given under my hand at London, this Thirty-first day of December, One thousand nine hundred and thirty-seven.

P. MARTIN,
Registrar of Companies.

Unilever Articles of Association 7

Certificates

Certificate of change of name to Unilever limited

No. 41424

pursuant to Section 18(3) of the Companies Act 1948

I hereby Certify

that LEVER BROTHERS & UNILEVER LIMITED having, with the sanction of a Special Resolution of the said Company and with the approval of the BOARD OF TRADE, changed its name, is now called UNILEVER LIMITED, and I have entered such new name on the Register accordingly.

Given under my hand at London, this First day of March,
One thousand nine hundred and fifty-two.

J. D. TODD,
Registrar of Companies.

8 Unilever Articles of Association

Certificates Unilever Articles of Association Certificate of Incorporation on as a public company No. 41424 I hereby Certify that UNILEVER PLC has this day been re-registered under the Companies Acts 1948 to 1980 as a public company, and that the company is limited. Dated at Cardiff the 1st June, 1981. D. B. NOTTAGE, Registrar of Companies. 9 Articles Interpretation Exclusion of Model Articles 1 No articles set out in any statute, or in any statutory instrument made under any statute, concerning companies shall apply as articles of the Company. Definitions 2 In these articles unless the context otherwise requires: “address”, includes a number or address used for sending or receiving documents or information by electronic means; “these articles” means these articles of association as altered from time to time by special resolution and the expression “this article” shall be construed accordingly; “the auditors” means the auditors for the time being of the Company or, in the case of joint auditors, any one of them; “the Bank of England base rate” means the base lending rate most recently set by the Monetary Policy Committee of the Bank of England in connection with its responsibilities under Part 2 of the Bank of England Act 1998; “certificated share” means a share which is not an uncertificated share; “clear days” in relation to the period of a notice means that period excluding the day when the notice is served or deemed to be served and the day for which it is given or on which it is to take effect; “combined physical and electronic general meeting” means any general meeting (including any general meeting of the holders of any class of shares in the Company) convened and held in accordance with these Articles and which allows participants to attend in person at a physical location(s) specified in the notice of such general meeting or via an electronic platform; “the Companies Acts” means every statute (including any order, regulations or other subordinated legislation made under it) from time to time in force concerning companies in so far as the same applies to the Company; “Company” means Unilever PLC; “the Directors” means the Board of Directors of the Company for the time being; “electronic platform” means any form of electronic communications platform or facility (or combination of such platforms or facilities) and includes, without limitation, website addresses, application technology and conference call systems; “the holder” in relation to any shares means the member whose name is entered in the register as the holder of those shares; “the office” means the registered office for the time being of the Company; “paid up” means paid up or credited as paid up; “participating class” means a class of shares title to which is permitted by an Operator to be transferred by means of a relevant system; “person entitled by transmission” means a person whose entitlement to a share in consequence of the death or bankruptcy of a member or of any other event giving rise to its transmission by operation of law has been noted in the register; “physical general meeting” means any general meeting of the Company (including any general meeting of the holders of any class of shares in the Company) attended by persons present in person at a physical location(s) specified in the notice of such general meeting but not via an electronic platform; “the register” means the register of members of the Company; “seal” means any common or official seal that the Company may be permitted to have under the Companies Acts; “the Secretary” means the secretary of the Company and includes an assistant or deputy secretary and any person appointed by the Directors to perform any of the duties of the secretary; “shares” includes stock; “uncertificated share” means a share of a class which is for the time being a participating class, title to which is recorded on the register as being held in uncertificated form; “the uncertificated securities rules” means provisions of the Companies Acts relating to the holding, evidencing of title to, or transfer of uncertificated shares and any legislation, rules or other arrangements made under or by virtue of such provision; “United Kingdom” means Great Britain and Northern Ireland; references to a document being executed include references to its being executed under hand or under seal or by any other method except authentication as specified by the Companies Acts; references to a document being signed or to signature include references to it being executed under hand or under seal or by any other method and, in the case of a communication in electronic form, such references are to its being authenticated as specified by the Companies Acts; references to writing include references to any method of representing or reproducing words in a legible and non-transitory form whether sent or supplied in electronic form or otherwise and written shall be construed accordingly; for the purposes of any combined physical and electronic general meeting, references to a person being “present” at a general meeting of the Company (or any separate general meeting of the holders of any class of shares in the Company), and including references to a person being “present in person”, shall not be taken exclusively as references to a person being in the same location as other persons who are attending such meeting, but shall be deemed to include a person who is attending such meeting through an electronic platform; subject to Article 9(A), the provisions of these articles relating to meetings or general meetings of the Company and to the proceedings at such meetings or general meetings shall apply to separate meetings of any holders of a class of shares; words or expressions to which a particular meaning is given by the Companies Acts or the uncertificated securities rules in force when these articles or any part of these articles are adopted bear the same meaning in these articles or that part (as the case may be) save that the word “company” shall include any body corporate; references to a meeting shall not be taken as requiring more than one person to be present if any quorum requirement can be satisfied by one person; and headings and notes are included only for convenience and shall not affect construction; Articles of Association Unilever Articles of Association 10 Articles Unilever Articles of Association words or expressions denoting the singular shall include the plural and vice versa, and words or expressions denoting one gender shall include any other gender. Limited liability Limited liability 3 The liability of members of the Company is limited to the amount, if any, unpaid on the shares in the Company held by them. Share capital Rights attached to shares 4 Subject to the provisions of the Companies Act and to any rights conferred on the holders of any other shares, any share may be issued with or have attached to it such rights and restrictions as the Company may by ordinary resolution decide or, if no such resolution has been passed or so far as the resolution does not make specific provision, as the Directors may decide. Such rights and restrictions shall apply to the relevant shares as if the same were set out in these articles. Redemption of shares 5 Subject to the provisions of the Companies Acts and to any rights conferred on the holders of any class of shares, any share may be issued which is to be redeemed, or is to be liable to be redeemed at the option of the Company or the holder. The Directors may determine the terms, conditions and manner of redemption of any redeemable share so issued. Such terms and conditions shall apply to the relevant shares as if the same were set out in these articles. Trusts not recognised 6 Except as ordered by a court of competent jurisdiction or as required by law, no person shall be recognised by the Company as holding any share upon any trust and the Company shall not be bound by or required in any way to recognise (even when having notice of it) any interest in any share other than an absolute right to the whole of the share in the holder. Allotment of shares 7 Subject to the provisions of the Companies Acts these articles and to any resolution passed by the Company and without prejudice to any rights attaching to existing shares, the Directors may offer, allot, grant options over or otherwise deal with or dispose of shares in the Company to such persons, at such times and for such consideration and upon such terms as the Directors may decide. Payment of commission 8 The Company may in connection with the issue of any shares or the sale for cash of treasury shares exercise all powers of paying commission and brokerage conferred or permitted by the Companies Acts. Any such commission or brokerage may be satisfied by the payment of cash or by the allotment of fully or partly- paid shares or other securities or partly in one way and partly in the other. Modification of rights 9 (A) So long as the capital is divided into different classes of shares, but subject to the Companies Acts, all or any of the rights and privileges attached to each class may from time to time be modified or abrogated in any manner with the consent in writing of the holders of three-fourths of the issued shares of that class (excluding any shares of that class held as treasury shares) or with the sanction of a special resolution passed at a separate general meeting of the holders of shares of the class. To any such general meeting all the provisions of these articles as to general meetings of the Company shall mutatis mutandis apply but so that the necessary quorum shall be two persons at least holding or representing by proxy one-third of the capital paid up on the issued shares of the class (excluding any shares of that class held as treasury shares), that every holder of shares of the class shall be entitled on a poll to one vote for every such share held by them, that every holder of shares of the class present in person or by proxy may demand a poll and that if at any adjourned meeting a quorum as above defined be not present those of such holders who are present in person or by proxy shall be a quorum. (B) Subject as aforesaid the rights and privileges attached to any class shall for the purposes of this article not be deemed to be modified unless the modification prejudicially affects such rights or privileges. Evidence of title to shares Uncertificated shares 10 (A) Pursuant and subject to the uncertificated securities rules, the Directors may permit title to shares of any class to be evidenced otherwise than by a certificate and title to shares of such a class to be transferred by means of a relevant system and may make arrangements for a class of shares (if all shares of that class are in all respects identical) to become a participating class. Title to shares of a particular class may only be evidenced otherwise than by a certificate where that class of shares is for the time being a participating class. The Directors may also, subject to compliance with the uncertificated securities rules, determine at any time that title to any class of shares may from a date specified by the Directors no longer be evidenced otherwise than by a certificate or that title to such a class shall cease to be transferred by means of any particular relevant system. (B) In relation to a class of shares which is, for the time being, a participating class and for so long as it remains a participating class, no provision of these articles shall apply or have effect to the extent that it is inconsistent in any respect with: (i) the holding of shares of that class in uncertificated form; (ii) the transfer of title to shares of that class by means of a relevant system; and (iii) any provision of the uncertificated securities rules, and, without prejudice to the generality of this article, no provision of these articles shall apply or have effect to the extent that it is in any respect inconsistent with the maintenance, keeping or entering up by the Operator, so long as that is permitted or required by the uncertificated securities rules, of an Operator register of securities in respect of that class of shares in uncertificated form. 11 Articles (C) Shares of a class which is for the time being a participating class may be changed from uncertificated to certificated form, and from certificated to uncertificated form, in accordance with and subject as provided in the uncertificated securities rules, and the Directors shall record on the register of members that the shares are held in certificated or uncertificated form as appropriate. (D) If, under these articles or the Companies Acts, the Company is entitled to sell, transfer or otherwise dispose of, forfeit, re-allot, accept the surrender of or otherwise enforce a lien over an uncertificated share, then, subject to these articles and the Companies Acts, such entitlement shall include the right of the board to: (i) require the holder of that uncertificated share by notice in writing to change that share from uncertificated to certificated form within such period as may be specified in the notice and keep it as a certificated share for as long as the board requires; (ii) appoint any person to take such other steps, by instruction given by means of a relevant system or otherwise, in the name of the holder of such share as may be required to effect the transfer of such share and such steps shall be as effective as if they had been taken by the registered holder of that share; and (iii) take such other action that the board considers appropriate to achieve the sale, transfer, disposal, forfeiture, re-allotment or surrender of that share or otherwise to enforce a lien in respect of that share. (E) Unless the Directors otherwise determine, shares which a member holds in uncertificated form shall be treated as separate holdings from any shares which that member holds in certificated form. However, shares held in uncertificated form shall not be treated as forming a class which is separate from certificated shares with the same rights. (F) Unless the Directors otherwise determine or the uncertificated securities rules otherwise require, any shares issued or created out of or in respect of any uncertificated shares shall be uncertificated shares and any shares issued or created out of or in respect of any certificated shares shall be certificated shares. (G) The Company shall be entitled to assume that the entries on any record of securities maintained by it in accordance with the uncertificated securities rules and regularly reconciled with the relevant Operator register of securities are a complete and accurate reproduction of the particulars entered in the Operator register of securities and shall accordingly not be liable in respect of any act or thing done or omitted to be done by or on behalf of the Company in reliance on such assumption; in particular, any provision of these articles which requires or envisages that action will be taken in reliance on information contained in the register shall be construed to permit that action to be taken in reliance on information contained in any relevant record of securities (as so maintained and reconciled). Certificated shares 11 Subject to the provisions of the uncertificated securities rules, the rules of any relevant system and these articles, every person (except a person to whom the Company is not by law required to issue a certificate) whose name is entered in the register as a holder of any certificated shares shall be entitled, without payment, to receive within two months after allotment or lodgment of a transfer to them of the shares or within two months after the relevant Articles of Association of Unilever Plc continued Operator-instruction is received by the Company (or within such other period as the terms of issue shall provide) one certificate for all the shares of any one class or several certificates each for one or more of the shares of the class in question upon payment for every certificate after the first of such reasonable out- of-pocket expenses as the Directors may from time to time decide. In the case of a certificated share held jointly by several persons, delivery of a certificate to one of several joint holders shall be sufficient delivery to all. A member who has transferred some of the shares comprised in their holding shall be entitled to a certificate for the balance without charge. Replacement of certificates 12 If a share certificate is defaced, worn out, lost or destroyed, it may be replaced without fee but on such terms (if any) as to evidence and indemnity and to payment of the costs and any exceptional out-of- pocket expenses of the Company in investigating the evidence and preparing the indemnity as the Directors may decide and, where it is defaced or worn out, after delivery of the old certificate to the Company. Execution of share certificates 13 Every share certificate shall be executed under a seal or in such other manner as the Directors having regard to the terms of issue and any listing requirements may authorise and shall specify the number and class of shares to which it relates and the amount or respective amounts paid up on the shares. The Directors may by resolution decide, either generally or in any particular case or cases, that any signatures on any share certificates need not be autographic but may be applied to the certificates by some mechanical means or may be printed on them or that the certificates need not be signed by any person. Lien Company’s lien on shares not fully paid 14 The Company shall have a first and paramount lien on every share (not being a fully paid share) for all amounts payable to the Company (whether presently or not) in respect of that share. The Company’s lien on a share shall extend to all distributions and other amounts payable in respect of it. The Directors may at any time either generally or in any particular case waive any lien that has arisen or declare any share to be wholly or in part exempt from the provisions of this article. Enforcing lien by sale 15 The Company may sell, in such manner as the Directors may decide, any shares on which the Company has a lien if a sum in respect of which the lien exists is presently payable and is not paid within 7 clear days after a notice in writing has been served on the holder of the shares, demanding payment and stating that if the notice is not complied with the shares may be sold. For giving effect to the sale the Directors may authorise some person to transfer the shares sold to or in accordance with the directions of the purchaser. Unilever Articles of Association 12

Articles Unilever Articles of Association Validity of sales 16 The transferee shall be registered as the holder of the shares and they shall not be bound to see to the application of the purchase money, nor shall their title to the shares be affected by any irregularity or invalidity in the proceedings relating to the sale. After their name has been registered the validity of the sale shall not be impeached by any person, and the remedy of any person aggrieved by the sale shall be in damages only and against the Company exclusively. Application of proceeds of sale 17 The net proceeds, after payment of the costs, of the sale by the Company of any shares on which it has a lien shall be applied in or towards payment or discharge of the debt or liability in respect of which the lien exists so far as it is presently payable, and any residue shall (subject to a like lien for debts or liabilities not presently payable as existed upon the shares prior to the sale and upon surrender, if required by the Company, for cancellation of the certificate for the shares sold) be paid to the holder immediately before the sale. Calls on Shares Calls 18 The Directors may from time to time make calls upon the members in respect of any moneys unpaid on their shares (whether on account of the nominal amount of the shares or by way of premium) and not payable on a date fixed by or in accordance with the terms of issue, and each member shall (subject to the Company serving upon them at least fourteen clear days’ notice specifying the time or times and place of payment) pay to the Company at the time or times and place so specified the amount called on their shares. A call may be revoked or postponed as the Directors may decide. A person upon whom a call is made shall remain liable for the call notwithstanding the subsequent transfer of the shares in respect of which the call was made. Payment on calls 19 call may be made payable by instalments and shall be deemed to have been made at the time when the resolution of the Directors authorising the call was passed. Liability of joint holders 20 The joint holders of a share shall be jointly and severally liable to pay all calls in respect of the share. Interest due on non-payment 21 If a call remains unpaid after it has become due and payable, the person from whom it is due and payable shall pay interest on the amount unpaid from the day it is due and payable to the time of actual payment at such rate (not exceeding the Bank of England base rate by more than five percentage points) as the Directors may decide, and all expenses that have been incurred by the Company by reason of such non-payment, but the Directors shall be at liberty in any case or cases to waive payment of the interest or expenses wholly or in part. Sums due on allotment to be treated as calls 22 Any sum which becomes payable on allotment or on any other date fixed by or in accordance with the terms of issue, whether on account of the nominal amount of the share or by way of premium, shall be deemed to be a call made, notified and payable on the date on which, by the terms of issue, it becomes payable and, in case of nonpayment, all the relevant provisions of these articles as to payment of interest, forfeiture or otherwise shall apply as if the sum had become payable by virtue of a call properly made and notified. Power to differentiate 23 The Directors may on the issue of shares differentiate between the allottees or holders as to the amount of calls to be paid and the times of payment. Payment of calls in advance 24 The Directors may, if they think fit, receive from any member who is willing to advance all or any part of the moneys uncalled and unpaid upon any shares held by such member and upon all or any of the moneys so advanced may (until they would, but for the advance, become presently payable) pay interest at such rate, (not exceeding the Bank of England base rate by more than five percentage points unless the Company by ordinary resolution shall otherwise direct) as the Directors may decide. Forfeiture of shares Notice may be given if call or instalment not paid 25 If any call or instalment of a call remains unpaid on any share after the day appointed for payment, the Directors may at any time serve a notice on the holder requiring payment of so much of the call or instalment as is unpaid, together with any interest which may have accrued, and all expenses that may have been incurred by the Company by reason of such non- payment. Form of notice 26 The notice shall name a further day (not being less than fourteen clear days from the date of the notice) on or before which, and the place where, the payment required by the notice is to be made and shall state that in the event of non-payment on or before the day and at the place appointed, the shares in respect of which the call was made or instalment is payable will be liable to be forfeited. The Directors may accept the surrender of any share liable to be forfeited and, in that event, references in these articles to forfeiture shall include surrender. Forfeiture of shares if non-compliance with notice 27 If the requirements of the notice are not complied with, any share in respect of which it was given may, at any time before payment of all calls or instalments and interest due in respect of it has been made, be forfeited by a resolution of the Directors to that effect and the forfeiture shall include all dividends declared and other moneys payable in respect of the forfeited shares and not paid before the forfeiture. Notice after forfeiture 28 When any share has been forfeited, notice of the forfeiture shall be served upon the person who was before forfeiture the holder of the share but no forfeiture shall be invalidated by any omission or neglect to give the notice. 13 Articles Sale of forfeited shares 29 Until cancelled in accordance with the requirements of the Companies Acts, a forfeited share shall be deemed to be the property of the Company and may be sold, re-allotted or otherwise disposed of either to the person who was, before forfeiture, the holder or to any other person upon such terms and in such manner as the Directors shall decide, and at any time before a sale, re-allotment or disposition the forfeiture may be cancelled by the Directors on such terms as the Directors may decide. Arrears to be paid notwithstanding forfeiture 30 A person whose shares have been forfeited shall cease to be a member in respect of them and shall surrender to the Company for cancellation the certificate for the forfeited shares but shall remain liable to pay to the Company all moneys which at the date of the forfeiture were payable by them to the Company in respect of those shares with interest thereon at such rate (not exceeding the Bank of England base rate by more than five percentage points) as the Directors may decide from the date of forfeiture until payment, and the Company may enforce payment without being under any obligation to make any allowance for the value of the shares forfeited or for any consideration received on their disposal. Effect of forfeiture 31 The forfeiture of a share shall involve the extinction of all interest in and also of all claims and demands against the Company in respect of the share and all other rights incident to the share, except only such of those rights as by these articles are expressly saved. Statutory declaration as to forfeiture 32 A statutory declaration that the declarant is a Director of the Company or the Secretary and that a share has been forfeited on a specified date shall be conclusive evidence of the facts stated in it as against all persons claiming to be entitled to the share. The Company may receive the consideration (if any) given for the share on its sale, re-allotment or disposition and the Directors may authorize some person to transfer the share to the person to whom it is sold, re-allotted or disposed of and, if the share is in registered form, they shall be registered as the holder of the share and shall not be bound to see to the application of the purchase money (if any) nor shall their title to the share be affected by any irregularity or invalidity in the proceedings relating to the forfeiture, sale, re-allotment or disposal. Transfer of Shares Transfer 33 Subject to such of the restrictions of these articles as may be applicable: (A) any member may transfer all or any of their uncertificated shares by means of a relevant system in such manner provided for, and subject as provided in the uncertificated securities rules, and accordingly no provision of these articles shall apply in respect of an uncertificated share to the extent that it requires or contemplates the effecting of a transfer by an instrument in writing or the production of a certificate for the share to be transferred; and (B) any member may transfer all or any of their certificated shares by an instrument of transfer in any usual form or in any other form which the Directors may approve. Execution of transfer 34 The instrument of transfer of a certificated share shall be executed by or on behalf of the transferor and (in the case of a partly paid share) the transferee, and the transferor shall be deemed to remain the holder of the share concerned until the name of the transferee is entered in the register in respect of it. All instruments of transfer, when registered, may be retained by the Company. The transfer books may be closed during such time as the Directors think fit, not exceeding in the whole thirty days in each year. Right to decline to register transfer of partly paid shares 35 The Directors can decline to register any transfer of any share which is not a fully paid share. Further rights to decline to register transfer 36 (A) Registration of a transfer of an uncertificated share can be declined in the circumstances set out in uncertificated securities rules, and where, in the case of a transfer to joint holders, the number of joint holders to whom the uncertificated share is to be transferred exceeds four. (B) The Directors may decline to register any transfer of a certificated share unless: (i) the instrument of transfer is duly stamped or duly certified or otherwise shown to the satisfaction of the Directors to be exempt from stamp duty and is left at the office or such other place as the Directors may from time to time determine accompanied (save in the case of a transfer by a person to whom the Company is not required by law to issue a certificate and to whom a certificate has not been issued) by the certificate for the share to which it relates and such other evidence as the Directors may reasonably require to show the right of the person signing the instrument of transfer to make the transfer and, if the instrument of transfer is signed by some other person on their behalf, the authority of that person so to do; (ii) the instrument of transfer is in respect of only one class of share; and (iii) in the case of a transfer to joint holders, the number of joint holders to whom the share is to be transferred does not exceed four. (C) For all purposes of these articles relating to the registration of transfers of shares, the renunciation of the allotment of any shares by the allottee in favour of some other person shall be deemed to be a transfer and the Directors shall have the same powers of refusing to give effect to such a renunciation as if it were a transfer. Notice of refusal 37 If the Directors decline to register a transfer they shall, within two months after the date on which the instrument of transfer was lodged or, in the case of uncertificated shares, within two months after the date on which the relevant Operator-instruction is received, send to the transferee notice of the refusal. Articles of Association of Unilever Plc continued Unilever Articles of Association 14 Articles Unilever Articles of Association No fee payable on registration 38 No fee shall be charged by the Company for registering any transfer or document relating to or affecting the title to any share or for making any other entry in the register. Transmission of Shares Transmission of registered shares on death 39 If a member dies, the survivor or survivors, where he or she was a joint holder, and his or her personal representatives, where he or she was a sole holder or the only survivor of joint holders, shall be the only persons recognised by the Company as having any title to his or her shares; but nothing contained in these articles shall release the estate of a deceased holder from any liability in respect of any share held by him or her solely or jointly with other persons. Entry of transmission in register 40 Where the entitlement of a person to a share in consequence of the death or bankruptcy of a member or of any other event giving rise to its transmission by operation of law is proved to the satisfaction of the Directors, the Directors shall cause the entitlement of that person to be noted in the register. Election of person entitled by transmission 41 Any person entitled by transmission to a share may, subject as provided elsewhere in these articles, elect either to become the holder of the share or to have some person nominated by them registered as the holder. If the person entitled by transmission to a share elects to be registered themselves, they shall give notice to the Company to that effect. If they elect to have another person registered, they shall transfer title to the share to that person. All the provisions of these articles relating to the transfer of shares shall apply to the notice or transfer as if the death or bankruptcy of the member or other event giving rise to the transmission had not occurred and the notice or transfer was given or executed by the member. Rights of person entitled by transmission 42 Where a person becomes entitled by transmission to a share, the rights of the holder in relation to that share shall cease, but the person entitled by transmission to the share may give a good discharge for any dividends or other moneys payable in respect of it and shall have the same rights in relation to the share as they would have had if they were the holder of it, provided that, in order to vote at any general meeting in respect thereof, they shall have satisfied the Directors of their entitlement 48 hours at least before the time of holding the meeting at which they propose to vote, or the Directors have previously admitted their right to vote in respect thereof. The Directors may at any time give notice requiring the person to elect either to be registered themselves or to transfer the share and if the notice is not complied with within sixty days the Directors may withhold payment of all dividends and other moneys payable in respect of the share until the requirements of the notice have been complied with or, where the share is fully paid up, may deem the person to have elected to be registered as a member in respect thereof and they may be registered accordingly. Conversion of Shares into Stock Conversion of shares into stock 43 The Company in general meeting may convert any paid-up shares (excluding any shares held as treasury shares) into stock and may reconvert any stock into paid-up shares of any denomination. When any shares have been converted into stock the several holders of such stock may thenceforth transfer their respective interests therein or any part of such interest in the same manner and subject to the same regulations and restrictions as and subject to which shares in the Company’s capital may then be transferred or as near thereto as circumstances will admit. But the Directors may from time to time, if they think fit, fix the minimum amount of stock transferable, and direct that fractions of a pound shall not be dealt with, with power, nevertheless, at their discretion to waive such rules in any particular case. Rights of stockholders 44 The stock shall confer on the holders thereof respectively the same privileges and advantages as regards participation in profits and voting at meetings of the Company, and for other purposes as would have been conferred by shares of equal amount in the capital of the Company, of the same class as the shares from which such stock was converted, but so that none of such privileges or advantages except the participation in profits of the Company or in the assets of the Company on a winding-up shall be conferred by any such aliquot part of stock as would not, if existing in shares, have conferred such privileges or advantages. No such conversion shall prejudice or affect any preference or other special privilege attached to the shares so converted. Save as aforesaid all the provisions herein contained shall, so far as circumstances will admit, apply to stock as well as to shares. The stock resulting from the conversion of any class of shares into stock shall be described in the same manner as such class with the substitution of the word “stock” for shares. Share Warrants to Bearer Issue of share warrants 45 The Company is hereby authorised to issue share warrants under the powers given by the Companies Acts, and the Directors may accordingly, with respect to any shares which are fully paid-up (in any case in which they shall in their discretion think fit so to do), upon an application in writing signed by the person registered as the holder of such shares and authenticated by such statutory declaration or other evidence (if any) as the Directors may from time to time require as to the identity of the person signing the request, and upon receiving the certificate (if any) of such shares, and the amount of the stamp duty on such warrant, or if the Company shall previously have compounded for such stamp duty, then such sum (if any) as the Directors may determine in respect of the amount payable for such composition, and such fee as the Directors may from time to time require, issue under a seal at the expense in all respects of the person applying for the same a warrant duly stamped stating that the bearer of the warrant is entitled to the shares therein specified, and may, in any case in which a warrant is so issued, provide by coupons or otherwise for the payment of the future dividends or other moneys on the shares included in such warrant. 15 Articles Bearer of warrants deemed a member of the Company 46 Subject to the provisions of these articles and of the Companies Acts, the bearer of a warrant shall be deemed to be a member of the Company and shall be entitled to the same privileges and advantages as they would have had if their name had been included in the register as the holder of the shares specified in such warrant. Restrictions on attending and voting at meetings 47 No person shall as bearer of a warrant, be entitled (a) to sign a requisition for calling a meeting or to give notice of intention to submit a resolution to a meeting, or (b) to attend or vote by themselves or their proxy, or exercise any privilege as a member at a meeting, unless they shall, in case (a) before or at the time of lodging such requisition or giving such notice of intention as aforesaid, or in case (b) three days at least before the day fixed for the meeting, have deposited at the office or at such other place as may be specified in the notice the warrant in respect of which they claim to act, attend or vote as aforesaid, and unless the warrant shall remain so deposited until after the meeting and any adjournment thereof shall have been held. One name only to be received as holder of share warrant 48 Not more than one name shall be received as that of the holder of a warrant. Issue of deposit certificate in respect of share warrants 49 To any person so depositing a warrant there shall be delivered a certificate stating their name and address, and describing the shares included in the warrant so deposited, and bearing the date of issue of the certificate, and such certificate shall entitle them, or their proxy duly appointed, as hereinafter provided, to attend and vote at any general meeting held within three months from the date of the certificate in the same way as if they were the registered holder of the shares specified in the certificate. Surrender of deposit certificate 50 Upon delivery up of the certificate to the Company, the bearer of the certificate shall be entitled to receive the warrant in respect of which the certificate was given. Restriction on exercise of rights of membership 51 The holder of a warrant shall not, save as aforesaid, be entitled to exercise any right as a member, unless (if called upon by any Director or the Secretary so to do) they produce their warrant and state their name and address. Issue of new share warrants 52 The Directors may from time to time make regulations as to the terms upon which, if they in their discretion think fit, a new warrant or coupon may be issued in any case in which a warrant or coupon may have been worn out, defaced or destroyed, but no new warrant may be issued to replace one that has been destroyed unless the Directors are satisfied beyond reasonable doubt that the original has been destroyed. Transfer of share warrants 53 The shares included in any warrant shall be transferred by the delivery of the warrant without any written transfer and without registration, and to shares so included the provisions hereinbefore contained with reference to the transfer of shares shall not apply. Issue of shares on surrender of share warrants 54 Upon the surrender of their warrant together with the outstanding dividend coupons, if any, in respect thereof to the Company for cancellation, the bearer of a warrant shall be entitled to have their name entered as a member in the register in respect of the shares included in the warrant, but the Company shall in no case be responsible for any loss or damage incurred by any person by reason of the Company entering in its register upon the surrender of a warrant the name of any person not the true and lawful owner of the warrant surrendered. Untraced Shareholders Sale of shares of untraced shareholders 55 The Company is entitled to sell any shares of a member or shares to which a person is entitled by transmission on death or bankruptcy or otherwise by operation of law (for the purposes of this Article 55, the “relevant holder”) provided that: (A) during the qualifying period at least three cash dividends in respect of the shares have become payable on the shares and no cash dividend in respect of those shares has either been claimed by presentation to the paying bank of the relative cheque or warrant or been satisfied by the transfer of funds to a bank account designated by the relevant holder of, the shares, (B) following the expiry of the qualifying period, the Company has sent a notice or caused a notice to be sent: (i) in hard copy form to the last known physical address that the Company has for the relevant holder; or (ii) in electronic form to the last known email address that the Company has for the relevant holder, stating the Company’s intention to sell the relevant shares. Before sending such notice, the Company must have used reasonable efforts to trace the relevant holder, including engaging a professional asset reunification company or other tracing agent if the Company considers appropriate (in its sole discretion), and (C) during the period of three months following the sending of a notice referred to in sub-paragraph (B) above, the Company has not received any communication from the relevant holder. For the purpose of this Article 55, “the qualifying period” means the period of twelve years immediately preceding the date of sending of a notice referred to in sub-paragraph (B) above. If, during the period beginning at the commencement of the qualifying period and ending on the date when the requirements of sub-paragraphs (A) to (C) above are satisfied, any further shares have been issued to such relevant holder during such period and all the requirements of sub-paragraphs (A) to (C) above have been satisfied in regard to the further shares (but as if the words “following the expiry of the qualifying period” were omitted from sub-paragraph (B) above), the Company is also entitled to sell the further shares. To give effect to any sale of shares pursuant to this article, the Directors may authorise any person to transfer the shares in question and an instrument of transfer executed by that person shall be as effective as if it had been executed by the relevant holder of the shares. The transferee’s title to the shares shall not be affected by any irregularity or invalidity in the proceedings relating to the sale. Articles of Association of Unilever Plc continued Unilever Articles of Association 16

Articles Unilever Articles of Association The net proceeds of such sale (after payment of the costs of the sale) shall be forfeited by the relevant holder and shall belong to the Company. The Company shall not be liable in any respect nor be required to account to the former relevant holder of the shares or any other person previously entitled to the shares in question for an amount in respect of such proceeds (or any part thereof). The Company shall be entitled to use or invest the net proceeds of such sale for the Company’s benefit in any manner that the Directors may from time to time see fit. Cessation of sending dividend payments 56 The Company may cease to send any cheque or warrant or other financial instrument through the post or employ any other means of payment, including by means of a relevant system, for any dividend payable on any shares in the Company which is normally paid in that manner on those shares if either (a) in respect of at least two consecutive dividends payable on those shares the cheques or warrants or other financial instruments have been returned undelivered or remain uncashed or that means of payment has failed or (b) following one such occasion reasonable enquiries have failed to establish any new address or account of the registered holder. Subject to the provisions of these articles, the Company may recommence sending cheques or warrants or other financial instruments or employing such other means in respect of dividends payable on those shares if the holder or person entitled by transmission requests such recommencement in writing. Alteration of Capital Sub-division 57 Any resolution authorising the Company to sub-divide its shares or any of them may determine that, as between the shares resulting from the sub-division, any of them may have any preference or advantage or be subject to any restriction as compared with the others. Fractions 58 Whenever as a result of a consolidation, any members would become entitled to fractions of a share, the Directors may deal with the fractions as they think fit and in particular may sell the shares representing the fractions to any person (including, subject to the provisions of the Companies Acts, the Company) and distribute the net proceeds of sale in due proportion among those members and the Directors may authorise some person to transfer or deliver the shares to, or in accordance with the directions of, the purchaser. The person to whom any shares are transferred or delivered shall not be bound to see to the application of the purchase moneys nor shall their title to the shares be affected by any irregularity in, or invalidity of, the proceedings relating to the sale. General Meetings Notice of General Meetings – Omission or non-receipt of notice 59 (A) The accidental omission to give any notice of a meeting or the accidental omission to send any document relating to any meeting, or the non- receipt (even if the Company becomes aware of such non-receipt) of any such notice or document or other information, by any person entitled to receive the notice or document shall not invalidate the proceedings at that meeting; and (B) a member present in person or by proxy at a meeting shall be deemed to have received proper notice of that meeting and, where applicable, of the purpose of that meeting. PROCEEDINGS AT GENERAL MEETINGS Quorum 60 No business shall be transacted at any general meeting (except the declaration and sanction of a dividend) unless a quorum is present when the meeting proceeds to business, but the absence of a quorum shall not preclude the choice or appointment of a chair which shall not be treated as part of the business of the meeting. Save as otherwise provided by these articles, seven members present in person or by proxy and entitled to vote shall be quorum for all purposes. Dissolution and adjournment of meeting if quorum not present 61 If within five minutes (or such longer time not exceeding one hour as the chair of the meeting may decide to wait) after the time appointed for the commencement of the meeting a quorum is not present, the meeting, if convened on the requisition of members, shall be dissolved and in any other case it shall stand adjourned to such other day (not being less than ten clear days later) and at such other time or place or places (including, for a combined physical and electronic general meeting, the electronic platform) as the chair of the meeting may decide and at such adjourned meeting one member present in person or by proxy and entitled to vote (whatever the number of shares held by them) shall be a quorum and the notice of the adjourned meeting shall state that one member present in person or by proxy and entitled to vote (whatever the number of shares held by them) shall be a quorum. Chair of general meeting 62 The chair (if any) of the Directors or, in his or her absence, a vice chair (if any) shall preside as chair at every general meeting. If (i) there is no chair or vice chair; or (ii) at any meeting neither the chair nor any vice chair is present within five minutes after the time appointed for the commencement of the meeting; or (iii) neither the chair nor any vice chair is willing to act as chair; or (iv) during the course of a meeting, the chair of the meeting has ceased to be present at the meeting and is unable to rejoin the meeting within five minutes, the chair of the meeting shall be chosen as follows: (a) the Directors present at the meeting shall choose one of their number to act; or (b) if one Director only is present he or she shall preside as chair if willing to act; or (c) in case of the situations described in sub¬paragraphs (i) to (iii) inclusive of this article, if no 17 Articles Director is present, or if each of the Directors present declines to take the chair, the persons present and entitled to vote shall appoint one of their number to be chair; or (d) in case of the situation described in sub¬paragraph (iv) of this article only, if no Director is present, or if each of the Directors present declines to take the chair the person nominated by the Directors to act as chair of the meeting in such circumstances shall preside as the chair, or if no such person has been nominated, the persons present at the meeting and entitled to vote at the general meeting shall appoint one of their number as chair. The chair of a general meeting may take such action as the chair thinks fit to maintain the proper and orderly conduct of the meeting. Attendance of Directors 63 Each Director shall be entitled to attend and speak at any general meeting of the Company and at any separate general meeting of the holders of any class of shares in the Company. Postponement of general meetings 64 The Directors may resolve to postpone any general meeting or move the place or places (including, for a combined physical and electronic general meeting, the electronic platform) of such meeting before the time at which it is to be held, except where the postponement or move would be contrary to applicable law. The Directors may give notice of a postponement or move as they think fit but any failure to give notice of a postponement or move does not invalidate the postponement or move or any resolution passed at a postponed or moved meeting. Notice of the business of a postponed or moved meeting does not need to be given again. If a meeting is postponed or moved, the appointment of a proxy for that meeting is valid if it is done in accordance with these articles and received not less than 48 hours before the commencement of the postponed or moved meeting to which it relates. The Directors can also postpone or move a postponed or moved meeting under this Article 64. Adjournments and notice of adjournment 65 (A) The chair may at any time without the consent of the meeting adjourn any meeting (whether or not it has commenced or a quorum is present) either sine die or to another time or place, or move the meeting to another location (including, for a combined physical and electronic general meeting, changing the electronic platform), where it appears to him or her that (a) the members wishing to attend cannot be conveniently, safely or securely accommodated in the place appointed for the meeting or (b) the conduct of persons prevents or is likely to prevent the orderly continuation of business or (c) an adjournment is otherwise necessary so that the business of the meeting may be properly conducted or (d) in the case of a combined physical and electronic general meeting, the electronic platform(s) have become inadequate for the purposes referred to in Articles 67(C) and 67(D) below. In addition, the chair may at any time with the consent of any meeting at which a quorum is present (and shall if so directed by the meeting) adjourn the meeting either sine die or to another time or place, or move the meeting to another location (including, for a combined physical and electronic general meeting, changing the electronic platform). When a meeting is adjourned sine die the time and place for the adjourned meeting shall be fixed by the Directors. No business shall be transacted at any adjourned meeting except business which might properly have been transacted at the meeting had the adjournment not taken place. (B) When a meeting is adjourned for three months or more, or sine die, or if business is to be transacted at an adjourned meeting the general nature of which was not stated in the notice of the original meeting, notice of the adjourned meeting shall be given as in the case of an original meeting. Except as provided in this article, it shall not be necessary to give any notice of an adjourned meeting or of the business to be transacted at an adjourned meeting. Amendments to resolutions 66 In the case of a resolution duly proposed as a special resolution no amendment thereto (other than an amendment to correct a patent error) may be considered or voted upon and in the case of a resolution duly proposed as an ordinary resolution no amendment thereto (other than an amendment to correct a patent error) may be considered or voted upon unless either at least two working days prior to the date appointed for holding the meeting or adjourned meeting at which such ordinary resolution is to be proposed notice in writing of the terms of the amendment and intention to move the same has been received by the Company at the office or the chair of the meeting in his or her absolute discretion decides that it may be considered or voted upon. With the consent of the chair of the meeting, an amendment may be withdrawn by its proposer before it is put to the vote. Arrangements for participation in general meetings 67 (A) The Directors shall determine if a general meeting shall be held as a physical general meeting or as a combined physical and electronic general meeting. The Directors shall determine where the relevant physical location or locations (which may be in the United Kingdom or elsewhere) shall be. (B) In determining whether persons are attending or participating in a general meeting, it is immaterial whether any two or more members attending it are in the same location as each other or how they are able to communicate with each other. Two or more persons who are not in the same location as each other shall be taken to be attending a general meeting and count towards the quorum of it if their circumstances are such that, if they have (or were to have) the rights to speak and vote at that meeting (whether in person or by proxy), they are (or would be) able to exercise those rights to participate in the business of the meeting. A combined physical and electronic general meeting shall be duly constituted and its proceedings valid if the chair of the meeting is satisfied that adequate facilities are available throughout the meeting (including the use of the electronic platform) to ensure that members attending the meeting who are not present together at the same place are able to exercise such rights to participate in the business of the meeting. (C) A person is able to exercise the right to speak at a general meeting when that person is in a position to communicate during the meeting to all those attending the meeting any information and opinions which that person has on the business of the meeting, regardless of the location from which the person attends the general meeting. Articles of Association of Unilever Plc continued Unilever Articles of Association 18 Articles Unilever Articles of Association (D) A person is able to exercise the right to vote at a general meeting when, (i) that person is able to vote, during the meeting, on resolutions put to the vote at the meeting; and (ii) that person’s vote can be taken into account in determining whether or not such resolutions are passed at the same time as the votes of all the other persons attending the meeting, in each case regardless of the location from which the person attends the general meeting. (E) The Directors may make whatever arrangements they consider appropriate (including, in the case of a combined physical and electronic general meeting, the use of an electronic platform) to enable those attending a general meeting to exercise their rights to speak or vote at the meeting. For a combined physical and electronic general meeting, the Directors may make any arrangement and impose any requirement or restriction as is: (i) necessary to ensure the identification of those accessing, taking part and the security of the electronic communication; and (ii) proportionate to a person having the ability to exercise their rights to speak and vote at that meeting. In this respect, the Directors are able to authorise any voting application, system or facility for combined physical and electronic general meetings as they see fit. (F) The Directors may permit persons who are not otherwise entitled to attend or participate in the business of general meetings to (i) be present at the general meeting or (ii) have a reasonable opportunity to be able to view and hear the proceedings of the general meeting and to address the meeting from any other location by use of any means of communication (including an electronic platform). Those persons shall not be treated as being present at or to be able to vote at the meeting but shall be entitled to address the meeting unless the chair of the meeting determines, in connection with the keeping of good order at the meeting or otherwise, that (either in respect of a particular person or generally) (a) the right to address the meeting is withdrawn, (b) the permission to attend the meeting is withdrawn or (c) where the participation by such persons in the meeting is through an electronic platform or by any other means of communication, that such electronic platform or other means of communication may be withdrawn. The business concluded at the general meeting shall not be treated as invalid by reason of the failure of such persons to view or hear all or any part of the proceedings of the meeting or by any determination of the chair of the meeting in accordance with parts (a), (b) or (c) of this article above. (G) The Directors may from time to time make arrangements for controlling or regulating the level of attendance at any physical venue for the hosting of the general meeting arranged by the Company (the “principal meeting place”) (including, without limitation, the issue of tickets or the imposition of some other means of selection, or limiting attendance by shareholders to certain meeting venues only) that they, in their absolute discretion, think appropriate, and can change those arrangements at any time. If, pursuant to those arrangements, a person entitled to attend such general meeting is not able to attend in person or (in the case of a member) by proxy at the principal meeting place, he or she may attend in person or (in the case of a member) by proxy at another location (whether or not previously advertised) for which arrangements have been made by the Company in the absolute discretion of the Directors such that such person can exercise those rights described in sub-paragraph (C) above. A member present in person or (in the case of a member) by proxy at such location may be counted in the quorum and may exercise those rights described in sub-paragraph (C) above. The entitlement of any such person to be present at such location in person or (in the case of a member) by proxy shall be subject to any such arrangements then in force regarding the safety, security and orderly conduct of the meeting. The notice of meeting does not have to give details of any arrangements under this sub-paragraph (F) of this Article 67. The Company will so far as practicable notify members of details of these arrangements prior to the relevant general meeting, including by way of a public announcement. The failure to notify members in accordance with this Article 67 shall not invalidate the business conducted at the general meeting. (H) Persons seeking to attend or participate in a general meeting via an electronic platform shall be responsible for ensuring that they have access to the facilities (including, without limitation, systems, equipment and connectivity) which are necessary to enable them to do so. Unless the meeting is adjourned by the chair in accordance with the provisions of Article 65, any inability of a person or persons to attend or participate in a general meeting via an electronic platform will not affect the validity of such meeting, or any business conducted at such meeting up to the point of adjournment, or any action taken pursuant to such meeting. (I) The provisions of this Article 67 shall apply to any adjourned or postponed or moved general meeting, mutatis mutandis. Security, health and safety and other arrangements at general meetings 68 The Directors may direct that persons wishing to attend any general meeting should submit to such searches or other security, health and safety or other arrangements or restrictions as the Directors shall consider appropriate in the circumstances and shall be entitled in their absolute discretion to (or to authorise some one or more persons to) refuse entry to, or to eject from, such general meeting any person who fails to submit to such searches or to otherwise comply with such security, health and safety or other arrangements or restrictions. The notice of meeting does not have to give details of any such arrangements or restrictions under this Article 68. The presence of such arrangements or restrictions shall not invalidate the business conducted at the general meeting. Voting Method of voting 69 At any general meeting which is being hosted physically at a specific location only, a resolution put to the vote of the meeting shall be decided on a show of hands unless (before or on the declaration of the result of the show of hands or on the withdrawal of any other demand for a poll) a poll is properly demanded. Without prejudice to the other provisions of this article, the chair may, in his or her absolute discretion, demand a poll on all or some of the resolutions put to 19 Articles the vote of the meeting before or on the declaration of the result of the show of hands or on the withdrawal of any other demand for a poll. Subject to the Companies Acts, a poll may be demanded by: (A) the chair of the meeting, or (B) at least three members present in person or by proxy and entitled to vote, or (C) any member or members present in person or by proxy and representing in the aggregate not less than one-tenth of the total voting rights of all the members having the right to attend and vote at the meeting; or (D) any member or members present in person or by proxy and holding shares conferring a right to attend and vote at the meeting on which there have been paid-up sums in the aggregate equal to not less than one-tenth of the total sum paid-up on all the shares conferring that right. (E) Unless a poll is so demanded and the demand is not withdrawn, a declaration by the chair that a resolution has been carried or carried unanimously or by a particular majority or not carried by a particular majority or lost and an entry to that effect in the minutes of proceedings of the Company shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded for or against the resolution. At a combined physical and electronic general meeting, a resolution put to the vote of the meeting shall be decided on a poll, and any such poll will be deemed to have been validly demanded at the time fixed for holding the meeting to which it relates. Effect of properly demanded poll 70 If a poll is demanded it shall be taken in such manner as the chair shall direct and he or she may appoint scrutineers who need not be members. The chair may decide how and when the result of the poll is to be declared. The result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded. When poll to be taken 71 A poll demanded on the election of a chair, or on a question of adjournment, shall be taken forthwith. A poll demanded on any other question shall be taken either forthwith or on such date (being not later than thirty days after the date of the demand) and at such time and place as the chair shall direct. It shall not be necessary (unless the chair otherwise directs) for notice to be given of a poll. Continuance of business after demand for poll 72 The demand for a poll (other than on the election of a chair of the meeting or on a question of adjournment) shall not prevent the continuance of a meeting for the transaction of any business other than the question on which the poll was demanded, and it may be withdrawn with the consent of the chair at any time before the close of the meeting or the taking of the poll, whichever is the earlier, and in that event shall not invalidate the result of a show of hands declared before the demand was made. Voting rights 73 On a show of hands, members shall be entitled to vote at a general meeting in accordance with the Companies Acts. For this purpose, where a proxy is given discretion as to how to vote on a show of hands, this shall be treated as an instruction by the relevant member to vote in the way in which the proxy elects to exercise that discretion. On a poll every member who is present in person or by proxy shall have one vote for every 31/9 pence nominal of capital held by them of whatever class. Voting rights of joint holders 74 In the case of joint holders of a share the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders and for this purpose seniority shall be determined by the order in which the names stand in the register in respect of the joint holding. Exercise of voting rights for incapable member 75 A member in respect of whom an order has been made by any competent court or official on the ground that they are or may be suffering from mental disorder or is otherwise incapable of managing their affairs may vote at any general meeting of the Company and may exercise any other right conferred by membership in relation to general meetings by or through any person authorised in such circumstances to do so on their behalf (and that person may vote by proxy) provided that evidence to the satisfaction of the Directors of the authority of the person claiming to exercise the right to vote or such other right shall be received by the Company not later than the last time at which appointments of proxies should have been received in order to be valid for use at that meeting or on the holding of that poll. No right to vote where sums still payable 76 No member shall, unless the Directors otherwise decide, be entitled to vote (either personally or by proxy) at any general meeting of the Company or upon a poll or to exercise any other right conferred by membership in relation to general meetings or polls unless all calls or other sums presently payable by them in respect of shares in the Company have been paid. Suspension of rights where non-disclosure of interest 77 (A) Where the holder of any shares in the Company, or any other person appearing to be interested in those shares, fails to comply within the relevant period with any statutory notice in respect of those shares or, in purported compliance with such a notice, has made a statement which is false or inadequate in a material particular, the Company may give the holder of those shares a further notice (a “restriction notice”) to the effect that from the service of the restriction notice those shares will be subject to some or all of the relevant restrictions, and from service of the restriction notice those shares shall, notwithstanding any other of these articles, be subject to those relevant restrictions accordingly. For the purpose of enforcing the relevant restriction referred to in sub-paragraph (iii) of the definition of “relevant restrictions”, the Directors may give notice to the relevant member requiring the member to change the relevant shares held in uncertificated form to certificated form by the time stated in the notice. The notice may also state that the member may not change any of the relevant Articles of Association of Unilever Plc continued Unilever Articles of Association 20

Articles Unilever Articles of Association shares held in certificated form to uncertificated form. If the member does not comply with the notice, the Directors may authorise any person to instruct the Operator to change the relevant shares held in uncertificated form to certificated form. (B) If after the service of a restriction notice in respect of any shares the Directors are satisfied that all information required by any statutory notice relating to those shares or any of them from their holder or any other person appearing to be interested in the shares the subject of the restriction notice has been supplied, the Company shall, within seven days, cancel the restriction notice. The Company may at any time at its discretion cancel any restriction notice or exclude any shares from it. The Company shall cancel a restriction notice within seven days after receipt of a notice in writing that the relevant shares have been transferred pursuant to an arm’s length sale. (C) Where any restriction notice is cancelled or ceases to have effect in relation to any shares, any moneys relating to those shares which were withheld by reason of that notice shall be paid without interest to the person who would but for the notice have been entitled to them or as they may direct. (D) Any new shares in the Company issued in right of any shares subject to a restriction notice shall also be subject to the restriction notice, and the Directors may make any right to an allotment of the new shares subject to restrictions corresponding to those which will apply to those shares by reason of the restriction notice when such shares are issued. (E) Any holder of shares on whom a restriction notice has been served may at any time request the Company to give in writing the reason why the restriction notice has been served, or why it remains uncancelled, and within 14 days of receipt of such a notice the Company shall give that information accordingly. (F) If a statutory notice is given by the Company to a person appearing to be interested in any share, a copy shall at the same time be given to the holder, but the failure or omission to do so or the non-receipt of the copy by the holder shall not invalidate such notice. (G) This article is in addition to, and shall not in any way prejudice or affect, the statutory rights of the Company arising from any failure by any person to give any information required by a statutory notice within the time specified in it. For the purpose of this article a statutory notice need not specify the relevant period, and may require any information to be given before the expiry of the relevant period. (H) In this article: a sale is an “arm’s length sale” if the Directors are satisfied that it is a bona fide sale of the whole of the beneficial ownership of the shares to a party unconnected with the holder or with any person appearing to be interested in such shares and shall include a sale made by way of or in pursuance of acceptance of a takeover offer and a sale made through a recognised investment exchange or any other stock exchange outside the United Kingdom. For this purpose an associate (within the definition of that expression in any statute relating to insolvency in force at the date of adoption of this article) shall be included amongst the persons who are connected with the holder or any person appearing to be interested in such shares; “person appearing to be interested” in any shares shall mean any person named in a response to a statutory notice or otherwise notified to the Company by a member as being so interested or shown in any register or record kept by the Company under the Companies Acts as so interested or, taking into account a response or failure to respond in the light of the response to any other statutory notice and any other relevant information in the possession of the Company, any person whom the Company knows or has reasonable cause to believe is or may be so interested; “person with a 0.25 per cent interest” means a person who holds, or is shown in any register or record kept by the Company under the Companies Acts as having an interest in, shares in the Company which comprise in total at least 0.25 per cent in number or nominal value of the shares of the Company (calculated exclusive of any shares held as treasury shares), or of any class of such shares (calculated exclusive of any shares of that class held as treasury shares), in issue at the date of service of the restriction notice; “relevant period” means a period of 14 days following service of a statutory notice; “relevant restrictions” mean in the case of a restriction notice served on a person with a 0.25 per cent interest that: (i) the shares shall not confer on the holder any right to attend or vote either personally or by proxy at any general meeting of the Company or at any separate general meeting of the holders of any class of shares in the Company or to exercise any other right conferred by membership in relation to general meetings; (ii) the Directors may withhold payment of all or any part of any dividends or other moneys payable in respect of the shares and the holder shall not be entitled to receive shares in lieu of dividend; and (iii) the Directors may decline to register a transfer of any of the shares which are certificated shares, unless such a transfer is pursuant to an arm’s length sale and in any other case mean only the restriction specified in sub-paragraph (i) of this definition; and “statutory notice” means a notice served by the Company under the Companies Acts requiring particulars of interests in shares or of the identity of persons interested in shares. Objections 78 If: (A) any objection shall be raised to the qualification of any voter, or (B) any votes have been counted which ought not to have been counted or which might have been rejected, or (C) any votes are not counted which ought to have been counted, the objection or error shall not vitiate the decision of the meeting or adjourned meeting on any resolution unless it is raised or pointed out at the meeting or, as the case may be, the adjourned meeting at which the vote objected to is given or tendered or at which the error occurs. Any objection or error shall be referred to the chair of the meeting and shall only vitiate the decision of the meeting on any resolution if the chair decides that the same may have affected the decision of the meeting. The decision of the chair on such matters shall be conclusive. 21 Articles Proxies Appointment of proxies 79 An appointment of a proxy shall be in writing signed by the appointor or their duly authorised attorney or, if the appointor is a corporation, shall either be executed under its seal or signed by an officer, attorney or other person authorised to sign it. If a member appoints more than one proxy and the proxy forms appointing those proxies would give those proxies the apparent right to exercise votes on behalf of the member in a general meeting over more shares than are held by the member, then each of those proxy forms will be invalid and none of the proxies so appointed will be entitled to attend, speak or vote at the relevant general meeting. Receipt of proxies 80 (A) The appointment of a proxy must: (i) in the case of an appointment made in hard copy form, be received at the office (or such other place as may be specified by the Company for the receipt of appointments of proxy in hard copy form) together with (if required by the Directors) any authority under which it is made or a copy of the authority, certified notarially or in accordance with the Powers of Attorney Act 1971 or in some other manner approved by the Directors not less than forty eight hours (or such shorter time as the Directors may determine) before the time appointed for holding the meeting or adjourned meeting at which the person named in the appointment proposes to vote; (ii) in the case of an appointment made by electronic means, be received at the address specified by the Company for the receipt of appointments of proxy by electronic means not less than forty eight hours (or such shorter time as the Directors may determine) before the time appointed for holding the meeting or adjourned meeting at which the person named in the appointment proposes to vote. Any authority pursuant to which such an appointment is made or a copy of the authority, certified notarially or in accordance with the Powers of Attorney Act 1971 or in some other manner approved by the Directors, must, if required by the Directors, be received at such address or at the office (or such other place in the United Kingdom as may be specified by the Company for the receipt of notices) not less than forty eight hours (or such shorter time as the Directors may determine) before the time appointed for holding the meeting or adjourned meeting at which the person named in the appointment proposes to vote; (iii) in the case of a poll taken more than forty-eight hours after it was demanded, be received as aforesaid not less than twenty-four hours (or such shorter time as the Directors may determine) before the time appointed for the taking of the poll; (iv) in the case of a poll taken following the conclusion of a meeting or adjourned meeting but not more than forty-eight hours after it was demanded, be received as aforesaid before the end of the meeting at which it was demanded (or such later time as the board may determine), and an appointment of a proxy in a manner which is not or in respect of which the authority or copy thereof is not, permitted by these articles shall be invalid. When two or more valid but differing appointments of a proxy are received in respect of the same share for use at the same meeting or poll, the one which is last received (regardless of its date or of the date of its signature) shall be treated as replacing and revoking the others as regards that share; if the Company is unable to determine which was last received, none of them shall be treated as valid in respect of that share. The appointment of a proxy shall not preclude a member from being present and voting at the meeting or poll concerned. The proceedings at a general meeting shall not be invalidated where an appointment of proxy in respect of that meeting is sent in electronic form as provided in these articles but, because of a technical problem, it cannot be read by the recipient. (B) The Directors may at their discretion determine that in calculating the periods mentioned in this article no account shall be taken of any part of a day that is not a working day. Maximum validity of proxy 81 No appointment of a proxy shall be valid after twelve months have elapsed from the date of its receipt. The appointment of a proxy shall not preclude a member from being present and voting at the meeting or poll concerned. Form of proxy 82 The appointment of a proxy shall be in any usual form or in such other form as the Directors may approve and the Directors may, if they think fit, but subject to the provisions of the Companies Acts, send out with the notice of any meeting forms of instrument of proxy for use at the meeting. The appointment of a proxy shall be deemed to confer authority to demand or join in demanding a poll and to vote on any amendment of a resolution put to the meeting for which it is given as the proxy thinks fit. The appointment of a proxy shall, unless the contrary is stated in it, be valid as well for any adjournment of the meeting as for the meeting to which it relates. Determination of authority 83 A vote given or poll demanded by a proxy or by the duly authorised representative of a corporation shall be valid notwithstanding the previous determination (whether by death, revocation or otherwise) of the authority of the person voting or demanding a poll, unless notice in writing of the determination was received by the Company at the office (or such other place or address as was specified by the Company for the receipt of appointments of proxy in the notice) not later than the last time at which an appointment of a proxy should have been received in order to be valid for use at the meeting or on the holding of the poll at which the vote was given or the poll taken. Appointment, retirement and removal of Directors Number of Directors 84 Unless otherwise determined by ordinary resolution of the Company, the Directors shall be not less than six nor more than thirty in number. Shareholding qualification 85 There shall be no requirement for any Director to hold shares in the capital of the Company. Articles of Association of Unilever Plc continued Unilever Articles of Association 22 Articles Unilever Articles of Association Power for Directors to fill casual vacancies or appoint additional Directors 86 Subject to the provisions of Article 119 the Directors shall have power from time to time and at any time to appoint any other person to be a Director either to fill a casual vacancy or as an addition to the Board of Directors, but so that the total number of Directors shall not at any time exceed the maximum number fixed by or in accordance with the provisions of these articles. Retirement of Directors 87 At every annual general meeting all the Directors shall retire from office, with such retirement to become effective at the conclusion of the annual general meeting of the Company. Meeting to fill up vacancies 88 The Company at any annual general meeting at which Directors retire may fill up the vacated office by electing a like number of eligible persons to be Directors. The Company may also in general meeting subject as last mentioned elect any eligible person to be a Director either to fill a casual vacancy or as an addition to the existing Board but so that the total number of Directors shall not at any time exceed the maximum number fixed by or in accordance with these articles. Persons eligible as Directors 89 No person shall be eligible to be elected as a Director unless: (A) he or she is recommended by the Board; or (B) a resolution to appoint that person as a Director has been requisitioned by a member or members in accordance with the Companies Acts and the person to be nominated has confirmed in writing that he or she accepts the nomination. Provisions if no eligible persons available 90 If at the annual general meeting in any year no persons shall be eligible to be elected as Directors in accordance with Article 89 or if the number of persons so eligible is less than the minimum number for the time being in force under Article 84 then the retiring Directors (other than those eligible for re-election under Article 89) or so many of them as shall be willing to offer themselves for re-election shall be deemed to be eligible for election under Article 89 as Directors or Director for the succeeding year. Provisions if insufficient eligible persons elected 91 (A) If at the annual general meeting in any year any resolution or resolutions for the election or re-election of the persons eligible for election or re-election as Directors for the succeeding year are put to the meeting and lost such that the number of Directors re-elected or elected is than the minimum number of Directors for the time being in force under Article 84, then all such eligible persons who are Directors as at the commencement of the annual general meeting and are standing for re-election shall be deemed to have been re-elected as Directors and shall remain in office but so that such Directors may only act for the purpose of summoning general meetings of the Company and perform such duties as are essential to maintain the Company as a going concern but not for any other purpose. (B) Such Directors shall convene a general meeting as soon as reasonably practicable following the annual general meeting referred to in Article 91(A) at which all the Directors shall retire from office. To the extent that the circumstances envisaged in Article 91(A) occur in relation to any meeting convened pursuant to this Article 91(B), then the provisions of this Article 91 shall also apply to that general meeting and, if relevant, any subsequent general meeting or meetings. Power to remove Director by special resolution 92 In addition to any power of removal conferred by the Companies Acts, the Company may by special resolution remove any Director before the expiration of his or her period of office. Disqualification of Directors 93 Without prejudice to the provisions for retirement otherwise contained in these articles, the office of a Director shall be vacated if: (A) he or she resigns his or her office by notice in writing delivered to or received at the office or tendered at a meeting of the Directors, or (B) he or she is or has been suffering from mental or physical ill health and the Directors resolve that his or her office is vacated, or (C) he or she is absent without the permission of the Directors from meetings of the Directors (whether or not an Alternate Director appointed by him or her attends) for six consecutive months and the Directors resolve that his or her office is vacated, or (D) he or she becomes bankrupt or compounds with his or her creditors generally, or (E) he or she is prohibited by law from being a Director, or (F) he or she ceases to be a Director by virtue of the Companies Acts or is removed from office pursuant to these articles. In this article references to in writing include the use of communications by electronic means. Alternate Directors 94 (A) Each Director shall have the power to appoint any other Director to be his or her alternate and may at his or her discretion remove an Alternate Director so appointed from appointment as his or her alternate. Any appointment or removal of an Alternate Director shall be effected by notice in writing signed by the appointor and delivered to or received at the office or tendered at a meeting of the Directors, or in any other manner approved by the Directors. If his or her appointor so requests, an Alternate Director shall be entitled to receive notice of all meetings of committees of the Directors of which his or her appointor is a member. He or she shall also be entitled to attend and vote as a Director at any such meeting at which the Director appointing him or her is not personally present and at the meeting to exercise and discharge all the functions, powers and duties of his or her appointor as a Director. (B) Every person acting as an Alternate Director shall (except as regards power to appoint an alternate and remuneration) be subject in all respects to the provisions of these articles relating to Directors and shall alone be responsible to the Company for his or her acts and defaults and shall not be deemed to be the agent of or for the Director appointing him or her. An Alternate Director may be paid expenses and shall 23 Articles be entitled to be indemnified by the Company as a Director but shall not be entitled to receive from the Company any fee in his or her capacity as an Alternate Director. (C) Every person acting as an Alternate Director shall have one vote for each Director for whom he or she acts as alternate, in addition to his or her own vote as a Director. Signature by an Alternate Director of any resolution in writing of the Directors or a committee of the Directors shall, unless the notice of his or her appointment provides to the contrary, be as effective as a signature by his or her appointor. (D) An Alternate Director shall ipso facto cease to be an Alternate Director if his or her appointor ceases for any reason to be a Director except that, if at any meeting any Director retires but is reappointed or deemed to be reappointed at the same meeting, any appointment made by him or her pursuant to this article which was in force immediately before his or her retirement shall remain in force as though he or she had not retired. In this article references to in writing include the use of communications by electronic means. Executive Directors 95 The Directors may from time to time appoint one or more of its body to hold executive office with the Company (including that of a Chief Executive Officer) for such period (subject to the provisions of the Companies Acts) and upon such other terms as the Directors may decide and may revoke or terminate any appointment so made. Any appointment of a Director to an executive office shall terminate if he or she ceases to be a Director of the Company. A Director so appointed shall receive such remuneration (whether by way of salary, commission, participation in profits or otherwise) as the Directors may decide, and either in addition to or in lieu of his or her remuneration as a Director. Non-Executive Directors 96 Those Directors who do not hold executive office with the Company pursuant to Article 95 shall, in the execution of their duties and obligations as Directors, take into account the nature of their role as such non- executive directors (recognising where appropriate that it is not a day-to-day involvement but a periodic and supervisory role) and as part of their role shall assist in the development of strategy and monitor the performance of the Company and the management. Remuneration and expenses of Directors Director’s remuneration 97 Each of the Directors shall be paid a fee at such rate as may from time to time be determined by the Directors provided that the aggregate of all fees so paid to Directors (excluding amounts payable under any other provisions of these articles) shall not exceed €5,000,000 per annum (or its equivalent in any other currency based upon such foreign currency exchange rates as the Directors shall determine) or such higher amount as may from time to time be decided by ordinary resolution of the Company. Extra remuneration 98 Any Director who, by request, goes or resides abroad for any purposes of the Company or who performs services which in the opinion of the Directors go beyond the ordinary duties of a Director may be paid such extra remuneration (whether by way of salary, commission, participation in profits or otherwise) as the Directors may determine in addition to any remuneration provided for by or pursuant to any other article. Expenses 99 Each Director may be paid his or her reasonable travelling, hotel and incidental expenses of attending and returning from meetings of the Directors or committees of the Directors or general meetings of the Company or any other meeting which as a Director he or she is entitled to attend and shall be paid all expenses properly and reasonably incurred by him or her in the conduct of the Company’s business or in the discharge of his or her duties as a Director. Directors’ interests Conflicts of interest requiring board authorisation 100 (A) The Directors may, subject to the quorum and voting requirements set out in this article, authorise any matter which would otherwise involve a Director breaching his or her duty under the Companies to avoid conflicts of interest (“Conflict”). (B) A Director seeking authorisation in respect of a Conflict shall declare to the Directors the nature and extent of his or her interest in a Conflict as soon as is reasonably practicable. The Director shall provide the Directors with such details of the relevant matter as are necessary for the Directors to decide how to address the Conflict together with such additional information as may be requested by the Directors. (C) Any Director (including the relevant Director) may propose that the relevant Director be authorised in relation to any matter the subject of a Conflict. Such proposal and any authority given by the Directors shall be effected in the same way that any other matter may be proposed to and resolved upon by the Directors under the provisions of these articles save that: (i) the relevant Director and any other Director with a similar interest shall not count towards the quorum nor vote on any resolution giving such authority; and (ii) the relevant Director and any other Director with a similar interest may, if the other Directors so decide, be excluded from any board meeting while the Conflict is under consideration. (D) Where the Directors give authority in relation to a Conflict, or where any of the situations described in Article 100(B) apply in relation to a Director (“Relevant Situation”): (i) the Directors may (whether at the relevant time or subsequently) (a) require that the relevant Director is excluded from the receipt of information, the participation in discussion and/or the making of decisions (whether at meetings of the Directors or otherwise) related to the Conflict or Relevant Situation; and (b) impose upon the relevant Director such other terms for the purpose of dealing with the Conflict or Relevant Situation as it may determine; Articles of Association of Unilever Plc continued Unilever Articles of Association 24

Articles Unilever Articles of Association (ii) the relevant Director will be obliged to conduct himself or herself in accordance with any terms imposed by the Directors in relation to the Conflict or Relevant Situation; (iii) the Directors may provide that where the relevant Director obtains (otherwise than through his or her position as a Director of the Company) information that is confidential to a third party, the Director will not be obliged to disclose that information to the Company, or to use or apply the information in relation to the Company’s affairs, where to do so would amount to a breach of that confidence; (iv) the terms of the authority shall be recorded in writing (but the authority shall be effective whether or not the terms are so recorded); and (v) the Directors may revoke or vary such authority at any time but this will not affect anything done by the relevant Director prior to such revocation in accordance with the terms of such authority. Other conflicts of interest 101 (A) If a is in any way directly or indirectly interested in a proposed contract with the Company or a contract that has been entered into by the Company, he or she must declare the nature and extent of that interest to the Directors in accordance with the Companies Acts. (B) Provided he or she has declared his or her interest in accordance with paragraph (A), a Director may: (i) be party to, or otherwise interested in, any contract with the Company or in which the Company has a direct or indirect interest; (ii) hold any other office or place of profit with the Company (except that of auditor) in conjunction with his or her office of Director for such period and upon such terms, including as to remuneration, as the Directors may decide; (iii) act by himself or herself or through a firm with which he or she is associated in a professional capacity for the Company or any other Company in which the Company may be interested (otherwise than as auditor); (iv) be or become a director or other officer of, or employed by or otherwise be interested in any holding Company or subsidiary company of the Company or any other company in which the Company may be interested; and (v) be or become a director of any other company in which the Company does not have an interest and which cannot reasonably be regarded as giving rise to a conflict of interest at the time of his or her appointment as a director of that other company. Benefits 102 A Director shall not, by reason of his or her office or of the fiduciary relationship thereby established, be liable to account to the Company or the members for any remuneration, profit or other benefit realised by reason of his or her having any type of interest authorised under Article 100(A) or permitted under Article 101(B) and no contract shall be liable to be avoided on the grounds of a Director having any type of interest authorised under Article 100(A) or permitted under Article 101(B). Quorum and voting requirements 103 (A) A Director shall not vote on or be counted in the quorum in relation to any resolution of the Directors concerning his or her own appointment, or the settlement or variation of the terms or the of his or her own appointment, as the holder of any office or place of profit with the Company or any other company in which the Company is interested. (B) Where proposals are under consideration concerning the appointment, or the settlement or variation of the terms or the termination of the appointment, of two or more Directors to offices or places of profit with the Company or any other company in which the Company is interested, a separate resolution may be put in relation to each Director and in that case each of the Directors concerned shall be entitled to vote and be counted in the quorum in respect of each resolution unless it concerns his or her own appointment or the settlement or variation of the terms or the termination of his or her own appointment or the appointment of another Director to an office or place of profit with a company in which the Company is interested and the Director seeking to vote or be counted in the quorum has a Relevant Interest in it. (C) A Director shall not vote on, or be counted in the quorum in relation to, any resolution of the Directors in respect of any contract in which he or she has an interest and, if he or she shall do so, his or her vote shall not be counted, but this prohibition shall not apply to any resolution where that interest cannot reasonably be regarded as likely to give rise to a conflict of interest or where that interest arises only from one or more of the following matters: (i) the giving to him or her of any guarantee, indemnity or security in respect of money lent or obligations undertaken by him or her or by any other person at the request of or for the benefit of the Company or any of its subsidiary undertakings; (ii) the giving to a third party of any guarantee, indemnity or security in respect of a debt or obligation of the Company or any of its subsidiary undertakings for which he or she himself or herself has assumed responsibility in whole or in part under a guarantee or indemnity or by the giving of security; (iii) the giving to him or her of any other indemnity where all other Directors are also being offered indemnities on substantially the same terms; (iv) the funding by the Company of his or her expenditure on defending proceedings or the doing by the Company of anything to enable him or her to avoid incurring such expenditure where all other Directors are being offered substantially the same arrangements; (v) where the Company or any of its subsidiary undertakings is offering securities in which offer the Director is or may be entitled to participate as a holder of securities or in the underwriting or sub-underwriting of which the Director is to participate; (vi) any contract in which he or she is interested by virtue of his or her interest in shares or debentures or other securities of the Company or by reason of any other interest in or through the Company; (vii) any contract concerning any other company (not being a company in which the Director has a Relevant Interest) in which he or she is interested directly or indirectly whether as an officer, shareholder, creditor or otherwise howsoever; 25 Articles (viii) any contract concerning the adoption, modification or operation of a pension fund, superannuation or similar scheme or retirement, death or disability benefits scheme or employees’ share scheme which relates both to Directors and employees of the Company or of any of its subsidiary undertakings and does not provide in respect of any Director as such any privilege or advantage not accorded to the employees to which the fund or scheme relates; (ix) any contract for the benefit of employees of the Company or of any of its subsidiary undertakings under which he or she benefits in a similar manner to the employees and which does not accord to any Director as such any privilege or advantage not accorded to the employees to whom the contract relates; and (x) any contract for the purchase or maintenance of insurance against any liability for, or for the benefit of, any Director or Directors or for, or for the benefit of, persons who include Directors. (D) A company shall be deemed to be one in which a Director has a Relevant Interest if and so long as (but only if and so long as) he or she is to his or her knowledge (either directly or indirectly) the holder of or beneficially interested in one per cent or more of any class of the equity share capital of that company (calculated exclusive of any shares of that class in that company held as treasury shares) or of the voting rights available to members of that company. In relation to an alternate director, an interest of his or her appointor shall be treated as an interest of the alternate director without prejudice to any interest which the alternate director has otherwise. (E) Where a company in which a Director has a Relevant Interest is interested in a contract, he or she also shall be deemed interested in that contract. (F) If any question shall arise at any meeting of the Directors as to the interest of a Director (other than the chair of the meeting) in a contract and whether it is likely to give rise to a conflict of interest or as to the entitlement of any Director (other than the chair of the meeting) to vote or be counted in the quorum and the question is not resolved by his or her voluntarily agreeing to abstain from voting or not to be counted in the quorum, the question shall be referred to the chair of the meeting and his or her ruling in relation to the Director concerned shall be conclusive except in a case where the nature or extent of the Director’s interest (so far as it is known to him or her) has not been fairly disclosed to the Directors. If any question shall arise in respect of the chair of the meeting, the question shall be decided by a resolution of the Directors (for which purpose the chair of the meeting shall be counted in the quorum but shall not vote on the matter) and the resolution shall be conclusive except in a case where the nature or extent of the interest of the chair of the meeting (so far as it is known to him or her) has not been fairly disclosed to the Directors. (G) Subject to these articles, the Directors may cause any voting power conferred by the shares in any other company held or owned by the Company or any power of appointment to be exercised in such manner in all respects as it thinks fit, including the exercise of the voting power or power of appointment in favour of the appointment of the Directors or any of them as directors or officers of the other company, or in favour of the payment of remuneration to the Directors or officers of the other company. Subject to these articles, a Director may also vote on and be counted in the quorum in relation to any of such matters. General 104 (A) References in Articles 100-103 and in this article to: (i) a contract include references to any proposed contract and to any transaction or arrangement or proposed transaction or arrangement whether or not constituting a contract; and (ii) a conflict of interest include a conflict of interest and duty and a conflict of duties. (B) The Company may by ordinary resolution suspend or relax the provisions of Articles 100 to 103 to any extent or ratify any contract not properly authorised by reason of a contravention of such articles. Powers and duties of the Directors General powers of Company vested in Directors 105 Subject to the provisions of the Companies Acts and these articles and to any directions given by the Company in general meeting by special resolution, the business of the Company shall be managed by the Directors who may exercise all the powers of the Company whether relating to the management of the business of the Company or not. The alteration of these articles or the passing of a special resolution shall not invalidate any prior act of the Directors which would have been valid if that alteration had not been made or that resolution had not been passed. The powers given by this article shall not be limited by any special power given to the Directors by any other article. Establishment of local boards 106 The Directors may establish local or divisional boards or agencies for managing any of the affairs of the Company, either in the United Kingdom or elsewhere, and may appoint any persons to be members of the local or divisional boards, or any managers or agents, and may fix their remuneration. The Directors may delegate to any local or divisional board, manager or agent any of the powers, authorities and discretions vested in or exercisable by the Directors, with power to sub-delegate, and may authorize the members of any local or divisional board, or any of them, to fill any vacancies and to act notwithstanding vacancies. Any appointment or delegation made pursuant to this article may be made upon such terms and subject to such conditions as the Directors may decide and the Directors may remove any person so appointed and may revoke or vary the delegation but no person dealing in good faith and without notice of the revocation or variation shall be affected by it. Powers of attorney 107 The Directors may, by power of attorney or otherwise, appoint any person to be the agent of the Company upon such terms (including terms as to remuneration) as it may decide and may delegate to any person so appointed any of the powers, authorities and discretions vested in or exercisable by the Directors, including power to sub delegate. The Directors may remove any person appointed under this article and may revoke or vary the delegation but no person dealing in good faith and without notice of the revocation or variation shall be affected by it. Articles of Association of Unilever Plc continued Unilever Articles of Association 26 Articles Unilever Articles of Association Delegation to individual Directors 108 The Directors may entrust to and confer upon any Director any of the powers, authorities and discretions vested in or exercisable by them upon such terms and conditions and with such restrictions as they think fit, and either collaterally with, or to the exclusion of, their own powers, authorities and discretions and may from time to time revoke or vary all or any of them but no person dealing in good faith and without notice of the revocation or variation shall be affected by it. Registers 109 Subject to the provisions of the Companies Acts, the Company may keep an overseas or local or other register in any place, and the Directors may make and vary such regulations as it may think fit respecting the keeping of the register. Power to borrow money and give security 110 (A) The Directors may exercise all the powers of the Company to borrow money and to mortgage or charge its undertaking, property and uncalled capital and to issue debentures and other but shall restrict the Borrowings of the Company and exercise all voting and other rights or powers of control exercisable by the Company in relation to its subsidiaries with a view to securing that Borrowings shall not at any time without the previous sanction of an ordinary resolution of the Company in a general meeting exceed an amount equal to three times the Adjusted Capital and Reserves of the Unilever Group. (B) For the purposes of this article: (i) “Borrowings” means the aggregate principal amount for the time being remaining outstanding of all borrowings of the Company and its subsidiaries, whether secured or unsecured and, save as excluded in paragraphs (a) to (e) below, shall be deemed to include those items comprised in “financial liabilities” in the latest published audited consolidated accounts of the Unilever Group, but shall be deemed to exclude: (a) moneys owed by the Company to any subsidiary; (b) moneys owed by any subsidiary to another subsidiary or from the Company; (c) moneys owed by any subsidiary in its capacity as a trustee of any pension or other fund for the benefit of employees; (d) moneys owed by a company which becomes a subsidiary hereafter for a period of twelve months from the date it becomes a subsidiary and deducting therefrom an amount equal to: (I) the principal amount of any obligations, whether secured or unsecured, issued by the Company or any subsidiary the proceeds of which are intended to be used within six calendar months in repayment of other borrowings of the Company or such subsidiary then outstanding; and (II) all cash deposits, certificates of deposit and securities of governments and companies and similar instruments owned by the Company or any of its subsidiaries. (e) any lease liabilities of any member of the Unilever Group; and (f) any derivatives entered into by any member of the Unilever Group which do not relate to borrowings of a member of the Unilever Group, and no amount shall be taken into account more than once in the same calculation but subject thereto paragraphs (a) to (f) above shall be read cumulatively. (ii) “Adjusted Capital and Reserves” means the aggregate for the Unilever Group of: (a) the amount paid up or credited as paid up on the issued share capital of the Company, (b) the amounts standing to the credit of the capital and revenue reserves, including share premium account and retained profit, and (c) the amounts standing as attributed to non- controlling interests, all as shown in the latest published audited consolidated accounts of the Unilever Group provided always that appropriate adjustments shall be made in respect of any variation in the paid-up share capital or in the share premium account of the Company since the date of such audited consolidated accounts. (iii) “Unilever Group” means the Company and its subsidiaries and subsidiary undertakings. (C) The determination of an independent firm of internationally-recognised accountants engaged by the Company for the purposes of this Article 110 as to the amount of Borrowings and Adjusted Capital and Reserves shall be conclusive and binding on all concerned and for the purposes of their computation such accountants may make such other adjustments as they deem fit. Nevertheless, for the purposes of this article the Directors may at any time act in reliance on a bona fide estimate of the said aggregates and if the limit herein contained is inadvertently exceeded, the amount borrowed in excess of the limit shall be disregarded until the expiration of 182 days after the date on which the Directors became aware that the situation had arisen. No debt incurred or security given in respect of moneys borrowed or secured in excess of the limit hereby imposed shall be invalid or ineffectual except in the case of express notice at the time the debt was incurred or the security given that the limit hereby imposed had been or was thereby exceeded. Pensions 111 The Directors may grant retiring pensions or annuities or other allowances, including allowances on death, to any person or to the widow or dependants of any person in respect of services rendered by him or her to the Company as Executive Director, manager, or in any other office or employment under the Company or indirectly as an officer or employee of any subsidiary company of the Company, notwithstanding that he or she may be or may have been a Director of the Company and may make payments towards insurances or trusts for such purposes in respect of such persons and may include rights in respect of such pensions, annuities and allowances in the terms of engagement of any such person. No Director or former Director or other person shall be accountable to the Company or the members for any benefit provided pursuant to this article and the receipt of any such benefit shall not disqualify any person from being or becoming a Director of the Company. 27 Articles Provision for employees 112 The Directors may by resolution exercise any power conferred by the Companies Acts to make provision for the benefit of persons employed or formerly employed by the Company or any of its subsidiaries in connection with the cessation or the transfer to any person of the whole or part of the undertaking of the Company or that subsidiary. Proceedings of the Directors Meetings of Directors 113 The Directors may meet for the despatch of business, adjourn and otherwise regulate their meetings as they think fit. A Director at any time may, and the Secretary on the requisition of a Director at any time shall, summon a meeting of the Directors. Notice of meetings 114 Notice of a meeting of the Directors shall be deemed to be properly given to a Director if it is given to him or her personally or by word of mouth or sent in writing to him or her at his or her last known address or any other address given by him or her to the Company for this purpose. A Director may waive his or her entitlement to notice of any meeting either prospectively or retrospectively and any retrospective waiver shall not affect the validity of the meeting or of any business conducted at the meeting. Quorum 115 The quorum necessary for the transaction of the business of the Directors may be fixed by the Directors and, unless so fixed at any other number, shall be two. Subject to the provisions of these articles, any Director who ceases to be a Director at a meeting of the Directors may continue to be present and to act as a Director and be counted in the quorum until the termination of the meeting of the Directors if no other Director objects and if otherwise a quorum of Directors would not be present. Effect of vacancies in number of Directors 116 The continuing Directors or a sole continuing Director may act notwithstanding any vacancy in their number but, if and so long as the number of Directors is reduced below the minimum number fixed by or in accordance with these articles, the continuing Directors or Director, notwithstanding that the number of Directors is below the number fixed by or in accordance with these articles as the quorum or that there is only one continuing Director, may act for the purpose of filling vacancies or of summoning general meetings of the Company but not for any other purpose. If no Directors or Director is able or willing to act, any two members of the Company may also convene a general meeting in the same manner as nearly as possible as that in which general meetings may be convened by the Directors for the purpose of filling vacancies of Directors but not for any other purpose. Power to appoint chair 117 The Directors may appoint a chair and vice chair or vice chair of their meetings and fix the period for which they are respectively to hold office. If no chair or vice chair is appointed, or if at any meeting neither the chair nor any vice chair is present within five minutes after the time appointed for holding the meeting, the Directors present may choose one of their number to be chair of the meeting. Competence of meetings 118 A meeting of the Directors at which a quorum is present shall be competent to exercise all the powers, authorities and discretions for the time being vested in or exercisable by the Directors. Voting 119 Questions arising at any meeting shall be determined by a majority of votes, except that the powers conferred on the Directors by Article 86 shall only be exercisable by the decision of a majority of the Directors consisting of three-fourths of all the Directors for the time being and for this purpose the vote of any Director may be given either in person at a meeting of the Directors or (in the case of any Director not present at the meeting called for this purpose) by notice in writing signed by such Director prior to the holding of such meeting. In the case of an equality of votes the chair of the meeting shall have no additional or casting vote. In this article references to in writing include the use of communication by electronic means subject to such terms and conditions as the Directors may decide. Delegation to committees 120 (A) The Directors may delegate any of their powers, authorities and discretions (with power to sub- delegate) to any committee, consisting of such person or persons (whether or not a Director or ) as they think fit. (B) Any committee so formed shall, in the exercise of the powers, authorities and discretions so delegated, conform to any regulations which may be imposed on it by the Directors. The meetings and proceedings of any committee consisting of two or more members shall be governed by the provisions contained in these articles for regulating the meetings and proceedings of the Directors so far as the same are applicable and are not superseded by any regulations imposed by the Directors. (C) The power to delegate contained in this article shall be effective in relation to the powers, authorities and discretions of the Directors generally and shall not be limited by the fact that in certain articles, but not in others, express reference is made to particular powers, authorities or discretions being exercised by the Directors or by a committee authorised by the Directors. Articles of Association of Unilever Plc continued Unilever Articles of Association 28

Articles Unilever Articles of Association Delegation to Chief Executive Officer 121 The Board may entrust to and confer upon the Chief Executive Officer any of its powers, authorities and discretions (with power to sub-delegate) upon such terms and conditions and with such restrictions as it thinks fit, and either collaterally with, or to the exclusion of, its own powers, authorities and discretions and may from time to time revoke or vary all or any of them but no person dealing in good faith and without notice of the revocation or variations shall be affected by it. The power to delegate contained in this article shall be effective in relation to the powers, authorities and discretions of the Board generally and shall not be limited by the fact that in certain articles, but not in others, express reference is made to particular powers, authorities or discretions being exercised by the Board or by a committee authorised by the Board. Participation in meetings by telephone 122 All or any of the Directors or members of any committee may participate in a meeting of the Directors or that committee by means of a conference telephone or any communication equipment which allows all persons participating in the meeting to hear each other. A person so participating shall be deemed to be present in person at the meeting and shall be entitled to vote or be counted in a quorum accordingly. Such a meeting shall be deemed to take place where the largest group of those participating is assembled, or, if there is no such group, where the chair of the meeting then is. Resolution in writing 123 A resolution in writing signed by all the Directors for the time being entitled to receive notice of a meeting of the Directors (if that number is sufficient to constitute a quorum) or by all the members of a committee for the time being shall be as valid and effectual as a resolution passed at a meeting of the Directors or, as the case may be, of the committee properly called and constituted. The resolution may be contained in one document or in several documents in like form each signed by one or more of the Directors or members of the committee concerned. Validity of acts of Directors or committee 124 All acts done by the Directors or by any committee or by any person acting as a Director or member of a committee shall, notwithstanding that it is afterwards discovered that there was some defect in the appointment of any member of the Directors or committee or person so acting or that they or any of them were disqualified or had vacated office, be as valid as if each such member or person had been properly appointed and was qualified and had continued to be a Director or member of the committee. Minutes to be made 125 The Directors shall cause minutes or records to be made in books provided for the purpose: (A) of the names of the Directors present at each meeting of the Directors or committee of the Directors, and (B) of all resolutions and proceedings at all meetings of the Company and of the holders of any class of shares in the Company and of the Directors and of any committee of the Directors. Seals Use of seals 126 The Directors shall provide for the custody of every seal. A seal shall only be used by the authority of the Directors or a committee authorised by the Directors in that behalf pursuant to Articles 120 and 121. Subject as otherwise provided in these articles, any instrument to which the common seal is applied shall be signed by at least one Director and the Secretary or by at least two Directors or by one Director in the presence of a witness who attests the signature or by at least two persons for the time being appointed to a committee authorised by the Directors as aforesaid, and any instrument to which an official seal is applied need not, unless the Directors for the time being otherwise decide or the law otherwise requires, be signed by any person. Dividends and other payments Application of profits 127 The profits of the Company at any time available for dividend and determined to be distributed by way of dividend for any period shall be applicable in order of priority and manner following: FIRST to the payment of a dividend for such period at such rate as may be payable under the provisions of the Trust Deed dated 1st May, 1909, and made between William Hesketh Lever of the first part, the Company of the second part and Sydney Gross, Robert Barrie, John Lever Tillotson, John Gray and James Lever Ferguson of the third part and Deeds supplemental thereto on the nominal amount of the then issued and outstanding Preferential Certificates therein mentioned, such dividend to be paid to the Trustees of the said Trust Deed for distribution amongst the holders of such Preferential Certificates. SECOND AND LASTLY the surplus after making the payment aforesaid (if any) shall be applied to the payment of a dividend on the capital paid up or credited as paid up on the Ordinary Shares. Declaration of dividends 128 Subject to the provisions of the Companies Acts, the Company may by ordinary resolution from time to time declare dividends in pounds sterling or euro to be paid to the members according to their rights and interests in the profits available for distribution (and based upon such exchange rates for currency conversion as the Directors shall determine), but no dividend shall be declared in excess of the amount recommended by the Directors. Interim dividends 129 The Directors may from time to time, out of accrued or accruing profits, pay to the members in pounds sterling or euro such interim dividends as in their judgement the position of the Company justifies (and based upon such exchange rates for currency conversion as the Directors shall determine). 29 Articles Dividends to be paid according to amounts paid up on shares 130 Except in so far as the rights attaching to, or the terms of issue of, any share otherwise provide: (A) all dividends shall be declared and paid according to the amounts paid up on the shares in respect of which the dividend is paid, but no amount paid up on a share in advance of calls shall be treated for the purposes of this article as paid up on the share, and (B) all dividends shall be apportioned and paid pro rata according to the amounts paid up on the shares during any portion or portions of the period in respect of which the dividend is paid. Debts may be deducted 131 The Directors may deduct from any dividend or other moneys payable to a member by the Company on or in respect of any shares all sums of money (if any) presently payable by them to the Company on account of calls or otherwise in respect of shares of the Company. Dividend not to bear interest against the Company 132 No dividend or other moneys payable by the Company on or in respect of any share shall bear interest against the Company. Payment procedures 133 Any dividend or any other moneys payable on or in respect of shares may be paid by cheque, warrant or similar financial instrument, or by other means, sent direct to the registered address of the holder or person entitled thereto or, in the case of joint holders, to the registered address of the holder who is first named in the register, or sent to such person and to such address as the holder or joint holders may in writing direct. Such payment may be sent through the post or equivalent means of delivery or by such other means, including by bank transfer, by electronic media and more specifically, in respect of uncertificated shares, by means of the facilities of a relevant system (subject to the facilities and requirements of the relevant system). Every such cheque, warrant, financial instrument or other form of payment shall be made payable to the person to whom it is sent or to such other person as the holder, or joint holders, may in writing direct, and payment of the cheque, warrant, financial instrument or other form of payment shall be a good discharge to the Company. Every such payment shall be sent at the risk of the person entitled to the money represented thereby. Any one of two or more joint holders may give effectual receipts for any dividends or other moneys payable or property distributable in respect of the shares held by them. Unclaimed dividends 134 The Company may cease to send any cheque or other means of payment by post for any dividend on any shares which is normally paid in that manner if, in respect of at least two consecutive dividends payable on those shares, the cheque, warrant or order has been returned undelivered or remains uncashed but, subject to the provisions of these articles, shall recommence sending cheques, warrants or orders in respect of the dividends payable on those shares if the holder of, or person entitled to them, claims the arrears of dividend and does not instruct the Company to pay future dividends in some other way. In the event that: (A) a payee does not specify an address, or does not specify a bank account, or other details necessary in order to make a payment of a dividend or other sum payable on or in respect of a share by the means by which the Directors have decided in accordance with these articles that a payment is to be made, or by which a payee has elected to receive payment, and such address or details are necessary in order for the Company to make the relevant payment in accordance with such decision or election; or (B) a payment cannot be made by the Company using the details provided by the payee, then the dividend or other distribution shall be treated as unclaimed for the purposes of these articles. Any unclaimed dividends may be invested or otherwise applied for the benefit of the Company until they are claimed. The payment by the Directors of any unclaimed dividend or other sum payable on or in respect of a share into a separate account shall not constitute the Company as a trustee in respect of it. Any dividend unclaimed after a period of twelve years from the date of declaration of the dividend shall be forfeited and shall revert to the Company. The Company shall not be liable in any respect, nor be required to account to the relevant member or person entitled by virtue of transmission on death or bankruptcy or otherwise by operation of law to such dividends or other moneys and the Company shall be entitled to use such dividends for the Company’s benefit in any manner that the Directors from time to time may think fit. If the Company sells shares in accordance with Article 55 any dividend or other sum that has not been cashed or claimed by a member (or person entitled by virtue of transmission on death or bankruptcy or otherwise by operation of law to such dividends or sums) shall be forfeited and shall revert to the Company when such shares are sold. The Company shall be entitled to use such uncashed or unclaimed dividends or other sum for the Company’s benefit in any manner that the Directors may from time to time think fit. Dividends in specie 135 Any general meeting declaring a dividend may, upon the recommendation of the Directors, by ordinary resolution direct, and the Directors may in relation to any interim dividend direct, payment or satisfaction of the dividend wholly or in part by the distribution of specific assets, and in particular of paid up shares or debentures of any other company, and the Directors shall give effect to the direction, and where any difficulty arises in regard to the distribution the Directors may settle it as they think expedient, and in particular may issue fractional certificates or authorise any person to sell and transfer any fractions or may ignore fractions altogether, and may fix the value for distribution purposes of any specific assets to be distributed and may determine that cash payments shall be made to any members upon the footing of the value so fixed in order to secure equality of distribution and may vest any specific assets to be distributed in trustees as may seem expedient to the Directors. Articles of Association of Unilever Plc continued Unilever Articles of Association 30 Articles Unilever Articles of Association Capitalisation of profits Power to capitalise profits 136 The Company may, upon the recommendation of the Directors, at any time and from time to time pass an ordinary resolution to the effect that it is desirable to capitalise all or any part of any amount for the time being standing to the credit of any reserve or fund (including the profit and loss account) whether or not the same is available for distribution and accordingly that the amount to be capitalised be set free for distribution among the holders of Ordinary Shares of the Company who would be entitled to it if it were distributed by way of dividend and in the same proportions, on the footing that it is applied either in or towards paying up the amounts for the time being unpaid on Ordinary Shares of the Company held by those members respectively or in paying up in full Ordinary Shares that are to be allotted and distributed as fully paid up, debentures or other obligations of the Company to be allotted and distributed credited as fully paid up among those members, or partly in one way and partly in the other, but so that, for the purposes of this article: (i) a share premium account and a capital redemption reserve, and any reserve or fund representing unrealised profits, may be applied only in paying up in full Ordinary Shares of the Company that are to be allotted and distributed as fully paid up, and (ii) where the amount capitalised is applied in paying up in full shares that are to be allotted and distributed as fully paid up, the Company will also be entitled to participate in the relevant distribution in relation to any shares of the relevant class held by it as treasury shares and the proportionate entitlement of the relevant class of members to the distribution will be calculated accordingly. Scrip dividends 137 The Directors may, if authorised by an ordinary resolution of the Company, offer the holders of Ordinary Shares (excluding any member holding shares as treasury shares) the right to elect to receive Ordinary Shares, credited as fully paid, instead of cash in respect of any dividend or any part of any dividend specified by the ordinary resolution. The following provisions shall apply: (A) An ordinary resolution may specify a particular dividend, or may specify all or any dividends declared within a specified period, but such period may not end later than the expiry of two months following the conclusion of the annual general meeting next following the date of the meeting at which the ordinary resolution is passed. (B) The entitlement of each holder of Ordinary Shares to new Ordinary Shares shall be such that the relevant value of the entitlement shall be as nearly as possible equal to (but not greater than) the cash amount that such holder would have received by way of dividend. For this purpose “relevant value” shall be calculated by reference to the average of the middle market quotations for the Company’s Ordinary Shares on the London Stock Exchange plc as derived from the Daily Official List, on the day on which the Ordinary Shares are first quoted “ex” the relevant dividend and the four subsequent dealing days, or in such other manner as may be determined by or in accordance with the ordinary resolution. A certificate or report by the auditors as to the amount of the relevant value in respect of any dividend shall be conclusive evidence of that amount. (C) The Directors, after determining the basis of allotment, may notify the holders of Ordinary Shares in writing of the right of election offered to them, and specify the procedure to be followed and place at which, and the latest time by which, elections must be lodged in order to be effective. (D) The Directors may exclude from any offer any holders of Ordinary Shares where the Directors believe that the making of the offer to them would or might involve the contravention of the laws of any territory or that for any other reason the offer should not be made to them. (E) The dividend (or that part of the dividend in respect of which a right of election has been offered) shall not be payable on Ordinary Shares in respect of which an election has been made (“the elected Ordinary Shares”) and instead additional Ordinary Shares shall be allotted to the holders of the elected Ordinary Shares on the basis of allotment calculated as stated. For such purpose the Directors shall capitalise, out of any amount for the time being standing to the credit of any reserve or fund (including the profit and loss account) whether or not the same is available for distribution as the Directors may determine, a sum equal to the aggregate nominal amount of the additional Ordinary Shares to be allotted on that basis and apply it in paying up in full the appropriate number of unissued Ordinary Shares for allotment and distribution to the holders of the elected Ordinary Shares on that basis. (F) The additional Ordinary Shares when allotted shall rank pari passu in all respects with the fully paid Ordinary Shares then in issue except that they will not be entitled to participate in the relevant dividend. (G) Unless the Directors otherwise determine, or unless the uncertificated securities rules and/or the rules of the relevant system concerned otherwise require, the new ordinary share or shares which a member has elected to receive instead of cash in respect of the whole (or some part) of the specified dividend declared in respect of their elected ordinary shares shall be in uncertificated form (in respect of the member’s elected ordinary shares which were in uncertificated form on the date of the member’s election) or in certificated form (in respect of the member’s elected ordinary shares which were in certificated form on the date of the member’s election). Settlement of difficulties in distribution on capitalisation of profits 138 Where any difficulty arises in regard to any distribution under the last two preceding articles the Directors may settle the matter as they think expedient and in particular may issue fractional certificates or authorise any person to sell and transfer any fractions or may resolve that the distribution should be as nearly as may be practicable in the correct proportion but not exactly so or may ignore fractions altogether, and may determine that cash payments shall be made to any members in order to adjust the rights of all parties, as may seem expedient to the Directors. The Directors may authorise any person to enter into an agreement with the Company on behalf of the persons entitled to participate in the distribution providing for the allotment to them respectively of any shares, debentures or other obligations of the Company to 31 Articles which they are entitled on the capitalisation and the agreement shall be binding on those persons. Record dates and accounting records Record dates 139 Notwithstanding any other provision of these articles the Company or the Directors may fix any date as the record date for any dividend, distribution, allotment or issue and such record date may be on or at any time before or after any date on which the dividend, distribution, allotment or issue is declared, paid or made. The power to fix any such record date shall include the power to fix a time on the chosen date. Inspection of records 140 The accounting records shall be kept at the office or, subject to the provisions of the Companies Acts, at such other place or places as the Directors may think fit and shall always be open to inspection by the officers of the Company. No member in their capacity as such shall have any right of inspecting any accounting record or book or document of the Company except as conferred by law or authorised by the Directors or by ordinary resolution of the Company. Service of notices and other documents Service of notices 141 Any notice, document (including a share certificate) or other information may be served on, sent or supplied to any member by the Company either personally or by sending it through the post addressed to the member at their registered address or by leaving it at that address addressed to the member or by means of a relevant system or, where appropriate, by sending or supplying it in electronic form to an address for the time being notified by the member concerned to the Company for that purpose or by publication on a website in accordance with the Companies Acts or in any other manner provided by these articles. In the case of joint holders of a share, service, sending or delivery of any notice or document on or to one of the joint holders shall for all purposes be deemed a sufficient service on or sending or delivery to all the joint holders. If on three consecutive occasions a notice to a member has been returned undelivered, such member shall not thereafter be entitled to receive notices from the Company until they shall have communicated with the Company and supplied to the Company (or its agent) a new registered address, or a postal address within the United Kingdom for the service of notices, or shall have informed the Company, in such manner as may be specified by the Company, of an address for the service of notices in electronic form. For these purposes, a notice sent by post shall be treated as returned undelivered if the notice is sent back to the Company (or its agent), and a notice sent in electronic form shall be treated as returned undelivered if the Company (or its agent) receives notification that the notice was not delivered to the address to which it was sent. The Company may at any time and in its sole discretion choose to serve, send or supply notices, documents or other information in hard copy form alone to some or all of the members. Articles of Association of Unilever Plc continued Members resident abroad 142 Any member whose registered address is not within the United Kingdom or some other part of Europe or any holder of a share warrant and who gives to the Company a postal address within the United Kingdom at which notices may be served upon them shall be entitled to have notices served on or sent or delivered to them at that address or where applicable by making them available on a website and notifying the holder at that address. Any member whose registered address is not within the United Kingdom and who gives to the Company an address for the purposes of electronic communications may, at the absolute discretion of the Board, be entitled to have notices or documents served upon, or delivered to, them at that address or where applicable by making them available on a website and notifying the holder at that address. Otherwise, a member whose registered address is not within the United Kingdom, shall not be entitled to receive any notice or other document from the Company. When notice deemed served 143 Any notice or document, if sent by post, shall be deemed to have been served on the day following that on which it was put in the post and, in proving service or delivery, it shall be sufficient to prove that the notice or document was properly addressed, stamped and put in the post. Any notice or document not sent by post but left at a registered address (other than an address for the purposes of communication by electronic means) shall be deemed to have been served or delivered on the day it was so left. Any notice served or delivered by the Company by means of a relevant system shall be deemed to have been served or delivered when the Company or any sponsoring system participant acting on its behalf sends the issuer-instruction relating to the notice. Any notice or document sent by the Company using electronic means shall be deemed to have been received on the day following that on which it was sent notwithstanding that the Company subsequently sends a hard copy of such notice, document or information by post. Any notice, document or other information made available on a website shall be deemed to have been received on the day on which the notice, document or other information was first made available on the website or, if later, when a notice of availability is received or deemed to have been received pursuant to this article. In proving that a notice, document or other information served, sent or supplied by electronic means was served, sent or supplied, it shall be sufficient to prove that it was properly addressed. Any notice, document or other information served, sent or supplied by the Company by any other means authorised in writing by the member concerned shall be deemed to have been received when the Company has carried out the action it has been authorised to take for that purpose. Unilever Articles of Association 32

Articles Unilever Articles of Association Service of notice to person entitled by transmission 144 Where a person is entitled by transmission to a share, any notice or document shall be served upon or delivered to them, and any dividend or other sum payable in cash in respect of the share may be paid to them, as if they were the holder of that share and their address noted in the register was their registered address. A person who is entitled by transmission to a share, upon supplying the Company with an address for the purpose of communications by electronic means for the service of notices, may, at the absolute discretion of the Directors, have sent to them at such address any notice or document to which they would have been entitled if they were the holder of that share. Except where there is a person entitled by transmission to a share, any notice or document served on or delivered to any member pursuant to these articles shall, notwithstanding that the member is then dead or bankrupt or that any other event giving rise to the transmission of the share by operation of law has occurred and whether or not the Company has notice of the death, bankruptcy or other event, be deemed to have been properly served or delivered in respect of any share registered in the name of that member as sole or joint holder unless, before the day of posting (or, if it is not sent by post, before the day of service or delivery) of the notice or document, their name has been removed from the register as the holder of the share. Service or delivery in the foregoing manner shall be deemed for all purposes a sufficient service or delivery of the notice or document on all persons interested (whether jointly with or as claiming through or under that member) in the share. Notice when post not available and notice given by advertisement 145 (A) If there is a suspension or curtailment of postal services within the United Kingdom or some part of the United Kingdom, the Company need only give notice of a general meeting to those members with whom the Company can communicate by electronic means and who have provided the Company with an address for this purpose. The Company shall also advertise the notice in at least two newspapers with a national circulation in the United Kingdom and make it available on its website from the date of such advertisement until the conclusion of the meeting or any adjournment thereof. If at least six clear days prior to the meeting the sending or supply of notices by post in hard copy form has again become generally possible, Company shall send or supply confirmatory copies of the notice by post to those members who would otherwise receive the notice in hard copy form. (B) Any notice to the bearer of a warrant or to any other person who holds or is interested in shares in the Company in bearer form or any related coupons or talons shall be sufficiently given if advertised in at least two daily newspapers with a national circulation in the United Kingdom and any such notice shall be deemed given on the day when the advertisement appears. Destruction of documents Consequences of destruction of documents 146 If the Company destroys: (A) any share certificate which has been cancelled at any time after a period of one year has elapsed from the date of cancellation; or (B) any instruction concerning the payment of dividends or other moneys in respect of any share or any notification of change of name or address at any time after a period of two years has elapsed from the date the instruction or notification was recorded by the Company; or (C) any instrument of transfer of shares which has been registered at any time after a period of six years has elapsed from the date of registration; or (D) any other document on the basis of which any entry is made in the register at any time after a period of six years has elapsed from the date the entry was first made in the register in respect of it, and the Company destroys the document in good faith and without express notice that its preservation was relevant to a claim, it shall be presumed irrefutably in favour of the Company that every share certificate so destroyed was a valid certificate and was properly cancelled, that every instrument of transfer so destroyed was a valid and effective instrument of transfer and was properly registered and that every other document so destroyed was a valid and effective document and that any particulars of it which are recorded in the books or records of the Company were correctly recorded. Nothing contained in this article shall be construed as imposing upon the Company any liability by reason only of the destruction of any document of the kind mentioned above before the relevant period mentioned in this article has elapsed or of the fact that any other condition precedent to its destruction mentioned above has not been fulfilled. References in this article to the destruction of any document include references to its disposal in any manner. Winding-up Order of priority in winding-up 147 If the Company shall be wound-up, the assets available for distribution amongst the members (excluding any member holding shares as treasury shares) shall be applied first in repaying to the holders of the Ordinary Shares the capital paid or credited as paid up thereon respectively and any balance of such assets then remaining shall belong to the holders of the Ordinary Shares. 33 Articles Indemnity Indemnification of Directors 148 To the extent permitted by the Companies Acts, the Company may: (A) indemnify any Relevant Officer against any liability and may purchase and maintain for any Relevant Officer insurance against any liability. No Relevant Officer shall be accountable to the Company or the members for any benefit provided pursuant to this article and the receipt of any such benefit shall not disqualify any person from being or becoming a Relevant Officer; (B) provide a Relevant Officer with funds to meet expenditure incurred or to be incurred by the Relevant Officer: (i) in defending any criminal or civil proceedings in connection with any negligence, default, breach of duty or breach of trust by the Relevant Officer in relation to the Company or an Associated Company of the Company; or (ii) in connection with any application for relief under the provisions mentioned in Section 205(5) of the Companies Act 2006; and (C) do anything to enable any such Relevant Officer to avoid incurring such expenditure. For the purpose of this Article 148 and Article 149, “Associated Company” shall have the same meaning as in Section 256 of the Companies Act 2006 and “Relevant Officer” means a Director, former Director or Secretary of the Company or of an Associated Company of the Company. The terms set out in Section 205(2) of the Companies Act 2006 shall apply to any provision of funds or other things done under this Article 148. 149 far as may be permitted by applicable law, the Company: (A) shall provide a Relevant Officer with funds to meet expenditure incurred or to be incurred by the Relevant Officer in defending himself/herself in an investigation by a regulatory authority or against action proposed to be taken by a regulatory authority in connection with any alleged negligence, default, breach of duty or breach of trust by the Relevant Officer in relation to the Company or any Associated Company of the Company; and (B) may do anything to enable any such Relevant Officer to avoid incurring such expenditure. Articles of Association of Unilever Plc continued Unilever Articles of Association 34 Capital Alterations Unilever Articles of Association Captial Alterations At an Extraordinary General Meeting of the Company duly convened and held on the 12th day of October, 1937, the following Resolution was duly passed as a Special Resolution:– Resolution That subject to and upon the printed Scheme of Arrangement and Amalgamation dated the 11th August, 1937 (which has been produced to this Meeting and for the purpose of identification signed by the Chairman thereof) being sanctioned by the Court pursuant to Sections 153 and 154 of the Companies Act, 1929, and coming into operation with or without any such modification as therein provided for: A The Capital of the Company be reduced to £117,000,000, divided into: £30,762,082 7 per cent. Cumulative Preference Stock, 9,237,918 7 per cent. Cumulative Preference Shares of £1 each, B C D The Capital of the Company be thereupon converted, consolidated, sub-divided and increased pursuant to and in accordance with the said Scheme so as thereafter to be constituted as provided in Clause 7 of the said Scheme; All Shares in the capital of the Company from time to time unissued be converted into Stock as and when the same are issued and are fully paid up; The name of the Company be changed to “Lever Brothers & Unilever Limited”. £15,655,173 8 per cent. Cumulative A Preference Stock, 24,344,827 8 per cent. Cumulative A Preference Shares of £1 each, £2,287,312 20 per cent. Cumulative Preferred Ordinary Stock, 24,850,752 20 per cent. Cumulative Preferred Ordinary Shares of 5s. each, 7,000,000 20 per cent. Cumulative A Preferred Ordinary Shares of £1 each and 2,150,000 Ordinary Shares of £10 each by the cancellation pursuant to and for the purposes of the said Scheme of: £1,500,000 20 per cent. Cumulative Preferred Ordinary Stock, £3,000,000 20 per cent. Cumulative A Preferred Ordinary Stock, and £8,500,000 Ordinary Stock which three Stocks are beneficially held by Unilever Limited; 35 CHANCERY DIVISION MR. JUSTICE SIMONDS Monday the 15th day of November, 1937 In the Matter of UNILEVER LIMITED and In the Matter of LEVER BROTHERS, LIMITED and In the Matter of THE COMPANIES ACT, 1929 Upon the Petition of the above-named Unilever Limited whose Registered Office is situate at Unilever House Blackfriars in the City of London and Lever Brothers, Limited whose Registered Office is situate at Port Sunlight in the County of Chester on the 19th October, 1937 preferred unto this Court And upon hearing Counsel for the Petitioners and for Naamlooze Vennootschap Elma and United Holdings Limited the holders of £100,000 Deferred Stock of Unilever Limited Blackfriars Nominees Limited and British Oil & Cake Mills Limited the holders of 3,000,000 20 per cent. A Preferred Ordinary Stock of Lever Brothers, Limited Blackfriars Nominees Limited as holder of £6,100,000 Ordinary Stock of Lever Brothers, Limited and Unilever Naamlooze Vennootschap and “Mavibel” (Maatschappij voor Internationale Beleggingen) Naamlooze Vennootschap referred to in Clause 10 of the Agreement set forth in the Schedule to the Scheme of Arrangement and Amalgamation hereinafter sanctioned And upon reading the said Petition the Order dated the 11th August 1937 (whereby the said Unilever Limited was ordered to convene separate meetings of the Holders of (1) its 7 per cent. Cumulative Preferred Stock and 5 per cent. Cumulative Preferred Stock and (2) its Ordinary Stock for the purpose of considering and if thought fit approving with or without modification a Scheme of Arrangement and Amalgamation proposed to be made between the said Unilever Limited and its respective Stockholders and Lever Brothers, Limited) the Order dated the 1st November 1937 (dispensing with the settlement of a list of Creditors of the said Lever Brothers, Limited) the “London Gazette” and the “Times” Newspaper both of the 21st September 1937 (each containing an advertisement of the notice convening the meetings directed to be held by the said Order dated the 11th August 1937) the “London Gazette” and the “Times” Newspaper both of the 5th November 1937 (each containing a notice of the presentation of the said Petition and that the same was appointed to be heard this day) the three Affidavits of Francis D’Arcy Cooper filed respectively the 20th July 1937 and the 19th and 20th October 1937 the Affidavit of Hugh Quennell filed the 11th August 1937 the joint and several Affidavit of Luke Val Fildes John William Heywood and Ronald Geoffrey Rowe filed the 19th October 1937 the joint and several Affidavit of Percy Farnworth and Fred Homer filed the 29th October 1937 and the Exhibits in the said Affidavits respectively referred to And the said Naamlooze Vennootschap Elma United Holdings Limited Blackfriars Nominees Limited British Oil & Cake Mills Limited Unilever Naamlooze Vennootschap and “Mavibel” (Maatschappij voor Internationale Beleggingen) Naamlooze Vennootschap by their Counsel submitting to be bound by the Scheme of Arrangement and Amalgamation hereinafter sanctioned This Court doth hereby sanction the Scheme of Arrangement and Amalgamation as set forth in the Schedule to the said Petition subject to the modifications approved by the Court on the hearing of the said Petition which Scheme of Arrangement and Amalgamation as so modified and sanctioned is set forth in the First Schedule hereto And this Court doth order that the reduction of the capital of the said Lever Brothers, Limited from £130,000,000 to £117,000,000 resolved on and effected by the Special Resolution passed at an Extraordinary General Meeting of the said Lever Brothers, Limited held on the 12th October 1937 be and the same is hereby confirmed in accordance with the provisions of the above mentioned Act And the Court doth hereby approve the Minute set forth in the Second Schedule hereto And it is ordered that this Order be produced and a copy of the said Minute delivered to the Registrar of Companies by Lever Brothers, Limited and that each of them the above- named Unilever Limited and Lever Brothers, Limited do deliver to such Registrar an office copy of this Order And it is ordered that Notice of the Registration by the Registrar of Companies of this Order so far as it confirms the reduction of the capital of the said Lever Brothers, Limited and of the said Minute be published once in the “London Gazette” and in the“Times” Newspaper within ten days after such Registration And it is ordered that the above-named Lever Brothers, Limited and Unilever Limited or either of them be at liberty to apply in Chambers for an Order or orders under Section 154 of the above-mentioned Act as there may be occasion ARTHUR STIEBEL, Registrar Seal In the High Court of Justice No. 00539 of 1937 Fo. 272 W.4 Stamp £2 (Seal) Unilever Articles of Association36

Capital Alterations Unilever Articles of Association Minute approved by the Court 15th November, 1937. The capital of Lever Brothers, Limited was by virtue of a Special Resolution of the Company and with the sanction of an Order of the High Court of Justice dated the 15th day of November, 1937, reduced from £130,000,000 to £117,000,000, divided into £30,762,082 Preference Stock, 9,237,918 Preference Shares of £1 each, £15,655,173 A Preference Stock, 24,344,827 A Preference Shares of £1 each, £2,287,312 Preferred Ordinary Stock, 24,850,752 Preferred Ordinary Shares of 5s. each, 7,000,000 A Preferred Ordinary Shares of £1 each and 2,150,000 Ordinary Shares of £10 each. At the date of the registration of this Minute, none of the said shares had been issued. By virtue of a Scheme of Arrangement and Amalgamation between Unilever Limited and its respective Stockholders and the Company sanctioned by the said Order and of a Special Resolution passed by the Company, the capital of the Company on the registration of this Minute is £141,418,750, divided into £30,762,082 Preference Stock, £15,655,173 A Preference Stock, £2,287,312 Preferred Ordinary Stock, 9,237,918 Preference Shares of £1 each, 24,344,827 A Preference Shares of £1 each, 59,031,438 Ordinary Shares of £1 each and 100,000 Deferred Shares of £1 each none of which shares has been issued. 37 LEVER BROTHERS, LIMITED having by Special Resolution reduced its Capital, as confirmed by an Order of the High Court of Justice, Chancery Division, bearing date the 15th day of November, 1937. Given under my hand at London this thirtieth day of November One thousand nine hundred and thirty-seven. P. MARTIN, Assistant Registrar of Companies. Certificate of registration No. 41424 of Order of Court and Minute on reduction of Capital (Pursuant to Sec. 58 of the Companies Act, 1929.) I hereby Certify the Registration of the said Order and of a Minute, showing the present capital and shares of the Company, as fixed by the said Order. Unilever Articles of Association38 Capital Alterations Unilever Articles of Association At an Extraordinary General Meeting of the Company duly convened and held on the 27th day of February, 1952, the following Resolution was duly passed as a Special Resolution:– Resolution That the name of the Company be changed to~ “UNILEVER LIMITED”. At an Extraordinary General Meeting of the Company duly convened and held on the 20th day of September, 1966, the following Resolutions were duly passed as Special Resolutions:– Resolutions 1 That the Scheme of Arrangement dated 25th August, 1966, between the Company and its six classes of members, a print of which has been submitted to this Meeting and for the purpose of identification subscribed by the Chairman hereof, be and it is hereby approved. 2 That subject to the said Scheme being sanctioned the capital of the Company be reduced by the cancellation of the assented Preferential Stock (as in the said Scheme defined) and of the 1,655,310 unissued 5 per cent. Cumulative Preference Shares of £1 each and the 24,338,251 unissued 8 per cent. Cumulative A Preference Shares of £1 each in the capital of the Company. 3 That forthwith upon the said reduction of capital taking effect: (a) the capital of the Company be increased to its former amount of £141,418,750 by the creation of the appropriate number of Ordinary Shares of 5s. each. (b) the 7 per cent. Cumulative Preference Stock and Shares, the 5 per cent. Cumulative Preference Stock and Shares, the 8 per cent. Cumulative A Preference Stock and Shares and the 20 per cent. Cumulative Preferred Ordinary Stock and Shares be redesignated as 7 per cent. First Cumulative Preference Stock and Shares, 5 per cent. First Cumulative Preference Stock and Shares, 8 per cent. Second Cumulative Preference Stock and Shares and 20 per cent. Third Cumulative Preferred Ordinary Stock and Shares respectively. 39 CHANCERY DIVISION MR. JUSTICE SIMONDS FO. 123 R.28 Monday the 24th day of October 1966 In the Matter of UNILEVER LIMITED and In the Matter of THE COMPANIES ACT, 1948 Upon the Petition of the above-named Unilever Limited (hereinafter called “the Company”) whose registered office is situate at Port Sunlight Birkenhead in the County of Chester on the 26th September 1966 preferred unto this Court And Upon Hearing Counsel for the Company And Upon Reading the said Petition the Order dated the 14th July 1966 (whereby the Company was ordered to convene separate Meetings of the holders of (i) its 7 per cent. Cumulative Preference Stock (ii) its 5 per cent. Cumulative Preference Stock (iii) its 8 per cent. CumulatIve A Preference Stock (iv) its 20 per cent. Cumulative Preferred Ordinary Stock and (v) its Ordinary Shares for the purpose of considering and if thought fit approving, with or without modification, a Scheme of Arrangement proposed to be made between the Company the holders of its said Stocks and Shares and the holders of its Deferred Stock) the Order dated the 7th October 1966 (dispensing with the settlement of a list of Creditors) The Times newspaper of the 26th August 1966 (containing an advertisement of the notice convening the Meetings directed to be held by the said Order dated the 14th July 1966) The Times newspaper of the 15th October 1966 (containing a notice of the presentation of the said Petition and that the same was appointed to be heard this day) and three Affidavits of George James Baron Cole of Blackfriars filed respectively the 11th July 1966 and the 27th September 1966 the two joint Affidavits of John Arthur Smethurst and William Favager filed respectively the 8th September 1966 and the 19th October 1966 the Affidavit of Kenneth Lysberg Barber and the Affidavit of Edward James Wells both filed the 27th September 1966 and the Exhibits in the said Affidavits respectively referred to This Court doth hereby sanction the Scheme of Arrangement as set forth in the Schedule to the said Petition (subject to the modifications approved by this Court on the hearing of the said Petition) which Scheme of Arrangement as so modified and sanctioned is set forth in the First Schedule hereto And this Court doth order that the reduction of the capital of the Company resolved on and effected by a Special Resolution passed at an Extraordinary General Meeting of the Company held on the 20th September 1966 be and the same is hereby confirmed in accordance with the provisions of the above mentioned Act And the Court doth hereby approve the Minute set forth in the Second Schedule hereto And it is ordered that this Order be produced to the Registrar of Companies and that an Office Copy hereof be delivered to him together with a copy of the said Minute And it is ordered that notice of the registration by the Registrar of Companies of this Order (so far as it confirms the reduction of the capital of the Company) and of the said Minute be published once in The Times newspaper within 21 days after such registration MAURICE BERKELEY, Registrar In the High Court of Justice No. 00987 of 1966 Seal Supreme Court of Judicature Unilever Articles of Association 40

Capital Alterations Unilever Articles of Association No. 00987 of 1966 THE FIRST SCHEDULE before referred to In the High Court of Justice CHANCERY DIVISION In the Matter of UNILEVER LIMITED and In the Matter of THE COMPANIES ACT, 1948 Scheme of arrangement (under Section 206 of the Companies Act, 1948) between the term “non-assented” in UNILEVER LIMITED and the holders of: relation to Preferential Stock (1) its 7 per cent. Cumulative Preference Stock; (2) its 5 per cent. Cumulative Preference Stock; (3) its 8 per cent. Cumulative A Preference Stock; (4) its 20 per cent. Cumulative Preferred Ordinary Stock; (5) its Ordinary Shares of 5s. each; and (6) its Deferred Stock. the term “assented” in relation to Preferential Stock PRELIMINARY In this Scheme the following expressions shall bear the following meanings:– “the Company” means Unilever Limited; “the New Loan Stock” “the Preferential Stock” means the £35,984,690 “the Effective Date” 7 per cent. Cumulative Preference Stock, the £2,360,000 5 per cent. Cumulative Preference Stock, the £15,661,749 8 per cent. Cumulative A Preference Stock and the £2,287,312 20 per cent. Cumulative Preferred Ordinary Stock in the capital of the Company; “this Scheme” “holder” means Preferential Stock in respect of which the holder shall give a valid Notice of Non-Assent under Clause 5 of this Scheme; means Preferential Stock which is not non-assented; means the Unsecured Loan Stock of the Company to be created pursuant to Clause 1 of this Scheme; means the day on which this Scheme becomes effective in accordance with Clause 9 of this Scheme; means this Scheme (including the Appendices hereto) in its present form or with any modification thereof or addition thereto or condition approved or imposed by the Court; includes person entitled by transmission. 41 Creation of New Loan S1 t ock (a) The Company shall create New Loan Stock up to £62,695,050 in aggregate nominal amount as follows:– (i) up to £60,335,050 73⁄4 per cent. Unsecured Loan Stock 1991/2006; (ii) up to £2,360,000 51⁄2 per cent. Unsecured Loan Stock 1991/2006. (b) The New Loan Stock shall be constituted by a Trust Deed between the Company of the one part and The Law Debenture Corporation, Limited as trustees of the other part and shall contain or incorporate provisions to the effect of those set forth in Appendix A to this Scheme and shall be in the form of the draft already prepared and subscribed for the purposes of identification by Slaughter and May, Solicitors, with such modifications and additions, if any, as may prior to the execution thereof be approved by the Company and the Trustees. Reduction of Share Capital 2 (a) The share capital of the Company shall be reduced by the cancellation of the assented Preferential Stock and of the 1,655,310 unissued 5 per cent. Cumulative Preference Shares of £1 each and the 24,338,251 unissued 8 per cent. Cumulative A Preference Shares of £1 each in the capital of the Company. (b) Forthwith upon the said reduction of capital taking effect the share capital of the Company shall be increased to its former amount by the creation of Ordinary Shares of 5s. each. Allotment of New Loan Stock 3 (a) In consideration of the cancellation of the assented Preferential Stock the Company shall within 28 days after the Effective Date (but subject as regards fractions to the provisions of paragraph (b) of this Clause) allot and issue credited as fully paid to the persons who at the close of business on the day immediately preceding the Effective Date are the registered holders of the assented Preferential Stock for every £100 in nominal amount of assented Preferential Stock of the class shown in column 1 of the Table below set out New Loan Stock of the nominal amount and class shown in column 2 of the said Table and so in proportion for holdings of less than £100 or which are not an exact multiple thereof:– Table 1 £100 Preferential Stock 7 per cent. Cumulative Preference Stock. 2 New Loan Stock £100 73⁄4 per cent. Unsecured Loan Stock 1991/2006. 5 per cent. Cumulative Preference Stock. £100 51⁄2 per cent. Unsecured Loan Stock 1991/2006. 8 per cent. Cumulative A Preference Stock. £114 73⁄4 per cent. Unsecured Loan Stock 1991/2006. 20 per cent. Cumulative Preferred Ordinary Stock. £284 73⁄4 per cent. Unsecured Loan Stock 1991/2006. (b) No holder of any of the assented Preferential Stock shall be entitled to be allotted any fraction of £1 of New Loan Stock but any fractional amounts to which but for this provision holders of assented Preferential Stock would have been entitled shall be aggregated and allotted to the Secretary of the Company or to some person or persons nominated by him upon trust to sell the same and the Company shall distribute the net proceeds of such sale to the persons entitled thereto. (c) The amount of 73⁄4 per cent. Unsecured Loan Stock to be allotted to a holder of assented Preferential Stock of two or more classes and the fractional entitlement, if any, of any such holder shall be determined by aggregating the amounts of 73⁄4 per cent. Unsecured Loan Stock which, but for the provisions of paragraph (b) of this Clause, would have been allotted to such holder. Dividends and Interest 4 (a) The New Loan Stock to be issued pursuant to this Scheme shall carry interest calculated as from and including the 1st July, 1966. (b) The holders of the assented Preferential Stock shall not be entitled to receive any dividends on the assented Preferential Stock held by them respectively in respect of any period commencing after the 30th June, 1966. (c) Each mandate in force at the close of business on the day immediately preceding the Effective Date relating to the payment of dividends on assented Preferential Stock shall unless and until revoked be deemed as from such date to be a valid and effective mandate to the Company in relation to interest on the corresponding New Loan Stock. Notice of Non-Assent 5 (a) If any holder of Preferential Stock shall, in manner provided in paragraph (b) of this Clause, give notice in the form prescribed by the Company (herein called “Notice of Non-Assent”) to the Company that such holder does not wish to have all or some part of the Preferential Stock held by him cancelled, the Preferential Stock held by such holder shall, to the extent specified in such Notice of Non-Assent, for the purposes of this Scheme be nonassented. (b) Every such notice shall be signed (or in the case of a body corporate executed under its Common Seal, if any) by the holder or, in the case of joint holdings, all the holders of the Preferential Stock concerned and sent or delivered to the Joint Registrars of the Company accompanied by the relative stock certificate or certificates so as to be received by the Joint Registrars on or before the 19th September, 1966, or posted before the 19th September, 1966 and received by the said Joint Registrars on or before the 27th September, 1966. Modification of Rights attached to Classes of Share Capital The Scheme Unilever Articles of Association 42 Capital Alterations Unilever Articles of Association 6 (a) The Company shall alter its Articles of Association by substituting for Articles 3 and 49 the new Articles 3 and 49 set forth in Resolution numbered 3 in the Notice convening an Extraordinary General Meeting of the Company for the 20th September, 1966. (b) From and after the Effective Date the rights set forth in Appendix B to this Scheme shall be attached to the non-assented Preferential Stock in substitution for and to the exclusion of those rights now set forth in paragraph (viii) of Article 9 of the Articles of Association of the Company. (c) Nothing in this Scheme contained shall prevent the alteration or variation of any rights attached to any Stock or Shares in the capital of the Company or any provision in the Articles of Association of the Company in any manner for the time being authorised by law or by such Articles. Certificates for New Loan Stock and Cash Payments 7 As soon as practicable after the allotments of the New Loan Stock, the Company shall send to the allottees notices informing them that this Scheme has become effective and, unless prohibited by law, enclosing certificates for the amounts of New Loan Stock and shall, either simultaneously or as soon as practicable thereafter and unless prohibited by law, send to the allottees cheques or postal orders for any cash payments in respect of fractions, being the amounts and payments to which they are respectively entitled under this Scheme. 8 (a) All certificates for New Loan Stock shall be sent by the Company to the holders of the assented Preferential Stock through the post in prepaid envelopes addressed to such holders at their respective registered addresses (or, in the case of joint holders, to the address of that one of the joint holders whose name stands first in the register in respect of such joint holding) and the Company shall not be responsible for any loss in transmission. (b) All cash payments in respect of fractions required to be made pursuant to this Scheme to holders of assented Preferential Stock shall be made by the Company to such holders by sending cheques or postal orders for the amounts payable through the post in the manner and to the addresses mentioned in paragraph (a) of this Clause, and the Company shall not be responsible for any loss in transmission. All such cheques and postal orders shall be made payable to the order of the person to whom the payment is due or, in the case of joint holders entitled to such payment, to the order of that one of the joint holders whose name stands first in the register in respect of such joint holding. Payment of any cheque or encashment of any postal order (as the case may be) shall be a complete discharge to the Company for the moneys represented thereby. The Effective Date 9 This Scheme shall become effective as soon as an office copy or office copies of the Order of the Court sanctioning under Section 206 of the Companies Act, 1948 this Scheme and confirming under Section 68 of the said Act the reduction of capital provided for in this Scheme shall have been duly delivered to the Registrar of Companies for registration; and unless this Scheme shall have become effective as aforesaid on or before the 31st December, 1966, or such later date, if any, as the Court may allow, the same shall never become effective. 10 The Company may consent on behalf of all concerned to any modification of or addition to this Scheme or to any conditions which the Court may think fit to approve or impose. Fundamental Condition 11 Notwithstanding anything hereinbefore contained if less than 50 per cent. in aggregate nominal amount of the Preferential Stock (or such lesser nominal amount as the Company shall within fourteen days after the holding of the meetings convened by Order of the Court for the purpose of considering this Scheme by Resolution of its Board of Directors decide) falls to be treated as assented Preferential Stock for the purposes of this Scheme, this Scheme shall not be capable of becoming effective. Dated 25th August, 1966. 43 Provisions relating to New Loan Stock The 51⁄2 per cent. Unsecured Loan Stock 1991/2006 (“the 51⁄2 per cent. Stock”) and the 73⁄4 per cent. Unsecured Loan Stock 1991/2006 (“the 73⁄4 per cent. Stock”) – together referred to herein as “the Stocks” – will be created by a Resolution of the Board of Directors and will be constituted by a Trust Deed in favour of The Law Debenture Corporation, Limited, as Trustees. The Trust Deed will contain provisions, inter alia, to the following effect:– 1 Amounts The 51⁄2 per cent. Stock will not exceed £2,360,000; the 73⁄4 per cent. Stock wiII not exceed £60,335,050. 2 Interest The 51⁄2 per cent. Stock and the 73⁄4 per cent. Stock will carry interest respectively at the rates of 51⁄2 per cent. and 73⁄4 per cent. per annum, payable half-yearly on 30th June and 31st December. The first payment of interest will be made on 31st December, 1966 and will amount to £2 15s. 0d. (less income tax) per £100 nominal of the 51⁄2 per cent. Stock and £3 17s. 6d. (less income tax) per £100 nominal of the 73⁄4 per cent. Stock. 3 Redemption, Purchase and Final Repayment (a) The Stocks, unless previously purchased or redeemed, will be repaid on 30th June, 2006, at par plus accrued interest. (b) The Company will be entitled to redeem the whole or any part, to be selected by drawings, of the Stocks at par plus accrued interest on or at any time after 30th June, 1991, on giving not less than three months’ notice in writing. (c) The Company may at any time purchase any part of the Stocks on any recognised Stock Exchange or by tender (available to all Stockholders of the particular Stock alike) at any price or by private treaty at a price not exceeding par in the case of the 51⁄2 per cent. Stock and £105 per cent. in the case of the 73⁄4 per cent. Stock (exclusive in each case of expenses and accrued interest) but not otherwise. (d) The Company may exercise its rights and powers of redemption and purchase as regards the 51⁄2 per cent. Stock and the 73⁄4 per cent. Stock at its sole discretion and without obligation to maintain any ratio between the amounts for the time being outstanding of either of such series. (e) All stock purchased or redeemed shall be cancelled and shall not be available for re-issue. 4 Limitation on Borrowings (A) The Company shall procure that so long as any part of the Stocks remains outstanding the aggregate principal amount (including any premium payable on final repayment) outstanding of borrowings by the Company and all its subsidiaries (but excluding borrowings by any of such companies from any other of them) shall not exceed a sum equal to twice the adjusted total of capital and reserves (as defined below). (B) The Company shall procure that so long as any part of the Stocks remains outstanding the aggregate principal amount (including any premium payable on final repayment) outstanding of (a) secured borrowings of the Company (otherwise than from any of its subsidiaries) and (b) all borrowings whether secured or unsecured of its subsidiaries (otherwise than from the Company or from another subsidiary) shall not exceed a sum equal to two thirds of the adjusted total of capital and reserves. For the purposes of the provisions of (A) and (B) above relating to borrowing:– (i) the principal amount (together with any premium payable on final repayment) of any debentures within the meaning of Section 455 of the Companies Act, 1948 issued by the Company or any of its subsidiaries shall (unless otherwise taken into account) be deemed to be borrowings; (ii) the principal amount raised by the Company or any of its subsidiaries by acceptances under any acceptance credit opened on its behalf by any bank or accepting house shall be deemed to be borrowings; (iii) the nominal amount of any issued share capital and the principal amount of any borrowings (together in each case with any premium on redemption or repayment) the repayment whereof is guaranteed by the Company or by any of its subsidiaries shall be deemed to be borrowings by the guaranteeing company unless otherwise taken into account; (iv) any borrowings of the Company or any of its subsidiaries for the express purpose of repaying the whole or any part of any borrowings of the Company or any of its subsidiaries for the time being outstanding (including any premium on redemption or repayment) and taken into account and applied for that purpose within four months of such borrowing shall pending application for such purpose within such period be deemed not to be borrowings; (v) the nominal amount of any issued share capital (not being equity share capital) of a subsidiary owned otherwise than by the Company or by a subsidiary shall be deemed to be borrowings of the subsidiary; (vi) in the case of a subsidiary, part of whose equity share capital is held otherwise than by the Company or another subsidiary, the proportion of the total amounts borrowed by such subsidiary which is borrowed otherwise than from the Company or another subsidiary which corresponds to the proportion of the total nominal amount of the issued equity share capital of such subsidiary held otherwise than by the Company or another subsidiary shall be deemed not to be borrowings. 5 Definitions The expression “the adjusted total of capital and reserves” means at any material time the amount of the issued and paid-up share capital of the Company plus the aggregate amount standing to the credit of the consolidated capital and revenue reserves (including any share premium account and capital redemption reserve fund) plus or minus the amount standing to the credit or debit (as the case may be) of the consolidated profit and loss account of the Company and its subsidiaries all as shown in the latest audited consolidated accounts of the Company but:– (i) adjusted as may be appropriate to take account of (a) any increase in or reduction of the issued and paidup share capital or the share premium account of the Company since the date to which the consolidated balance sheet incorporated in such accounts shall Appendix A Unilever Articles of Association 44

Capital Alterations Unilever Articles of Association have been made up and any distributions (other than normal preference dividends and interim dividends paid in each case out of profits earned since such date) in cash or specie made from such reserves or profit and loss account since such date and (b) any subsidiary not consolidated in such accounts, any companies which since the date of such accounts have ceased to be subsidiaries and any companies which will become subsidiaries as a result of the transaction in relation to which the calculation falls to be made; (ii) excluding any sums set aside for taxation, other than any sums set aside in respect of taxation equalisation; (iii) after deducting any amount for goodwill or any other intangible asset (not being an amount representing part of the cost of an acquisition of shares or other property) incorporated as an asset in such balance sheet (as adjusted); (iv) excluding any amounts attributable to minority interests in subsidiaries; (v) after making such other adjustments (if any) as the Auditors of the Company may consider appropriate. 6 Transfer The Stocks will each be registered and transferable in amounts and multiples of £1. 7 Modification of Rights The provisions of the Trust Deed and the rights of the holders of the Stocks will be subject to modification by Extraordinary Resolution of the Stockholders concerned as provided in the Trust Deed. In addition, the Trustees may from time to time without any consent or sanction of the Stockholders concerned (but only if and in so far as in the opinion of the Trustees the interests of such Stockholders will not be materially prejudiced thereby) assent to any modification of the provisions of the Trust Deed or any Supplemental Trust Deed. Provision will be made for separate meetings of the holders of the series concerned where the subject matter of any proposed Resolution is considered by the Trustees to involve a conflict of interest between the holders of one series of the Stock and the holders of the other series of the Stock. 8 Indemnification The Trust Deed will contain provisions for indemnifying the Trustees and for relieving them from responsibility in certain events. 45 On a return of assets in a winding-up or otherwise the 7 per cent. First Cumulative Preference Shares, 5 per cent. First Cumulative Preference Shares, 8 per cent. Second Cumulative Preference Shares and 20 per cent. Third Cumulative Preferred Ordinary Shares shall be entitled to rank for repayment of the capital paid up or credited as paid up thereon in the same priorities respectively as they rank for dividend together with a sum equal to any arrears or deficiency of dividend in respect thereof (whether declared or undeclared) and together also by way of premium with an amount per share equal to the excess (if any) of the market value of such Preference and Preferred Ordinary Shares respectively over the amount paid up or credited as paid up thereon, such market value to be established by taking the average as certified by the Company’s Auditors of the means of the daily quotations at which the said Preference Shares and Preferred Ordinary Shares respectively shall have been quoted in the Daily Official List published by The Stock Exchange, London, during the six months immediately preceding the relevant date, after first deducting from the mean on each day a sum equal to any arrears or deficiency of dividend in respect thereof (whether declared or undeclared) up to that day (less an amount equivalent to income tax on such sum at the standard rate for the time being in force). Provided that in the event of a reduction of capital involving repayment of part only of the capital paid up or credited as paid up on the said Preference Shares and Preferred Ordinary Shares a proportionate part only of any such premium as aforesaid shall be payable. “The relevant date” means in the case of a compulsory winding- up the commencement of the windingup and in the case of a voluntary winding-up or reduction of capital the date thirty days before the despatch of the notice convening the meeting to pass the resolution for winding up or reduction of capital as the case may be. The said Preference Shares and Preferred Ordinary Shares shall confer no further or other right to participate in profits or assets. APPENDIX B (see Clause 6(b) of the Scheme) Unilever Articles of Association46 Capital Alterations Unilever Articles of Association THE SECOND SCHEDULE before referred to MINUTE APPROVED BY THE COURT The capital of Unilever Limited was by virtue of a Special Resolution and a Scheme of Arrangement sanctioned by an Order of the High Court of Justice dated the 24th day of October 1966 reduced from the former capital of £141,418,750 divided into £35,984,690 7 per cent. Cumulative Preference Stock, £2,360,000 5 per cent. Cumulative Preference Stock, £15,661,749 8 per cent. Cumulative A Preference Stock, £2,287,312 20 per cent. Cumulative Preferred Ordinary Stock, 1,655,310 5 per cent. Cumulative Preference Shares of £1 each, 24,338,251 8 per cent. Cumulative A Preference Shares of £1 each, 236,125,752 Ordinary Shares of 5s. each and £100,000 Deferred Stock to £64,274,506 divided into £3,502,564 7 per cent. Cumulative Preference Stock, £172,382 5 per cent. Cumulative Preference Stock, £1,218,546 8 per cent. Cumulative A Preference Stock, £249,576 20 per cent. Cumulative Preferred Ordinary Stock, 236,125,752 Ordinary Shares of 5s. each and £100,000 Deferred Stock. At the date of the registration of this Minute 181,348,592 of the said Ordinary Shares have been issued and are deemed to be fully paid and none of the remaining Ordinary Shares has been issued. By virtue of a Special Resolution of the Company to take effect forthwith upon the said reduction of capital taking effect the capital of the Company has been increased to £141,418,750 by the creation of 308,576,976 Ordinary Shares of 5s. each. 47 UNILEVER LIMITED having by Special Resolution reduced its Capital, as confirmed by an Order of the High Court of Justice, Chancery Division, bearing date the Twenty-fourth day of October One Thousand Nine Hundred and Sixty-Six. Given under my hand at London this Fifth day of December One Thousand Nine Hundred and Sixty-Six. A. E. WHITBY, Assistant Registrar of Companies. Certificate of registration No. 41424 of Order of Court and Minute on reduction of Capital (Pursuant to Sec. 69 of the Companies Act, 1948.) I hereby Certify That the said Order and a Minute showing the capital and shares of the Company as approved by the said Order were Registered pursuant to Section 69 of the Companies Act, 1948, on the Second day of December One Thousand Nine Hundred and Sixty-Six. Unilever Articles of Association48

Capital Alterations Unilever Articles of Association At an Extraordinary General Meeting of the Company duly convened and held on the 12th day of December, 1983, the following Resolution was duly passed as a Special Resolution:– Resolution That (a) the capital of the Company be reduced from £141,418,750 to £135,170,274, such reduction to be effected by cancelling the whole of the capital paid up on 24,993,904 Ordinary Shares of 25p each, being that part of the holding of Ordinary Shares in the capital of the Company registered in the names of Sir David Alexander Orr, The Right Honourable Philip William Bryce Third Viscount Leverhulme, Seamus George Sweetman, Kenneth Durham and Cecil Frazer Sedcole, which is held by them as Trustees of the Will of the First Viscount Leverhulme in the Fund known as the Office Holders Fund, and by cancelling and extinguishing such Ordinary Shares; and (b) forthwith upon such reduction of capital taking effect, the authorised capital of the Company be increased to its former amount of £141,418,750 by the creation of 24,993,904 Ordinary Shares of 25p each. 49 CHANCERY DIVISION MR. JUSTICE HARMAN FO. 228 C1 Tuesday the 24th Day of January, 1984 In the Matter of UNILEVER PLC and In the Matter of THE COMPANIES ACT 1948 Upon the Petition of the above-named Unilever PLC whose registered office is situate at Port Sunlight Wirral Merseyside L62 4XN on the 12th December, 1983 preferred unto this Court And upon hearing Counsel for the Petitioner And upon reading the said Petition (as amended) the Order dated the 22nd December, 1983 (dispensing with the settlement of a list of Creditors) the Affidavit of Kenneth Durham filed the 15th December, 1983 the Affidavit of James Dewar Keir filed the 18th January, 1984 the Exhibits in the said Affidavits respectively referred to and “The Times” Newspaper of the 14th January, 1984 (containing a notice of the presentation of the said Petition and that the same was appointed to be heard this day) This Court doth order that the reduction of the capital of the said Company from £141,418,750 to £135,170,274 resolved on and effected by a Special Resolution passed at an Extraordinary General Meeting of the said Company held on the 12th December, 1983 be and the same is hereby confirmed in accordance with the provisions of the above mentioned Act. And the Court doth hereby approve the Minute set forth in the Schedule hereto And it is ordered that this Order be produced to the Registrar of Companies and that an Office Copy hereof be delivered to him together with a copy of the said Minute And it is ordered that notice of the registration by the Registrar of Companies of this Order and of the said Minute be published once in “The Times” newspaper within 21 days after such registration. JOHN BRADBURN, Registrar In the High Court of Justice No. 007556 of 1983 Unilever Articles of Association50 Capital Alterations Unilever Articles of Association THE SCHEDULE before referred to MINUTE APPROVED BY THE COURT The Capital of Unilever PLC was by virtue of a Special Resolution and with the sanction of an Order of the High Court of Justice dated the 24th January, 1984 reduced from £141,418,750 divided into £3,502,564 7 per cent First Cumulative Preference Stock £172,382 5 per cent First Cumulative Preference Stock £1,218,546 8 per cent Second Cumulative Preference Stock £249,576 20 per cent Third Cumulative Preferred Ordinary Stock 544,702,728 Ordinary Shares of 25p each and £100,000 Deferred Stock to £135,170,274 divided into £3,502,564 7 per cent First Cumulative Preference Stock £172,382 5 per cent First Cumulative Preference Stock £1,218,546 8 per cent Second Cumulative Preference Stock £249,576 20 per cent Third Cumulative Preferred Ordinary Stock 519,708,824 Ordinary Shares of 25p each and £100,000 Deferred Stock At the date of the registration of this Minute 158,073,358 of the said Ordinary Shares have been issued and are deemed to be fully paid and none of the remaining Ordinary Shares has been issued. By virtue of a Special Resolution of the Company to take effect forthwith upon the said reduction of capital taking effect the capital of the Company has been increased to £141,418,750 by the creation of 24,993,904 Ordinary Shares of 25p each. 51 Articles Whereas UNILEVER PLC having by Special Resolution reduced its capital as confirmed by an Order of the High Court of Justice, Chancery Division dated the 24th January, 1984. Now therefore Given under my hand at Cardiff the 14th February, 1984 T. G. THOMAS, An Authorised Officer Certificate of registration No. 41424 of Order of Court and Minute on reduction of Capital I hereby Certify that the said Order and Minute approved by the Court were registered pursuant to section 69 of the Companies Act, 1948, on the 27th January, 1984. Unilever Articles of Association 52

Articles Unilever Articles of Association At an Extraordinary General Meeting of the Company duly convened and held on the 23rd January, 1989, the following Resolution was duly passed as a Special Resolution:– Resolution That subject to the consent of the holders of the Company’s 7 per cent. First Cumulative Preference Stock, 5 per cent. First Cumulative Preference Stock, 8 per cent. Second Cumulative Preference Stock and 20 per cent. Third Cumulative Preferred Ordinary Shares of 25p each given by extraordinary resolutions as provided in Article 11 of the Company’s Articles of Association, the authorised capital of the Company be reduced from £141,418,750 to £136,275,682 and that such reduction be effected by returning the whole of the capital paid up on the £3,502,564 7 per cent. First Cumulative Preference Stock together with a premium of 7p per £1 nominal of such Stock, 78p of the capital paid up on each £1 nominal of the £172,382 5 per cent. First Cumulative Preference Stock, the whole of the capital paid up on the £1,218,546 8 per cent. Second Cumulative Preference Stock together with a premium of 14p per £1 nominal of such Stock and the whole of the capital paid up on each of the 998,304 20 per cent. Third Cumulative Preferred Ordinary Shares together with a premium of 40p per share and cancelling and extinguishing all the said Preference Stocks and Preferred Shares. At a Class Meeting of holders of 7 per cent. First Cumulative Preference Stock of the Company duly convened and held on the 23rd January, 1989, the following Resolution was duly passed as an Extraordinary Resolution:– Resolution That this Class Meeting of the holders of the 7 per cent. First Cumulative Preference Stock in the capital of the Company hereby consents on behalf of all the holders of such Stock to the reduction of the capital of the Company on the terms set out in the Special Resolution contained in the Notice dated the 16th day of December 1988 convening the Extraordinary General Meeting of the Company for 23rd January, 1989 (a copy of such notice having been produced to this Meeting and for the purposes of identification signed by the Chairman thereof) and sanctions any variation of the rights and privileges attached to the said Stock which is effected or authorised by the said resolution or is involved therein to the intent that such resolution shall be binding on all the holders of the said Stock. 53 Articles That this Class Meeting of the holders of the 5 per cent. First Cumulative Preference Stock in the capital of the Company hereby consents on behalf of all the holders of such Stock to the reduction of the capital of the Company on the terms set out in the Special Resolution contained in the Notice dated the 16th day of December 1988 convening the Extraordinary General Meeting of the Company for 23rd January 1989 (a copy of such notice having been produced to this Meeting and for the purposes of identification signed by the Chairman thereof) and sanctions any variation of the rights and privileges attached to the said Stock which is effected or authorised by the said resolution or is involved therein to the intent that such resolution shall be binding on all the holders of the said Stock. At a Class Meeting of holders of 5 per cent. First Cumulative Preference Stock of the Company duly convened and held on the 23rd January, 1989, the following Resolution was duly passed as an Extraordinary Resolution:– Resolution That this Class Meeting of the holders of the 8 per cent. Second Cumulative Preference Stock in the capital of the Company hereby consents on behalf of all the holders of such Stock to the reduction of the capital of the Company on the terms set out in the Special Resolution contained in the Notice dated the 16th day of December 1988 convening the Extraordinary General Meeting of the Company for 23rd January 1989 (a copy of such notice having been produced to this Meeting and for the purposes of identification signed by the Chairman thereof) and sanctions any variation of the rights and privileges attached to the said Stock which is effected or authorised by the said resolution or is involved therein to the intent that such resolution shall be binding on all the holders of the said Stock. At a Class Meeting of holders of 8 per cent. Second Cumulative Preference Stock of the Company duly convened and held on the 23rd January, 1989, the following Resolution was duly passed as an Extraordinary Resolution:– Resolutions Unilever Articles of Association 54 Articles Unilever Articles of Association At a Class Meeting of holders of 20 per cent. Third Cumulative Preferred Ordinary Shares in the Company duly convened and held on the 23rd January, 1989, the following Resolution was duly passed as an Extraordinary Resolution:– Resolution That this Class Meeting of the holders of the 20 per cent. Third Cumulative Preferred Ordinary Shares in the capital of the Company hereby consents on behalf of all the holders of such Shares to the reduction of the capital of the Company on the terms set out in the Special Resolution contained in the Notice dated the 16th day of December 1988 convening the Extraordinary General Meeting of the Company for 23rd January 1989 (a copy of such notice having been produced to this Meeting and for the purposes of identification signed by the Chairman thereof) and sanctions any variation of the rights and privileges attached to the said Shares which is effected or authorised by the said resolution or is involved therein to the intent that such resolution shall be binding on all the holders of the said Shares. 55 Articles CHANCERY DIVISION COMPANIES COURT MR. JUSTICE MILLETT Monday the 27th day of February 1989 In the Matter of UNILEVER PLC and In the Matter of THE COMPANIES ACT 1985 Upon the Petition of the above-named Unilever PLC (hereinafter called “the Company”) whose registered office is situate at Port Sunlight Wirral Merseyside L62 4ZA And Upon Hearing Counsel for the Company And Upon Reading the documents recorded on the Court File as having been read It is ordered that the reduction of the capital of the Company from £141,418,750 to £136,275,682 resolved on and effected by a Special Resolution passed at an Extraordinary General Meeting of the Company held on the 23rd January 1989 be confirmed. And the Court approves the Minute set forth in the Schedule hereto AND IT IS FURTHER ORDERED (1) that this Order be produced by the Company to the Registrar of Companies and that it deliver an Office Copy to him together with a copy of the said Minute (2) that notice of the registration by the Registrar of Companies of this Order and of the said Minute be published by the Company once in the Financial Times newspaper within 21 days after such registration. In the High Court of Justice No. 00433 of 1989 Unilever Articles of Association 56

Articles Unilever Articles of Association THE SCHEDULE Minute approved by the Court “The capital of Unilever PLC was by virtue of a Special Resolution and with the sanction of an Order of the High Court of Justice dated 27th day of February 1989 reduced from £141,418,750 (divided into £3,502,564 7 per cent. First Cumulative Preference Stock £172,382 5 per cent. First Cumulative Preference Stock £1,218,546 8 per cent. Second Cumulative Preference Stock 998,304 20 per cent. Third Cumulative Preferred Ordinary Shares of 25p each 2,723,513,640 Ordinary Shares of 5p each and £100,000 Deferred Stock) to £136,275,682 (divided into 2,723,513,640 Ordinary Shares of 5p each and £100,000 Deferred Stock). At the date of the registration of this Minute 794,082,087 Ordinary Shares of 5p each have been issued and are deemed to be fully paid and none of the remaining Ordinary Shares has been issued”. 57 Articles Whereas UNILEVER PLC having by Special Resolution reduced its capital as confirmed by an Order of the High Court of Justice, Chancery Division dated the 27th February 1989. Now therefore Given under my hand at Cardiff the 13th March 1989. An Authorised Officer. Certificate of registration No. 41424 of Order of Court and Minute on reduction of Capital I hereby Certify that the said Order and Minute approved by the Court were registered pursuant to section 138 of the Companies Act 1985 on the 2nd March 1989. Unilever Articles of Association 58 Articles Unilever Articles of Association Special and other resolutions At an Extraordinary General Meeting of the Company duly convened and held on the 18th day of June, 1931, the following Resolution was duly passed:– Resolution That all the fully paid Shares in the capital of the Company now issued and outstanding be converted into Stock and that all Shares in the capital of the Company at present unissued be converted into Stock as and when the same are issued and are fully paid up. At a separate General Meeting of the Ordinary Stockholders of the Company duly convened and held on the 12th day of July, 1951, the following Resolution was duly passed:– Resolution That this separate General Meeting of the holders of the issued 13,694,008 Ordinary Shares of £1 each in the capital of Lever Brothers & Unilever Limited (now represented by £13,694,008 Ordinary Stock) hereby, in pursuance of Article 3 of the Company’s Articles of Association, sanctions the modification of the terms of the Agreement dated the 28th day of June, 1946, between Lever Brothers & Unilever N.V. of the one part and the Company of the other part (being the Agreement referred to in the said Article 3) in manner provided by a Supplemental Agreement in the terms of the draft produced to this Meeting and, for the purpose of identification subscribed by the Chairman thereof, and authorises the Directors of the Company to enter into and carry into effect such Supplemental Agreement. 59 Articles That the whole of the issued Ordinary Stock in the capital of the Company be re-converted into fully paid Ordinary Shares of 5s. 0d. each and that each of the unissued Ordinary Shares of £1 each in the capital of the Company be sub-divided into four Ordinary Shares of 5s. 0d. each. At an Extraordinary General Meeting of the Company duly convened and held on the 27th day of October, 1961, the following Resolutions were duly passed as an Ordinary Resolution and a Special Resolution respectively:– Resolutions That as from the date of the passing of this Resolution the provisions of the Resolutions passed on the 18th June, 1931, and the 12th October, 1937, that all unissued Shares in the capital of the Company be converted into Stock as and when the same are issued and are fully paid up, shall cease to apply to the Ordinary Share capital of the Company. That the £249,576 20 per cent. Third Cumulative Preferred Ordinary Stock in the capital of the Company be re- converted into 998,304 fully paid 20 per cent. Third Cumulative Preferred Ordinary Shares of 25p each. At the Annual General Meeting of the Company duly convened and held on the 17th day of May, 1978, the following Resolution was duly passed:– Resolution Unilever Articles of Association60

Articles Unilever Articles of Association At a Meeting of the Directors duly convened and held on the 9th day of April, 1981, the following Resolution was duly passed:– Resolutions That (1) Pursuant to Section 8 of the Companies Act, 1980 the Company be re-registered as a public company. (2) The Memorandum of Association of the Company be altered in manner following: (a) By deleting Clause 1 and substituting therefor the following clause:– “1 The name of the Company is “Unilever PLC”.” (b) By adding after Clause 1 the following Clause 1a:– “1a The Company is to be a public company.” (c) By deleting Clause 2 and substituting therefor the following clause:– “2 The registered office of the Company will be situated in England and Wales.” At the Annual General Meeting of the Company duly convened and held on the 18th May, 1983, the following Resolution was duly passed as a Special Resolution:– Resolution That the Memorandum of Association of the Company be altered by deleting the present Clause 3 and substituting for it the Clause 3 set out in the document which accompanied the notice of this meeting. 61 Articles That with effect from and including 29th June, 1987, the 544,702,728 Ordinary Shares of 25p each in the capital of the Company be sub-divided into 2,723,513,640 Ordinary Shares of 5p each. At the Annual General Meeting of the Company duly convened and held on the 20th May, 1987, the following Resolutions were duly passed as an Ordinary Resolution and a Special Resolution respectively:– Resolutions That with effect from and including 29th June, 1987, the draft regulations contained in the printed document submitted to the meeting and for the purposes of identification signed by the Chairman thereof, be approved and adopted as the Articles of Association of the Company in substitution for and to the exclusion of all existing Articles thereof. That the Articles of Association of the Company be altered as follows: (a) by deleting in article 2 the words, “Preference Shares.” includes Preferred Ordinary Shares; (b) by deleting in article 3 the second and third sentences and substituting therefor the following: ‘No modification of the terms of the said Agreement shall be made without the previous sanction of (a) an ordinary resolution of the Company in general meeting; and (b) an ordinary resolution passed at a separate general meeting of the holders of the Ordinary Shares. The provisions of article 11 shall apply to the separate general meeting hereinbefore mentioned, except only that the quorum necessary for the said meeting shall be the holders of a majority in nominal value of the Ordinary Shares present in person or by proxy, but so that if at any adjourned separate general meeting of the holders of the Ordinary Shares such quorum be not present, those of such holders who are present in person or by proxy shall be a quorum.’; At the Annual General Meeting of the Company duly convened and held on the 3rd May, 1989, the following Resolutions were duly passed as Special Resolutions:– Resolutions (c) by deleting article 5 and substituting therefor the following: ‘5 Subject to the provisions of the Companies Acts and to any rights conferred on the holders of any class of shares, any share may be issued which is to be redeemed, or is to be liable to be redeemed at the option of the Company or the holder, on such terms and in such manner as may be provided by these articles.’; (d) by deleting article 9 and substituting therefor the following: ‘9 (i) On the 3rd May, 1989 the authorised capital of the Company is £136,275,682, divided as follows: 2,723,513,640 Ordinary Shares of 5p each. 100,000 Deferred Shares of £1 each, all of which have been issued and are now represented by £100,000 Deferred Stock. (ii) The Ordinary Shares of 5p each and the Deferred Shares of £1 each shall respectively confer on the holders thereof the right to receive dividends in accordance with the provisions of article 135 hereof.’; (e) by deleting in article 10 all sentences save the last; (f) by deleting in article 11 paragraph (D) and substituting therefor the following: ‘(D) Subject as aforesaid the rights and privileges attached to any class shall for the purposes of this Unilever Articles of Association 62 Articles Unilever Articles of Association article not be deemed to be modified unless the modification prejudicially affects such rights or privileges.’; (g) by deleting in article 58 the last sentence; (h) by deleting in article 67 the words ‘one-tenth of the issued Preference Shares or’; (i) by deleting in article 117 the words ‘and an extraordinary resolution passed at a separate general meeting held in manner provided by article 11 of the holders of the whole of the Preference and Preferred Ordinary Shares (which for this purpose shall be deemed to constitute a single class)’; (j) by deleting article 135 and substituting therefor the following: ‘135 The profits of the Company at any time available for dividend and determined to be distributed by way of dividend for any period shall be applicable in order of priority and manner following: FIRST to the payment of a dividend for such period at the rate of 5 per cent. per annum on the capital paid up or credited as paid up on the Ordinary Shares. SECONDLY to the payment of a dividend for such period at the rate of 5 per cent. per annum or at such less rate as may be payable under the provisions of the Trust Deed dated 1st May, 1909, and made between William Hesketh Lever of the first part, the Company of the second part and Sydney Gross, Robert Barrie, John Lever Tillotson, John Gray and James Lever Ferguson of the third part and Deeds supplemental thereto on the nominal amount of the then issued and outstanding Preferential Certificates therein mentioned, such dividend to be paid to the Trustees of the said Trust Deed for distribution amongst the holders of such Preferential Certificates. THIRDLY to the payment of a further dividend for such period at the rate of 5 per cent. per annum on the capital paid up or credited as paid up on the Ordinary Shares. FOURTHLY to the payment of a dividend for such period at the rate of 6 per cent. per annum on the capital paid up or credited as paid up on the Deferred Shares. LASTLY the surplus after making the payments aforesaid shall be applied to the payment of an additional dividend on the capital paid up or credited as paid up on the Ordinary Shares.’; (k) by deleting in article 137 the words ‘the preferential dividends on their Preference Shares for the time being, and also’; and (I) by deleting article 156 and substituting therefor the following: ‘156 If the Company shall be wound-up, the assets available for distribution amongst the members shall be applied first in repaying to the holders of the Ordinary Shares and Deferred Shares pari passu the capital paid or credited as paid up thereon respectively and any balance of such assets then remaining shall belong to the holders of the Ordinary Shares.’ That the Articles of Association of the Company be altered by deleting in article 145(a) the word ‘beginning’ and substituting therefor the words ‘expiry of two months following the conclusion’. That the Articles of Association of the Company be altered by deleting article 117 and substituting therefor the following: ‘117 (A) The Directors may exercise all the powers of the Company to borrow money and to mortgage or charge its undertaking, property and uncalled capital and to issue debentures and other securities but shall restrict the Borrowings of the Company and exercise all voting and other rights or powers of control exercisable by the Company in relation to its subsidiaries with a view to securing that Borrowings shall not at any time without the previous sanction of an ordinary resolution of the Company in general meeting exceed an amount equal to three times the Adjusted Capital and Reserves of the Company. (B) For the purposes of this article (i) “Borrowings” means the aggregate principal amount for the time being remaining outstanding of all borrowings of the Company and its subsidiaries, whether secured or unsecured, but excluding:– (a) borrowings by the Company from any subsidiary (b) borrowings by any subsidiary from another subsidiary or from the Company (c) borrowings by any subsidiary in its capacity as a trustee of any pension or other fund for the benefit of employees (d) borrowings of a company which becomes a subsidiary hereafter for a period of twelve months from the date it becomes a subsidiary and deducting therefrom an amount equal to:– (e) the principal amount of any obligations, whether secured or unsecured, issued by the Company or any subsidiary the proceeds of which are intended to be used within six calendar months in repayment of other borrowings of the Company or such subsidiary then outstanding, and (f) all cash deposits, certificates of deposit and securities of governments and companies and similar instruments owned by the Company or any of its subsidiaries. (ii) “Adjusted Capital and Reserves” means the aggregate of:– (a) the amount paid up or credited as paid up on the issued share capital of the Company, (b) the amounts standing to the credit of the capital and revenue reserves, including share premium account, plus the balance at the credit of profit and loss account (or minus the amount, if any, standing to the debit of such account), and (c) the amounts standing as attributed to outside interests. 63 Articles all as shown in the latest published audited consolidated accounts of the Company and its subsidiaries Provided always that appropriate adjustments shall be made in respect of any variation in the paid up share capital or in the share premium account of the Company since the date of such audited accounts and Provided Further that in arriving at the said aggregate there shall be added back amounts equal to:– (d) the premium arising on consolidation of acquired subsidiaries, associated companies and businesses which, as at the date of calculation, have been written off against the consolidated reserves of the Company and its subsidiaries in accordance with United Kingdom accounting practices provided that the Company shall not have sold its interest in such subsidiaries, associated companies and businesses at the date of calculation, less a sum equal to amortisation of such premiums over 40 years on a straight line basis. (e) any provision made for deferred taxation in excess of the amount required to be provided by United Kingdom accounting practices. (C) The determination of the auditors as to the amount of Borrowings and Adjusted Capital and Reserves shall be conclusive and binding on all concerned and for the purposes of their computation the auditors may make such other adjustments as they deem fit. Nevertheless, for the purposes of this article the Directors may at any time act in reliance on a bona fide estimate of the said aggregates and if the limit herein contained is inadvertently exceeded, the amount borrowed in excess of the limit shall be disregarded until the expiration of 182 days after the date on which the Directors became aware that the situation had arisen. No debt incurred or security given in respect of moneys borrowed or secured in excess of the limit hereby imposed shall be invalid or ineffectual except in the case of express notice at the time the debt was incurred or the security given that the limit hereby imposed had been or was thereby exceeded.’ Unilever Articles of Association 64

Capital Alterations Unilever Articles of Association At the Annual General Meeting of the Company duly convened and held on the 4th May, 1994, the following Resolutions were duly passed as Special Resolutions:– Resolutions That the Articles of Association of the Company be and are hereby altered as follows:– (a) by deleting in Article 110(F) ‘and (ix) the Agreement referred to in Article 3 or any matters arising thereout’ and substituting therefor the following:– ‘(ix) any contract for the purchase or maintenance for any Director or Directors of insurance against any liability, and (x) the Agreement referred to in Article 3 or any matters arising thereout.’ (b) by deleting Article 158 and substituting therefor the following:– ‘158. Indemnity of Officers Subject to the provisions of the Companies Acts, the Company may indemnify any Director or other officer against any liability and may purchase and maintain for any Director or other officer or auditor insurance against any liability. Subject to these provisions, but without prejudice to any indemnity to which the person concerned may otherwise be entitled, every Director or other officer of the Company shall be indemnified, and if the Directors so determine an auditor may be indemnified, out of the assets of the Company against any liability incurred by him as a Director or other officer of the Company, or as auditor, in defending any proceedings (whether civil or criminal) in which judgment is given in his favour or in which he is acquitted or in connection with any application under the Companies Acts in which relief from liability is granted to him by the court.’ That the Articles of Association of the Company be and are hereby altered by deleting Article 127 and substituting therefor the following:– ‘127. Delegation to Committees (A) The Directors may delegate any of their powers, authorities and discretions (with power to sub- delegate) to any committee, consisting of such person or persons (whether or not a Director or Directors) as they think fit. (B) Any committee so formed shall, in the exercise of the powers, authorities and discretions so delegated, conform to any regulations which may be imposed on it by the Directors. The meetings and proceedings of any committee consisting of two or more members shall be governed by the provisions contained in these articles for regulating the meetings and proceedings of the Directors so far as the same are applicable and are not superseded by any regulations imposed by the Directors. (C) The power to delegate contained in this article shall be effective in relation to the powers, authorities and discretions of the Directors generally and shall not be limited by the fact that in certain articles, but not in others, express reference is made to particular powers, authorities or discretions being exercised by the Directors or by a committee authorised by the Directors.’ 65 Articles That the Articles of Association of the Company be and are hereby altered as follows:– (a) by deleting Article 14 and substituting therefor the following: ‘Execution of share certificates 14 Every share certificate shall be executed under a seal or in such other manner as the Directors having regard to the terms of issue and any listing requirements may authorise and shall specify the number and class of shares to which it relates and the amount or respective amounts paid up on the shares. The Directors may by resolution decide, either generally or in any particular case or cases, that any signatures on any share certificates need not be autographic but may be applied to the certificates by some mechanical means or may be printed on them or that the certificates need not be signed by any person.’ (b) by deleting Article 128 and substituting therefor the following: ‘Participation in meetings by telephone 128 All or any of the Directors or members of any committee may participate in a meeting of the Directors or that committee by means of a conference telephone or any communication equipment which allows all persons participating in the meeting to hear each other. A person so participating shall be deemed to be present in person at the meeting and shall be entitled to vote or be counted in a quorum accordingly. Such a meeting shall be deemed to take place where the largest group of those participating is assembled, or, if there is no such group, where the chairman of the meeting then is.’ (c) by deleting Article 141 and substituting therefor the following: ‘Payment procedures 141 Any dividend or any other moneys payable on or in respect of shares may be paid by cheque, warrant or similar financial instrument, or by other means, sent direct to the registered address of the holder or person entitled thereto or, in the case of joint holders, to the registered address of the holder who is first named in the register, or sent to such person and to such address as the holder or joint holders may in writing direct. Such payment may be sent through the post or equivalent means of delivery or by such other means, including by electronic media, offered by the Company as the holder or joint holders may in writing agree. Every such cheque, warrant, financial instrument or other form of payment shall be made payable to the person to whom it is sent or to such other person as the holder, or joint holders, may in writing direct, and payment of the cheque, warrant, financial instrument or other form of payment shall be a good discharge to the Company. Every such payment shall be sent at the risk of the person entitled to the money represented thereby. Any one of two or more joint holders may give effectual receipts for any dividends or other moneys At the Annual General Meeting of the Company duly convened and held on the 3rd May, 1995, the following Resolutions were duly passed as Special Resolutions:– Resolutions payable or property distributable in respect of the shares held by them.’ That the Articles of Association of the Company be and are hereby altered as follows:– (a) by deleting Article 57 and substituting therefor the following: ‘Cessation of sending dividend payments 57 The Company may cease to send any cheque or warrant or other financial instrument through the post or employ any other means of payment for any dividend payable on any shares in the Company which is normally paid in that manner on those shares if either (a) in respect of at least two consecutive dividends payable on those shares the cheques or warrants or other financial instruments have been returned undelivered or remain uncashed or that means of payment has failed or (b) following one such occasion reasonable enquiries have failed to establish any new address of the registered holder. Subject to the provisions of these articles, the Company may recommence sending cheques or warrants or other financial instruments or employing such means in respect of dividends payable on those shares if the holder or person entitled by transmission requests such recommencement in writing.’ (b) by deleting Article 134 and substituting therefor the following: ‘Use of seals 134 The Directors shall provide for the custody of every seal. A seal shall only be used by the authority of the Directors or a committee authorised by the Directors in that behalf pursuant to Article 127. Subject as otherwise provided in these articles, any instrument to which the common seal is applied shall be signed by at least one Director and the Secretary or by at least two Directors or by at least two persons for the time being appointed to a committee authorised by the Directors as aforesaid, and any instrument to which an official seal is applied need not, unless the Directors for the time being otherwise decide or the law otherwise requires, be signed by any person.’ Unilever Articles of Association 66 Articles Unilever Articles of Association That the Articles of Association of the Company be and are hereby altered as follows:– (a) by deleting Article 75 and substituting therefor the following: ‘Adjournments and notice of adjournment 75 (A) The chairman may at any time without the consent of the meeting adjourn any meeting (whether or not it has commenced or a quorum is present) either sine die or to another time or place where it appears to him that (a) the members wishing to attend cannot be conveniently accommodated in the place appointed for the meeting or (b) the conduct of persons present prevents or is likely to prevent the orderly continuation of business or (c) an adjournment is otherwise necessary so that the business of the meeting may be properly conducted. In addition, the chairman may at any time with the consent of any meeting at which a quorum is present (and shall if so directed by the meeting) adjourn the meeting either sine die or to another time or place. When a meeting is adjourned sine die the time and place for the adjourned meeting shall be fixed by the Directors. No business shall be transacted at any adjourned meeting except business which might properly have been transacted at the meeting had the adjournment not taken place. (B) When a meeting is adjourned for three months or more, or sine die, notice of the adjourned meeting shall be given as in the case of an original meeting. Except where these articles otherwise require, it shall not be necessary to give any notice of an adjourned meeting or of the business to be transacted at an adjourned meeting.’ (b) by deleting Article 76 and substituting therefor the following: ‘Security and other arrangements at general meetings 76 The Directors may direct that members or proxies wishing to attend any general meeting should submit to such searches or other security arrangements or restrictions as the Directors shall consider appropriate in the circumstances and shall be entitled in their absolute discretion to refuse entry to such general meeting to any member or proxy who fails to submit to such searches or to otherwise comply with such security arrangements or restrictions. In the case of any general meeting the Directors may, notwithstanding the specification in the notice of the place of the general meeting (the “Principal Place”) at which the chairman of the meeting shall preside, make arrangements for simultaneous attendance and participation at other places by members and proxies entitled to attend the general meeting but excluded from the Principal Place under the provisions of this article. Such arrangements for simultaneous attendance at the meeting may include arrangements regarding the level of attendance at the other places provided that they shall operate so that any members and proxies excluded from attendance at the Principal Place are able to attend at one of the other places. For the purpose of all other provisions of these articles any such meeting shall be treated as being held and taking place at the Principal Place. The Directors may, for the purpose of facilitating the organisation and administration of any general meeting to which such arrangements apply, from time to time make arrangements, whether involving the issue of tickets (on a basis intended to afford to all members and proxies entitled to attend the meeting an equal opportunity of being admitted to the Principal Place) or the imposition of some random means of selection or otherwise as they shall in their absolute discretion consider to be appropriate, and may from time to time vary any such arrangements or make new arrangements in their place and the entitlement of any member or proxy to attend a general meeting at the Principal Place shall be subject to such arrangements as may be for the time being in force whether stated in the notice of the meeting to apply to that meeting or notified to the members concerned subsequent to the provision of the notice of the meeting.’ 67 Articles That the Articles of Association of the Company be and are hereby altered as follows:– (a) by amending Article 2: (i) by adding the following definitions: (a) ‘ “certificated share” means a share which is not an uncertificated share;’ (b) ‘ “anticipating class” means a class of shares title to which is permitted by an Operator to be transferred by means of a relevant system;’ (c) ‘ “uncertificated share” means a share of a class which is for the time being a participating class title to which is recorded on the register as being held in uncertificated form; “the Uncertificated Securities Regulations” means The Uncertificated Securities Regulations 1995 as amended from time to time and any provisions of or under the Companies Acts (including any orders, regulations or other subordinate legislation made thereunder) which supplement or replace such Regulations;’ (ii) by inserting the words ‘or the Uncertificated Securities Regulations’ between the words ‘Companies Acts’ and ‘in force’ in the penultimate paragraph. (b) by deleting the heading ‘CERTIFICATES’ before Article 12 and substituting therefor the following: ‘Evidence of Title to Shares’ (c) by deleting Article 12 and substituting therefor the following: ‘Uncertificated shares 12.1 (A) Pursuant and subject to the Uncertificated Securities Regulations, the Directors may permit title to shares of any class to be evidenced otherwise than by a certificate and title to shares of such a class to be transferred by means of a relevant system and may make arrangements for a class of shares (if all shares of that class are in all respects identical) to become a participating class. Title to shares of a particular class may only be evidenced otherwise than by a certificate where that class of shares is for the time being a participating class. The Directors may also, subject to compliance with the Uncertificated Securities Regulations and the rules of any relevant system, determine at any time that title to any class of shares may from a date specified by the Directors no longer be evidenced otherwise than by a certificate or that title to such a class shall cease to be transferred by means of any particular relevant system. For the avoidance of doubt, shares which are uncertificated shares shall not be treated as forming a class which is separate from certificated shares with the same rights. At the Annual General Meeting of the Company duly convened and held on the 6th May, 1997, the following Resolution was duly passed as a Special Resolution:– Resolution (B) In relation to a class of shares which is, for the time being, a participating class and for so long as it remains a participating class, no provision of these articles shall apply or have effect to the extent that it is inconsistent in any respect with: (i) the holding of shares of that class in uncertificated form; (ii) the transfer of title to shares of that class by means of a relevant system; and (iii) any provision of the Uncertificated Securities Regulations. (C) Shares of a class which is for the time being a participating class may be changed from uncertificated to certificated form, and from certificated to uncertificated form, in accordance with and subject as provided in the Uncertificated Securities Regulations and the rules of any relevant system, and the Directors shall record on the register of members that the shares are held in certificated or uncertificated form as appropriate. Certificated shares 12.2 Subject to the provisions of the Uncertificated Securities Regulations, the rules of any relevant system and these articles, every person (except a person to whom the Company is not by law required to issue a certificate) whose name is entered in the register as a holder of any certificated shares shall be entitled, without payment, to receive within two months after allotment or lodgment of a transfer to him of the shares or within two months after the relevant Operator-instruction is received by the Company (or within such other period as the terms of issue shall provide) one certificate for all the shares of any one class or several certificates each for one or more of the shares of the class in question upon payment for every certificate after the first of such reasonable out- of-pocket expenses as the Directors may from time to time decide. In the case of a certificated share held jointly by several persons, delivery of a certificate to one of several joint holders shall be sufficient delivery to all. A member who has transferred some of the shares comprised in his holding shall be entitled to a certificate for the balance without charge.’ (d) by deleting Article 34 and substituting therefor the following: ‘Transfer 34 Subject to such of the restrictions of these articles as may be applicable:– (i) any member may transfer all or any of his uncertificated shares by means of a relevant system in such manner provided for, and subject as provided in the Uncertificated Securities Regulations and the rules of any relevant system, and accordingly no provision of these articles shall apply in respect of an uncertificated share to the extent that it requires or contemplates Unilever Articles of Association 68

Articles Unilever Articles of Association the effecting of a transfer by an instrument in writing or the production of a certificate for the share to be transferred; and (ii) any member may transfer all or any of his certificated shares by an instrument of transfer in any usual form or in any other form which the Directors may approve.’ (e) by amending Article 35 by inserting the following words: (i) ‘certificated’ between the words ‘a’ and ‘share’ in the first line; (ii) ‘concerned’ between the words ‘share’ and ‘until’ in the third line. (f) by deleting the sub-heading before Article 36 and substituting therefor the following: ‘Right to decline to register transfer of partly paid shares’ (g) by deleting Article 37 and substituting therefor the following: ‘Further rights to decline to register transfer 37 (A) The Directors may only decline to register a transfer of an uncertificated share in the circumstances set out in the Uncertificated Securities Regulations, and where, in the case of a transfer to joint holders, the number of joint holders to whom the uncertificated share is to be transferred exceeds four. (B) The Directors may decline to register any transfer of a certificated share unless:– (i) the instrument of transfer is lodged with the Company accompanied by the certificate for the shares to which it relates and such other evidence as the Directors may reasonably require to show the right of the transferor to make the transfer, (ii) the instrument of transfer is in respect of only one class of share, and (iii) in the case of a transfer to joint holders, the number of joint holders to whom the share is to be transferred does not exceed four.’ (h) by amending Article 38 by inserting the following words: “or, in the case of uncertificated shares, within two months after the date on which the relevant Operator- instruction is received” between the words ‘lodged’ and ‘send’ in the second line. (i) by amending Article 39 by deleting the word ‘other’ in the first line. (j) by deleting Article 42 and substituting therefor the following: ‘Election of person entitled by transmission 42 Any person entitled by transmission to a share may, subject as provided elsewhere in these articles, elect either to become the holder of the share or to have some person nominated by him registered as the holder. If he elects to be registered himself, he shall give notice to the Company to that effect. If he elects to have another person registered, he shall transfer title to the share to that person. All the provisions of these articles relating to the transfer of shares shall apply to the notice or transfer as if the death or bankruptcy of the member or other event giving rise to the transmission had not occurred and the notice or transfer was given or executed by the member.’ (k) by deleting the sub-heading before Article 55 and substituting therefor the following: ‘Issue of shares on surrender of share warrants’ (l) by amending Article 56: (i) by the addition of a new sub-paragraph: ‘(i) the shares are in certificated form,’ The former sub-paragraphs (i) to (v) become subparagraphs (ii) to (vi). (ii) by inserting the following words: (a) ‘either in certificated or uncertificated form’ between the words ‘issue’ and ‘throughout’ in the first line of the former sub-paragraph (i); (b) ‘or by the transfer of funds by means of a relevant system’ between the words ‘shares’ and ‘at’ in the fourth line of the former sub-paragraph (ii). (m) by amending Article 57 by inserting the following words: (i) ‘including by means of a relevant system,’ between the words ‘payment’ and ‘for’ in the second line; (ii) ‘or account’ between the words ‘address’ and ‘of’ in the eighth line; (iii) ‘other’ between the words ‘such’ and ‘means’ in the tenth line. (n) by deleting Article 70 and substituting therefor the following: ‘Omission or non-receipt of notice 70 The accidental omission to give any notice of a meeting or the accidental omission to send any document relating to any meeting, or the non-receipt of any such notice or document, by any person entitled to receive the notice or document shall not invalidate the proceedings at that meeting.’ (o) by amending Article 141 by inserting the following words: ‘and more specifically, in respect of uncertificated shares, by means of the facilities and requirements of a relevant system’ between the words ‘media’ and ‘offered’ in the seventh line. (p) by amending Article 145 by the addition of a new subparagraph: ‘(g) Unless the Directors otherwise determine, or unless the Uncertificated Securities Regulations and/or the rules of the relevant system concerned otherwise require, the new ordinary share or shares which a member has elected to receive instead of cash in respect of the whole (or some part) of the specified dividend declared in respect of his elected ordinary shares shall be in uncertificated form (in respect of the member’s elected ordinary shares which were in uncertificated form on the date of the member’s election) and in certificated form (in respect of the member’s elected ordinary shares which were 69 Articles in certificated form on the date of the member’s election).’ (q) by amending Article 147 by the addition of a final sentence: ‘The power to fix any such record date shall include the power to fix a time on the chosen date.’ (r) by amending Article 150: (i) by deleting the word ‘other’ where it occurs in the first and sixth lines; (ii) by inserting the following words: ‘or by means of a relevant system’ between the words ‘member’ and ‘or’ in the fourth line. (s) by amending Article 152: (i) by deleting the word ‘other’ where it occurs in the first and fifth lines; (ii) by the addition of a final sentence: ‘Any notice served or delivered by the Company by means of a relevant system shall be deemed to have been served or delivered when the Company or any sponsoring system participant acting on its behalf sends the issuer-instruction relating to the notice.’ (t) by amending Article 153 by deleting the word ‘other’ where it occurs in the first and sixth lines. Unilever Articles of Association 70 Articles Unilever Articles of Association At an Extraordinary General Meeting of the Company duly convened and held on the 22nd September, 1997, the following Resolutions were duly passed as an Ordinary Resolution and a Special Resolution respectively:– Resolutions That each Ordinary Share of 5p nominal value in the capital of the Company, whether issued or unissued, be sub-divided into four Ordinary Shares of 1.25p each, such sub-division to be subject to, and to take effect simultaneously with, the admission of the Ordinary Shares of 1.25p each to the Official List of the London Stock Exchange on 13 October 1997, or such later date as the Directors may determine. That, conditional upon the passing of Resolution 1 above, subject to and with effect from the admission of the Ordinary Shares of 1.25p each to the Official List of the London Stock Exchange on 13 October 1997, or such later date as the Directors may determine, the Articles of Association of the Company be and are hereby altered as follows:– (a) by deleting Article 9 and substituting therefor the following: ‘9 (i) On 13 October, 1997 the authorised capital of the Company is £136,275,682, divided as follows: 10,894,054,560 Ordinary Shares of 1.25p each 100,000 Deferred Shares of £1 each, all of which have been issued and are now represented by £100,000 Deferred Stock. (ii) The Ordinary Shares of 1.25p each and the Deferred Shares of £1 each shall respectively confer on the holders thereof the right to receive dividends in accordance with the provisions of article 135 hereof.’ (b) by amending Article 83 by substituting ‘1.25p’ for ‘5p’ in the third line. 71 Articles That, conditional upon the admission of the issued New Ordinary Shares (as defined below) to the Official List of London Stock Exchange Limited becoming effective, on listing of the Company’s new American Depositary Receipts arising on consolidation on the New York Stock Exchange, on the resolutions in relation to the payment of a special dividend and a share capital consolidation by Unilever N.V. to be proposed at the meeting of shareholders of Unilever N.V. to be held on the same day as this meeting in the form produced to the meeting and initialled by the Chairman of the meeting for the purposes of identification being passed, on the new Unilever N.V. ordinary shares arising as a result of the consolidation referred to in such resolutions being admitted to listing on the Amsterdam Stock Exchange and on the New York Stock Exchange and on the new Unilever N.V. depositary receipts arising as a result of such consolidation being admitted to listing on the Amsterdam Stock Exchange: (a) the part of the final dividend which comprises the special dividend of 66.13p for each Ordinary Share to be paid to Ordinary Shareholders shown on the register as holders of Ordinary Shares at the close of business on 7 May 1999 and as described in the circular to Ordinary Shareholders produced to the Annual General Meeting and initialled by the Chairman of the meeting for the purposes of identification be and is hereby declared; (b) (i) each issued and each authorised but unissued Ordinary Share of 1.25p in the capital of the Company (‘Existing Ordinary Share’) be and is hereby sub-divided into 100 Ordinary Shares of 0.0125p each in the capital of the Company (‘Intermediate Ordinary Shares’); (ii) immediately thereafter every 112 of the issued Intermediate Ordinary Shares be and are hereby consolidated into one new ordinary share of 1.4p in the capital of the Company (a ‘New Ordinary Share’) on terms that fractional entitlements to such New Ordinary Shares shall be aggregated and sold and the proceeds of sale distributed in due proportion amongst those members entitled; and (iii) immediately thereafter, every 112 of the authorised but unissued Intermediate Ordinary Shares be and are hereby consolidated into one New Ordinary Share; (c) the Company’s Articles of Association be and are hereby amended by deleting Article 9 and substituting therefor the following: At the Annual General Meeting of the Company duly convened and held on the 4 May 1999, the following Resolution was duly passed as a Special Resolution:– Resolutions ‘Capital 9 (i) On 10 May, 1999 the authorised capital of the Company is £136 275 682, divided as follows: 9 726 834 428 Ordinary Shares of 1.4p each. 100 000 Deferred Shares of £1 each, all of which have been issued and are now represented by £100 000 Deferred Stock. (ii) The Ordinary Shares of 1.4p each and the Deferred Shares of £1 each shall respectively confer on the holders thereof the right to receive dividends in accordance with the provisions of Article 135 hereof’. (d) the Company’s Articles of Association be and are hereby amended by deleting the reference to ‘11.25p’ in Article 83 and substituting therefor a reference to ‘1.4p’. Unilever Articles of Association 72

Articles Unilever Articles of Association At the Annual General Meeting of the Company duly convened and held on the 9 May 2001, the following Resolution was duly passed as a Special Resolution:- Resolution That the Articles of Association of the Company be altered by making the amendments set out in Appendix 2 to the Notice of this meeting. Appendix 2: – 1 the amendment of article 2 by: (i) the addition of the following definitions: (a) “ “address”, in relation to electronic communications, includes any number or address used for the purposes of such communications;”; (b) “ “electronic signature” means anything in electronic form which the Directors require to be incorporated into or otherwise associated with an electronic communication for the purpose of establishing the authenticity or integrity of the communication;”; (ii) the insertion of the words “except by means of an electronic signature” after the words “executed under hand or under seal or by any other method”; (iii) the insertion of as a new sub-paragraph the words: “references to a document being signed or to signature include references to its being executed under hand or under seal or by any other method and, in the case of an electronic communication, are to its bearing an electronic signature;”; (iv) the insertion of the words “including by way of electronic communications where specifically provided in a particular article or where permitted by the Directors in their absolute discretion” after the words “in a legible and non-transitory form”; 2 the amendment of articles 69 and 72 by the addition of a final paragraph: “References in this article to notice in writing include the use of electronic communications and publication on a website in accordance with the Companies Acts.” 3 the amendment of article 85: (i) by deleting the word “delivered” and inserting the word “received” in the seventh line; (ii) by deleting the words “delivery of instruments appointing a proxy” and inserting the words “receipt of appointments of a proxy in writing which are not electronic communications” in the eighth line; (iii) by deleting the words “an instrument of proxy” and inserting the words “such an appointment” in the ninth line; (iv) by deleting the word “delivered” and inserting the word “received” in the tenth line; 4 the deletion of article 89 and substitution therefor of the following: “Appointment of proxies An appointment of a proxy shall be in writing under the hand of the appointor or his attorney duly authorised in writing or, if the appointor is a corporation, shall either be executed under its seal or signed by an officer, attorney or other person authorised to sign it. In this article references to in writing include the use of electronic communications subject to such terms and conditions as the Directors may decide.”; 5 the deletion of article 90 and substitution therefor of the following: “Receipt of proxies The appointment of a proxy must: (a) in the case of an appointment which is not contained in an electronic communication, be received at the office (or such other place in the United Kingdom as may be specified in the notice convening the meeting or in any notice of any adjournment or, in either case, in any accompanying document) together with (if required by the Directors) any authority under which it is made or a copy of the authority, certified notarially or in accordance with the Powers of Attorney Act 1971 or in some other manner approved by the Directors not less than forty eight hours (or any shorter time specified in such notice) before the time appointed for holding the meeting or adjourned meeting at which the person named in the appointment proposes to vote; (b) in the case of an appointment contained in an electronic communication, where an address has been specified for the purposes of receiving electronic communications in the notice convening the meeting or in any notice of any adjournment or, in either case, in any accompanying document, be received at such address not less than forty eight hours (or any shorter time specified in such notice) before the time appointed for holding the meeting or adjourned meeting at which the person named in the appointment proposes to vote. Any authority pursuant to which an appointment contained in an electronic communication is made or a copy of the authority, certified notarially or in accordance with the Powers of Attorney Act 1971 or in some other manner approved by the Directors, must, if required by the Directors, be received at the office (or such other place in the United Kingdom as may be specified in the notice convening the meeting or in any accompanying document) not less than forty eight hours (or any shorter time specified in such notice) before the time appointed for holding the meeting or adjourned meeting at which the person named in the appointment proposes to vote; or 73 Articles (c) in the case of a poll taken subsequently to the date of the meeting or adjourned meeting, be received as aforesaid not less than twenty four hours (or any shorter time specified in such notice) before the time appointed for the taking of the poll, and an appointment of a proxy which is not so received in a manner so permitted shall be invalid. When two or more valid but differing appointments of a proxy are received in respect of the same share for use at the same meeting, the one which is last received (regardless of its date or of the date of its signature) shall be treated as replacing and revoking the others as regards that share; if the Company is unable to determine which was last received, none of them shall be treated as valid in respect of that share.”; 6 the deletion of article 91 and substitution therefor of the following: “Validity of proxy No appointment of a proxy shall be valid after twelve months have elapsed from the date of its receipt. The appointment of a proxy shall not preclude a member from attending and voting in person at the meeting or poll concerned.”; 7 the amendment of article 92: (i) by deleting the words “Instruments of” and inserting the words “The appointment of a” in the first line; (ii) by deleting the words “instrument of” and inserting the words “appointment of a” in the fourth line; (iii) by deleting the words “instrument of” and inserting the words “appointment of a” in the seventh line; 8 the amendment of article 93: (i) by deleting the words “in the United Kingdom” and inserting the words “or address” in the fifth line; (ii) by deleting the words “delivery of instruments” and inserting the words “receipt of appointments” in the sixth line.; 9 the amendment of articles 93, 104, 105, 121, 126 and 129 by inserting a final paragraph: “In this article references to in writing include the use of electronic communications subject to such terms and conditions as the Directors may decide.”; 10 the deletion of article 95 and substitution therefor of the following: “Resolution in writing A resolution in writing signed by or on behalf of each member who would have been entitled to vote upon it if it had been proposed at a general meeting at which he was present shall be as effectual as if it had been passed at a general meeting properly convened and held and may consist of several instruments in the like form each signed by or on behalf of one or more of the members. In this article references to in writing include the use of electronic communications subject to such terms and conditions as the Directors may decide.”; 11 the amendment of article 104 by inserting the words “or received at” after the words “delivered to” in subparagraph (a)”; 12 the amendment of article 105: (i) by deleting the word “executed” and inserting the word “signed” in the fourth line in sub-paragraph A; (ii) by inserting the words “or received at” after the words “delivered to” in the fifth line in sub-paragraph A; (iii) by deleting the word “Execution” and inserting the word “Signature” in the third line in sub-paragraph C; (iv) by deleting the word “execution” and inserting the word “signature” in the fifth line in sub-paragraph C.”; 13 the amendment of article 129 by deleting the word “executed” and inserting the word “signed” in the first line and in the seventh line; 14 the amendment of article 150: (i) by inserting the word “sent” after the word “on” in the first line; (ii) by inserting the words “or, where appropriate, by sending it using electronic communications to an address for the time being notified by the member concerned to the Company for that purpose or by publication on a website in accordance with the Companies Acts” after the word “system” in the fifth line; (iii) by inserting the word “sending” after the word “service” in the sixth line; (iv) by inserting the words “or sending” after the words “service on” in the seventh line; 15 the amendment of article 151: (i) by deleting the words “an address” and inserting the words “a postal address” in the third line; (ii) by deleting the words “upon him at that address but, unless he does so” and inserting the words “on or sent or delivered to him at that address. Any member whose registered address is not within the United Kingdom and who gives to the Company an address for the purposes of electronic communications may, at the absolute discretion of the Board, be entitled to have notices or documents served upon, or delivered to, him at that address. Otherwise, a member whose registered address is not within the United Kingdom”; 16 the amendment of article 152: (i) by deleting the words “by post” in the title; (ii) by inserting the words “(other than an address for the purposes of electronic communications)” after the word “address” in the fifth line; and (iii) by inserting a final paragraph: “Any notice or document sent by the Company by using electronic communications shall be deemed to have been received on the day following that on which it was sent. Proof that a notice contained in an electronic communication was sent in accordance with guidance issued from time to time by the Institute of Chartered Secretaries and Administrators shall be conclusive evidence that the notice was given.” Unilever Articles of Association 74 Articles Unilever Articles of Association At the Annual General Meeting of the Company duly convened and held on the 12th May 2004, the following Resolutions were duly passed as Special Resolutions:– Resolution That the Articles of Association of the Company be altered by making the amendments set out in Part 2 of Appendix 1 to the Notice of this meeting provided that this resolution will only become effective if resolution 4 as set out in the notice of Annual General Meeting of Unilever N.V. dated 26 March 2004 is approved by the shareholders of Unilever N.V. at the Annual General Meeting of Unilever N.V. to be held on Wednesday 12 May 2004 in Rotterdam, the Netherlands, or at any adjournment thereof. 5 Appendix 1, Part 2:– 1 the amendment of article 2 by (i) deleting the words “but does not include an Advisory Director or Advisory Directors” from the definition of “the Directors”, and (ii) inserting the following definition in the relevant place in the alphabetical list: “Unilever N.V. means Unilever N.V. of Rotterdam in the Netherlands (company number 24051830) or any company which is inserted as a holding company and parent of Unilever N.V. under any form of corporate reconstruction or reorganisation and which becomes a party to the Equalisation Agreement referred to in article 3;”; 6 2 the deletion of article 74 and substitution therefore of the following: “Entitlement to attend and speak 74 Each Director shall be entitled to attend and speak at any general meeting of the Company and at any separate general meeting of the holders of any class of shares in the Company. Any proxy appointed by a member shall also be entitled to speak at any general meeting of the Company and at any separate general meeting of the holders of any class of shares in the Company at which such member would have been entitled to attend and speak.”; 3 the amendment of article 77 by inserting the words “Without prejudice to the other provisions of this article, the chairman may, in his absolute discretion, demand a poll on all or some of the resolutions put to the vote of the meeting before or on the declaration of the result of the show of hands or on the withdrawal of any other demand for a poll.” after the first sentence of the article and before the sentence beginning “Subject to the Companies Acts”; 4 the deletion of article 97 and substitution therefore of the following: “Shareholding qualification 97 There shall be no requirement for any Director to hold shares in the capital of the Company.”; the deletion of article 101 and substitution therefore of the following: “Persons eligible as Directors 101 No persons shall be eligible to be elected as Directors except such persons as shall:– (A) have been nominated in writing by the holders for the time being of the majority of the Deferred Shares, and (B) have offered themselves for election to the board of directors of Unilever N.V. at or about the same time as their nomination has been made in accordance with paragraph (A) of this article. Such persons shall be considered eligible in accordance with this article whether or not, having offered themselves for election in accordance with paragraph (B) of this article, they are so elected to the board of directors of Unilever N.V..”; the insertion of a new article 103 as follows and the consequential renumbering of all subsequent articles: “Provisions if insufficient eligible persons elected 103 (A) If at the annual general meeting in any year the resolution or resolutions for the election or re- election of all, or all but one, of the eligible persons nominated for election or re-election as Directors for the succeeding year are put to the meeting and lost, then all such eligible persons who are Directors as at the commencement of the annual general meeting and are standing for re-election shall be deemed to have been re-elected as Directors and shall remain in office but so that such Directors may act only for the purpose of summoning general meetings of the Company and to perform such duties as are essential to maintain the Company as a going concern but not for any other purpose. (B) Such Directors shall convene a general meeting as soon as reasonably practicable following the annual general meeting referred to in article 103(A) at which all the Directors shall retire from office. To the extent that the circumstances envisaged in article 103(A) occur in relation to any meeting convened pursuant to this article 103(B), then the provisions of this article 103 shall also apply to that general meeting and, if relevant, any subsequent general meeting or meetings.”; 75 Articles 7 the insertion of a new article 108 (after the article headed “Executive Directors” which is numbered article 106 in the current articles) as follows and the consequential renumbering of all subsequent articles: “Non-Executive Directors Those Directors who do not hold an employment or executive office with the Company pursuant to article 107 shall, in the execution of their duties and obligations as Directors, take into account the nature of their role as such non-executive directors (recognising that it is not a day-to-day involvement but a periodic and supervisory role) and as part of their role shall assist in the development of strategy and monitor the performance of the Company and the management.”; 8 the deletion of article 107 and substitution therefore of the following (renumbered to take into account the other proposed changes to the articles): “Directors’ Remuneration 109 Each of the Directors shall be paid a fee at such rate as may from time to time be determined by the Directors provided that the aggregate of all fees so paid to Directors (excluding amounts payable under any other provisions of these articles) shall not exceed £600,000 per annum or such higher amount as may from time to time be decided by ordinary resolution of the Company.”; 9 the amendment of article 118 by deleting the words “Advisory Director,” in the article; 10 the insertion of a new article 130 (after the article headed “Delegation to committees” which is numbered article 127 in the current articles) as follows and the consequential renumbering of all subsequent articles; “Delegation to Executive Committee 130 (A) Without prejudice to the powers conferred on the Directors by article 129 above, and in addition to such powers, the Directors may delegate their powers, authorities and discretions (with power to sub-delegate) in relation to the operational running of the Company to an executive committee consisting, from time to time, of all of the Directors who have been appointed to hold any employment or executive office with the Company pursuant to article 107 (for the purposes of this article “executive directors”) and such other person or persons (whether or not a Director or Directors) as the Directors shall agree from time to time, provided that the number of such other persons appointed to the committee shall not at any time equal or exceed the number of executive directors appointed to the committee. (B) The provision of article 129(B) and 129(C) shall apply to an executive committee constituted pursuant to this article as if such committee had been formed pursuant to article 129.”; 11 the deletion of articles 132 and 133 (including the headings to these articles) and the heading “ADVISORY DIRECTORS” above these articles; 12 the amendment of article 134 by deleting the words “Article 127” and inserting the words “articles 129 and 130” in their place in this article; and 13 the renumbering of the articles and relevant crossreferences to take into account the changes set out above. Unilever Articles of Association 76

Articles Unilever Articles of Association Resolution That the Articles of Association of the Company be altered by making the amendments set out in Part 2 of Appendix 2 to the Notice of this meeting. Appendix 2, Part 2:– 1 the amendment of article 3 by deleting the word “Board” and inserting the word “Directors” in its place in the first paragraph; 2 the amendment of article 11 by (i) inserting the words “(excluding any shares of that class held as treasury shares)” after the words “three- fourths of the issued shares of that class” and after the words “one-third of the capital paid up on the issued shares of the class” in paragraph (A) of that article, and (ii) inserting the words “(but excluding any shares held as treasury shares)” after the words “one-half in nominal value of the entire issued share capital for the time being of the Company” in paragraph (C) of that article; 3 the amendment of article 44 by inserting the words “(excluding any shares held as treasury shares)” after the words “may convert any paid-up shares” in the first sentence of that article; 4 the amendment of articles 56 and 145 by deleting the words “The International Stock Exchange of the United Kingdom and the Republic of Ireland Limited” and inserting the words “the London Stock Exchange plc” in their place in the first paragraph of article 56 and paragraph (b) of article 145; 5 the amendment of article 56 by (i) inserting the word “and” at the end of paragraph (iv), (ii) deleting “, and” at the end of paragraph (v) and inserting a full stop in its place, and (iii) deleting paragraph (vi); 6 the amendment of article 72 by inserting the words “and entitled to vote” after the words “in person or by proxy” in both places where they appear in the article; 7 the amendment of article 75 by inserting the words “entitled to vote” after the words “it appears to him that (a) the members” in paragraph (A) of that article; 8 the amendment of article 110 by inserting the words “(calculated exclusive of any shares of that class of that company held as treasury shares)” after the words “equity share capital of that company” in the first sentence of paragraph (G) of that article; 9 the amendment of article 144 by (i) inserting “: (i)” after the words “but so that, for the purposes of this article” in the article, and (ii) deleting the full stop at the end of the article and inserting in its place the words “, and (ii) where the amount capitalised is applied in paying up in full unissued shares, the Company will also be entitled to participate in the relevant distribution in relation to any shares of the relevant class held by it as treasury shares and the proportionate entitlement of the relevant class of members to the distribution will be calculated accordingly.” at the end of the article; 10 the amendment of article 145 by inserting the words “(excluding any member holding shares as treasury shares)” after the words “offer the holders of Ordinary Shares” in the first paragraph of that article; 11 the amendment of article 156 by inserting the words “(excluding any member holding shares as treasury shares)” after the words “the assets available for distribution amongst the members” in the article; 12 the amendment of article 158 by (i) removing the words “or auditor” in the first sentence and the words “, and if the Directors so determine an auditor may be indemnified,” and “, or as auditor,” in the second sentence of the article, and (ii) inserting a new sentence at the end of the article as follows: “For the purpose of this article the terms “Director” or “officer” shall include any former Director or officer of the Company.”; and 13 to the extent necessary, the renumbering of the articles and relevant cross-references to take into account the changes set out above. 77 Articles 1 THAT the Articles of Association be altered by making the following amendments provided that this resolution will only become effective if resolution 5 as set out in the Notice of Annual General Meeting of Unilever N.V. dated 24 March 2005 was approved by the shareholders of Unilever N.V. at the Annual General Meeting of Unilever N.V. held on Tuesday 10 May 2005 in Rotterdam, the Netherlands, or at any adjournment thereof: (a) the words “any employment or” which follow the words “its body to hold” in article 107 be deleted; (b) the words “Managing Director” in article 107 be replaced by the words “Group Chief Executive”; (c) the words “an employment or” which follow the words “do not hold” in article 108 be deleted; (d) the words “, where appropriate,” be inserted following the word “recognising” and before the words “that it is not” in article 108; and (e) article 130 be deleted and the following substituted therefor: “Delegation to Group Chief Executive 130 The Board may entrust to and confer upon the Group Chief Executive any of its powers, authorities and discretions (with power to sub-delegate) upon such terms and conditions and with such restrictions as it thinks fit, and either collaterally with, or to the exclusion of, its own powers, authorities and discretions and may from time to time revoke or vary all or any of them but no person dealing in good faith and without notice of the revocation or variation shall be affected by it. The power to delegate contained in this article shall be effective in relation to the powers, authorities and discretions of the board generally and shall not be limited by the fact that in certain articles, but not in others, express reference is made to particular powers, authorities or discretions being exercised by the Board or by a committee authorised by the Board.” At the Annual General Meeting of the Company duly convened and held on the 11th May 2005, the following Resolutions were duly passed as Special Resolutions:– Resolution 2 THAT article 159 be deleted and the following substituted therefor: “Indemnification of Directors Subject to the provisions of the Companies Acts, the Company may indemnify any Director against any liability and may purchase and maintain for any Director insurance against any liability. For the purpose of this article the term “Director” shall include any former Director of the Company.” Unilever Articles of Association 78 Articles Unilever Articles of Association 1 At the Annual General Meeting of the company duly convened and held on 9 May 2006, the following resolutions were duly passed as Special Resolutions:– Resolution THAT, conditional upon the admission of the issued new Ordinary shares (as defined below) to the Official List of the UK Listing Authority becoming effective, upon listing of the Company’s new American Depositary Receipts arising on consolidation on the New York Stock Exchange, upon the resolutions in relation to a share capital sub-division by Unilever N.V. as described in the Notice of Meeting dated 29 March 2006 convening the Annual General Meeting of Unilever N.V. being passed, upon the new Unilever N.V. Ordinary shares arising as a result of the sub-division referred to in such resolutions being admitted to listing on the Amsterdam Stock Exchange and on the New York Stock Exchange and upon the new Unilever N.V. depositary receipts arising as a result of such sub- division being admitted to listing on the Amsterdam Stock Exchange: (a) all the Ordinary shares of 1.4 pence each in the capital of the Company which at 6.00 pm on 19 May 2006 (or such other time and date as the Directors of the Company may determine) which are shown in the books of the Company as authorised, whether issued or unissued, shall be sub-divided into new Ordinary shares of 7⁄45 pence each in the capital of the Company (the “Intermediate Ordinary Shares”); (b) immediately thereafter, all Intermediate Ordinary Shares that are unissued shall be consolidated into new Ordinary shares of 31⁄9 pence each in the capital of the Company (the “Unissued New Ordinary Shares”) provided that, where such consolidation would otherwise result in a fraction of an Unissued New Ordinary Share, that number of Intermediate Ordinary Shares which would otherwise constitute such fraction shall be cancelled pursuant to section 121(2)(e) of the Companies Act 1985; (c) immediately thereafter, all Intermediate Ordinary Shares that are in issue shall be consolidated into new Ordinary shares of 31⁄9 pence each in the capital of the Company (the “New Ordinary Shares”), provided that, where such consolidation results in any shareholder being entitled to a fraction of New Ordinary Share, such fraction shall, so far as possible, be aggregated with the fractions of New Ordinary Share to which other shareholders of the Company may be entitled and the Directors of the Company be and are hereby authorised in accordance with the Company’s Articles of Association to sell (or appoint any other person to sell), on behalf of the relevant shareholders, all the New Ordinary Shares representing such aggregated fractions at the best price reasonably obtainable to any person and to distribute the proceeds of sale (net of expenses) in due proportion among the relevant shareholders entitled thereto (save that any fraction of a penny which would otherwise be payable shall be rounded up or down in accordance with the usual practice of the registrar of the Company) and that any Director of the Company (or any person appointed by the Directors of the Company) shall be and is hereby authorised to execute an instrument of transfer in respect of such shares on behalf of the relevant shareholders and to do all acts and things as the Directors of the Company consider necessary or expedient to effect the transfer of such shares to, or in accordance with the directions of, any buyer of any such shares; (d) the Company’s Articles of Association be and are hereby amended by deleting Article 9 and substituting therefor the following: “(i) On the 9th May 2006 the authorised capital of the Company is £136,275,682, divided as follows: 4,377,075, 492 Ordinary Shares of 31⁄9 pence each and 100,000 Deferred Shares of £1 each, all of which Deferred Shares have been issued and are now represented by £100,000 Deferred Stock. (ii) The Ordinary Shares of 31⁄9 pence each and the Deferred Shares of £1 each shall respectively confer on the holders thereof the right to receive dividends in accordance with the provisions of article 136 hereof.”, and (e) the Directors be authorised to agree to modify the Agreement dated 28 June 1946 (as amended by Supplemental Agreements dated 20 July 1951 and 21 December 1981) with Unilever N.V. of the Netherlands known as the Equalisation Agreement by replacing all references therein to Fl.12 with references to EUR 0.16 and by replacing all references therein to £1 with references to 31⁄9 pence and to make certain other minor modifications as reflected in the form of Equalisation Agreement Amendment Agreement produced to the meeting and for the purposes of identification signed by the Chairman thereof (subject to any non-material changes as may be approved by the Director(s) executing the Equalisation Agreement Amendment Agreement). 79 Articles 2 THAT the Company’s Articles of Association be and are hereby amended by: (a) deleting article 11(C) and substituting therefor the following: “Any alteration of the rights set out in article 101 shall be treated as a variation of the class rights of the holders of the Deferred Shares provided, however, that an alteration to such rights may be effected (without any such consent or sanction as aforesaid) by a resolution passed at a general meeting of the Company by a majority consisting of not less than two- thirds of such members as being entitled to vote at such meeting vote thereat in person or by proxy, such majority comprising the holders of not less than one- half in nominal value of the entire issued share capital for the time being of the Company (but excluding any shares held as treasury shares) and being computed by reference to the number of votes to which each member is entitled by virtue of these articles.” (b) deleting article 99 and substituting therefor the following: “Retirement of Directors 99 At every annual general meeting all the Directors shall retire from office, with such retirement to become effective at the conclusion of the annual general meeting of the Company or the corresponding annual general meeting of Unilever N.V. (whichever is the later).” (c) deleting article 101 and substituting therefor the following: “Persons eligible as Directors 101 No person shall be eligible to be elected as a Director unless: (A) he is recommended by the Board; or (B) a resolution to appoint that person as a Director has been requisitioned by a member or members in accordance with the Companies Acts. Where a resolution to appoint a person as a Director is passed at a general meeting of the Company such appointment shall not become effective: (i) unless a resolution to appoint such person as a Director of Unilever N.V. has been passed at the corresponding general meeting of Unilever N.V. where such meeting is prior to the general meeting of the Company or at any adjournment thereof; or, as the case may be (ii) until a resolution to appoint such person as a Director of Unilever N.V. is passed at the corresponding general meeting of Unilever N.V. where such meeting is to follow the general meeting of the Company or at any adjournment thereof (and, if such a resolution is not passed, such appointment shall no longer be capable of becoming effective). The corresponding general meeting of Unilever N.V. means the Unilever N.V. general meeting which is closest in time to the relevant general meeting of the Company.” (d) deleting article 102 and substituting therefor the following: “Provisions if no eligible persons available 102 If at the annual general meeting in any year no persons shall be eligible to be elected as Directors in accordance with article 101 or if the number of persons so eligible is less than the minimum number for the time being in force under article 96 then the retiring Directors (other than those eligible for re- election under article 101) or so many of them as shall be willing to offer themselves for reelection shall be deemed to be eligible for election under article 101 as Directors or Director for the succeeding year.” (e) deleting article 103 and substituting therefor the following: “Provisions if insufficient eligible persons elected 103 (A) If at the annual general meeting in any year the resolution or resolutions for the election or re- election of all, or all but the minimum number for the time being in force under article 96, of the persons eligible for election or re-election as Directors for the succeeding year are put to the meeting and lost, then all such eligible persons who are Directors as at the commencement of the annual general meeting and are standing for re-election shall be deemed to have been re-elected as Directors and shall remain in office but so that such Directors may act only for the purposes of summoning general meetings of the Company and perform such duties as are essential to maintain the Company as a going concern but not for any other purpose. (B) Such Directors shall convene a general meeting as soon as reasonably practicable following the annual general meeting referred to in article 103(A) at which all the Directors shall retire from office. To the extent that the circumstances envisaged in article 103(A) occur in relation to any meeting convened pursuant to this article 103(B), then the provisions of this article 103 shall also apply to that general meeting and, if relevant, any subsequent general meeting or meetings.” 3 That article 109 of the Company’s Articles of Association be and is hereby amended by deleting the amount of £600,000 and inserting the amount of £1,500,000 in its place. Unilever Articles of Association 80

Articles Unilever Articles of Association 1 At the Annual General Meeting of the company duly convened and held on 16th May 2007, the following Resolutions were duly passed as Special Resolutions:– Resolution THAT the Company’s Articles of Association be and are hereby amended by: (a) deleting the definition of “address” below the definition of “electronic signature” in Article 2; (b) adding the following sentence to the end of Article 90(c) after the words, “in respect of that share.” – “The proceedings at a general meeting shall not be invalidated where an appointment of a proxy in respect of that meeting is delivered in a manner permitted by these articles by electronic communications but, because of a technical problem, it cannot be read by the recipient.”; (c) adding the following sentences to the end of Article 151 after the words, “sending or delivering to all the joint holders.” – “If on three consecutive occasions a notice to a member has been returned undelivered, 2 such member shall not thereafter be entitled to receive notices from the Company until he shall have communicated with the Company and supplied to the Company (or its agent) a new registered address, or a postal address within the United Kingdom for the service of notices, or shall have informed the Company, in such manner as may be specified by the Company, of an address for the service of notices by electronic communications. For these purposes, a notice sent by post shall be treated as returned undelivered if the notice is sent back to the Company (or its agent), and a notice sent by electronic communications shall be treated as returned undelivered if the Company (or its agent) receives notification that the notice was not delivered to the address to which is was sent.”; (d) adding the following sentence to Article 154 after the end of the first sentence which ends with the words, “his registered address.” – “A person who is entitled by transmission to a share, upon supplying the Company with an address for the purposes of the electronic communication for the service of notices, may, at the absolute discretion of the Directors, have sent to him at such address any notice or document to which he would have been entitled if he were the holder of that share.” The wording of the article will then continue with, “Except where there is a person entitled by transmission to a share”; (e) deleting Article 155(A) and substituting therefor the following: “155(A) if at any time by reason of the suspension or curtailment of postal services or of the relevant electronic communication system within the United Kingdom the Company is unable effectively to convene a general meeting by notice sent through the post or by electronic communications, a general meeting may be convened by notice advertised in at least two daily newspapers with a national circulation in the United Kingdom and in that event the notice shall be deemed to have been served on all members and persons entitled by transmission who are entitled to have notice of the meeting served upon them on the day when the advertisement appears. If at least six clear days prior to the meeting the posting of notices or sending by electronic communications to addresses through the United Kingdom has again become practicable, the Company shall send confirmatory copies of the notice by post or by electronic communications to the persons entitled to receive them.”; (f) deleting the words “On the 9th May 2006 the authorised capital of the Company is £136 275 682” in Article 9 of the Company’s Articles of Association and replacing them with – “On the 22nd May 2006 the authorised capital of the Company was £136 275 682”; and (g) deleting the amount of “1.4p” in Article 83 and inserting “31⁄9 p” in its place. THAT Article 109 of the Company’s Articles of Association be and is hereby amended by deleting “1 500 000” and inserting “£2 000 000” in its place. 81 Articles 1 THAT the Articles of Association produced to the meeting and initialled by the Chairman of the meeting for the purpose of identification be adopted as the Articles of Association of the Company in substitution for, and to the exclusion of, the existing Articles of Association. At the Annual General Meeting of the company duly convened and held on 14th May 2008, the following Resolution was duly passed as a Special Resolution:– Resolution 1 THAT (a) the Articles of Association of the Company be amended by deleting all the provisions of the Company’s Memorandum of Association which, by virtue of Section 28 of the Companies Act 2006, are to be treated as provisions of the Company’s Articles of Association; and (b) the Articles of Association produced to the meeting and initialled by the Chairman of the meeting for the purpose of identification be adopted as the Articles of Association of the Company in substitution for, and to the exclusion of, the existing Articles of Association. At the Annual General Meeting of the company duly convened and held on 12th May 2010, the following Resolution was duly passed as a Special Resolution:– Resolution Unilever Articles of Association 82 Articles Unilever Articles of Association At the Annual General Meeting of the company duly convened and held on 11th May 2011, the following Resolution was duly passed as a Special Resolution:- Resolution 1 THAT Article 111 of the Company’s Articles of Association be replaced by the following: Power to borrow money and give security 111 (A) The Directors may exercise all the powers of the Company to borrow money and to mortgage or charge its undertaking, property and uncalled capital and to issue debentures and other securities but shall restrict the Borrowings of the Company and exercise all voting and other rights or powers of control exercisable by the Company in relation to its subsidiaries with a view to securing that Borrowings shall not at any time without the previous sanction of an ordinary resolution of the Company in general meeting exceed an amount equal to three times the Relevant Proportion of the Adjusted Capital and Reserves of the Unilever Group. (B) For the purposes of this article (i) “Borrowings” means the aggregate principal amount for the time being remaining outstanding of all borrowings of the Company and its subsidiaries, whether secured or unsecured, but excluding:- (a) borrowings by the Company from any subsidiary, (b) borrowings by any subsidiary from another subsidiary or from the Company, (c) borrowings by any subsidiary in its capacity as a trustee of any pension or other fund for the benefit of employees, (d) borrowings of a company which becomes a subsidiary hereafter for a period of twelve months from the date it becomes a subsidiary and deducting therefrom an amount equal to (e) the principal amount of any obligations, whether secured or unsecured, issued by the Company or any subsidiary the proceeds of which are intended to be used within six calendar months in repayment of other borrowings of the Company or such subsidiary then outstanding, and (f) all cash deposits, certificates of deposit and securities of governments and companies and similar instruments owned by the Company or any of its subsidiaries. (ii) Adjusted Capital and Reserves” means the aggregate for the Unilever Group of:- (a) the amount paid up or credited as paid up on the issued share capital of the Company and Unilever N.V., (b) the amounts standing to the credit of the capital and revenue reserves, including share premium account and retained earnings, and (c) the amounts standing as attributed to outside interest all as shown in the latest published audited consolidated accounts of the Unilever Group provided always that appropriate adjustments shall be made in respect of any variation in the paid-up share capital or in the share premium account of the Company and/or Unilever N.V. since the date of such audited accounts. (iii) “Unilever Group” means the Company, Unilever N.V. and their subsidiaries and subsidiary undertakings. (iv) “Relevant Proportion” means the aggregate dividends to be paid on the Ordinary share capital of the Company from time to time divided by the aggregate dividends to be paid on the Ordinary share capitals of both the Company and Unilever N.V. from time to time, in each case, in accordance with the Equalisation Agreement referred to in Article 3. (C) The determination of the auditors as to the amount of Borrowings and Adjusted Capital and Reserves and the Relevant Proportion shall be conclusive and binding on all concerned and for the purposes of their computation the auditors may make such other adjustments as they deem fit. Nevertheless, for the purposes of this article the Directors may at any time act in reliance on a bona fide estimate of the said aggregates and if the limit herein contained is inadvertently exceeded, the amount borrowed in excess of the limit shall be disregarded until the expiration of 182 days after the date on which the Directors became aware that the situation had arisen. No debt incurred or security given in respect of moneys borrowed or secured in excess of the limit hereby imposed shall be invalid or ineffectual except in the case of express notice at the time the debt was incurred or the security given that the limit hereby imposed had been or was thereby exceeded. 83 Articles 1. THAT the Articles of Association produced to the meeting and initialled by the Chairman of the meeting for the purpose of identification be adopted as the Articles of Association of the Company in substitution for, and to the exclusion of, the existing Articles of Association. At the Annual General Meeting of the Company duly convened and held on 9th May 2012, the following Resolution was duly passed as a Special Resolution:- Resolution Unilever Articles of Association 84

Articles Unilever Articles of Association At the Annual General Meeting of the Company duly convened and held on 5th May 2021, the following Resolution was duly passed as a Special Resolution:- Resolution 25. THAT, with effect from the conclusion of this Annual General Meeting, the draft articles of association of the Company in the form produced to the meeting and signed by the chair of the meeting for the purpose of identification be adopted as the articles of association of the Company in substitution for, and to the exclusion of, the Company’s existing articles of association. 85 For further information about Unilever please visit our website: www.unilever.com UNILEVER PLC Head Office 100 Victoria Embankment London EC4Y 0DY United Kingdom T +44 (0)20 7822 5252 Registered Office Unilever PLC Port Sunlight Wirral Merseyside CH62 4ZD United Kingdom Registered in England and Wales Company Number: 41424